GOLDMAN SACHS VARIABLE INSURANCE TRUST

GOLDMAN SACHS CORESM U.S. EQUITY FUND

GOLDMAN SACHS CORESM SMALL CAP EQUITY FUND
GOLDMAN SACHS CAPITAL GROWTH FUND
GOLDMAN SACHS GROWTH AND INCOME FUND
GOLDMAN SACHS MID CAP VALUE FUND
GOLDMAN SACHS GROWTH OPPORTUNITIES FUND
GOLDMAN SACHS EQUITY INDEX FUND
GOLDMAN SACHS INTERNATIONAL EQUITY FUND
GOLDMAN SACHS GOVERNMENT INCOME FUND
GOLDMAN SACHS CORE FIXED INCOME FUND
GOLDMAN SACHS MONEY MARKET FUND

Service Shares

Supplement Dated October 28, 2005

To the Prospectus dated October 28, 2005

The Service Shares of the Goldman Sachs CORESM U.S. Equity Fund, Goldman Sachs CORESM Small Cap Equity Fund, Goldman Sachs Capital Growth Fund, Goldman Sachs Growth and Income Fund, Goldman Sachs Mid Cap Value Fund, Goldman Sachs Growth Opportunities Fund, Goldman Sachs Equity Index Fund, Goldman Sachs International Equity Fund, Goldman Sachs Government Income Fund, Goldman Sachs Core Fixed Income Fund, and Goldman Sachs Money Market Fund are newly created shares offered by Goldman Sachs Variable Insurance Trust (“GSVIT”). It is expected that Service Shares of certain of these Funds will be issued initially in connection with the proposed acquisition of the assets and liabilities of the portfolios of the Allmerica Investment Trust (“AIT”).

In connection with the proposed acquisition, a shareholder meeting is scheduled to be held on December 9, 2005. At that meeting, the shareholders of each of the investment portfolios of AIT (an “AIT Fund”) will be asked to approve a proposed agreement and plan of reorganization whereby each AIT Fund listed below would be acquired by the corresponding investment portfolio of GSVIT listed opposite its name:

AIT Funds	GSVIT Funds

Select International Equity Fund	International Equity Fund
Core Equity Fund	CORESM U.S. Equity Fund
Select Growth Fund	Capital Growth Fund
Select Capital Appreciation Fund	Growth Opportunities Fund
Equity Index Fund	Equity Index Fund
Select Value Opportunity Fund	Mid Cap Value Fund
Government Bond Fund	Government Income Fund
Select Investment Grade Income Fund	Core Fixed Income Fund
Money Market Fund	Money Market Fund

The Goldman Sachs Growth Opportunities Fund, Equity Index Fund, Government Income Fund, Core Fixed Income Fund and Money Market Fund are newly organized Funds that have been created for purposes of acquiring the assets and liabilities of the AIT Select Capital Appreciation Fund, AIT Equity Index Fund, AIT Government Bond Fund, AIT Select Investment Grade Income Fund and AIT Money Market Fund (the “Predecessor AIT Funds”), respectively, and continuing their operations. If the reorganization is approved by AIT shareholders, for purposes of the reorganization, the Predecessor AIT Funds will be considered the accounting survivor, and accordingly, certain financial highlights and other information relating to the Predecessor AIT Funds have been included in the attached prospectus and presented as if the reorganization has been consummated. However, as of the date of this prospectus, the reorganization has not yet been approved by shareholders and has not occurred.

VITSTCK 10-05

Prospectus

Service Shares

October 28, 2005

GOLDMAN SACHS VARIABLE INSURANCE TRUST

■	Goldman Sachs CORE SM U.S. Equity Fund
■	Goldman Sachs CORE SM Small Cap Equity Fund
■	Goldman Sachs Capital Growth Fund
■	Goldman Sachs Growth and Income Fund
■	Goldman Sachs Mid Cap Value Fund
■	Goldman Sachs Growth Opportunities Fund
■	Goldman Sachs Equity Index Fund
■	Goldman Sachs International Equity Fund
■	Goldman Sachs Government Income Fund
■	Goldman Sachs Core Fixed Income Fund
■	Goldman Sachs Money Market Fund

Shares of the Trust are offered to separate accounts of participating life insurance companies for the purpose of funding variable annuity contracts and variable life insurance policies. Shares of the Trust are not offered directly to the general public.

THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

AN INVESTMENT IN THE FUND IS NOT A BANK DEPOSIT AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. AN INVESTMENT IN THE FUND INVOLVES INVESTMENT RISKS, AND YOU MAY LOSE MONEY IN THE FUND.

NOT FDIC-INSURED	May Lose Value	No Bank Guarantee

General Investment Management Approach

Goldman Sachs Asset Management, L.P. (“GSAM®”), serves as investment adviser to the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value, Growth Opportunities, Equity Index, Government Income, Core Fixed Income and Money Market Funds (each, a “Fund” and collectively, the “Funds”). Goldman Sachs Asset Management International (“GSAMI”) serves as investment adviser to the International Equity Fund (also a “Fund”). GSAM and GSAMI are referred to in this Prospectus as the “Investment Adviser.” SSgA Funds Management, Inc. serves as the sub-investment adviser to the Equity Index Fund (the “Sub-Adviser”).

Goldman Sachs Variable Insurance Trust (the “Trust”) offers shares of the Funds to separate accounts of participating insurance companies for the purpose of funding variable annuity contracts and variable life insurance policies. Shares of the Trust are not offered directly to the public. The participating insurance companies, not the owners of the variable annuity contracts or variable life insurance policies or participants therein, are shareholders of the Funds. The Funds pool the monies of these separate accounts and invest these monies in portfolios of securities pursuant to the Funds’ stated investment objectives.

The investment objectives and policies of the Funds are similar to the investment objectives and policies of other mutual funds that the Investment Adviser manages. Although the objectives and policies may be similar, the investment results of the Funds may be higher or lower than the results of such other mutual funds. The Investment Adviser cannot guarantee, and makes no representation, that the investment results of similar funds will be comparable even though the funds have the same Investment Adviser.

QUANTITATIVE (“CORE”) STYLE FUNDS

GSAM’s CORE Investment Philosophy:

GSAM’s quantitative style of funds management— CORE— emphasizes the three building blocks of active management: stock selection, portfolio construction and efficient implementation.

I. CORE Stock Selection

The CORE Funds use GSAM’s proprietary multifactor model (“Multifactor Model”), a rigorous computerized rating system, to forecast the returns of securities held in a Fund’s portfolio. The Multifactor Model incorporates common variables covering measures of:

■	Research (What do fundamental analysts think about the company and its prospects?)
■	Value (How is the company priced relative to fundamental accounting measures?)
■	Momentum (What are medium-term price trends? How has the price responded to new information?)
■	Profitability (What is the company’s margin on sales? How efficient are its operations?)
■	Earnings Quality (Were earnings derived from sustainable (cash-based) sources?)
■	Management Impact (Are companies using capital to enhance shareholder value?)

All of the above factors are carefully evaluated within the Multifactor Model since each has demonstrated a significant impact on the performance of the securities and markets they were designed to forecast. Stock selection in this process applies quantitative methods to evaluate company fundamentals.

II. CORE Portfolio Construction
A proprietary risk model, which is intended to identify and measure risk as accurately as possible, includes all the above factors used in the return model to select stocks, as well as several other factors associated with risk but not return. In this process, the Investment Adviser manages risk by attempting to limit deviations from the benchmark, and by attempting to run a size and sector neutral portfolio. A computer optimizer evaluates many different security combinations (considering many possible weightings) in an effort to construct the most efficient risk/return portfolio given the Fund’s benchmark.

III. Efficient Implementation

The portfolio management team considers transaction costs at each step of the investment process. The team incorporates expected portfolio turnover when assigning weights to the variables of the Multifactor Model. The team also factors expected execution costs into portfolio construction and evaluates multiple trading options. The team then selects the trading strategy it believes will reduce the total transaction costs to the Funds.

The CORE Funds are fully invested, broadly diversified and offer consistent overall portfolio characteristics. They may serve as a good foundation on which to build a portfolio.

GROWTH STYLE FUNDS

GSAM’s Growth Investment Philosophy:
The Investment Adviser’s Growth Team seeks to generate excess returns through stock selection—identifying high quality business franchises, purchasing them at what the Investment Adviser believes are attractive prices and owning them for the long-term.

1.	Invest as if buying the company/business, not simply trading its stock:

■	Understand the business, management, products and competition.
■	Perform intensive, hands-on fundamental research.
■	Seek businesses with strategic competitive advantages.
■	Over the long-term, expect each company’s stock price ultimately to track the growth in the value of the business.

2.	Buy high-quality growth businesses that possess strong business franchises, favorable long-term prospects and excellent management.

3.	Purchase superior long-term growth companies at a favorable price—seek to purchase at a fair valuation, giving the investor the potential to fully capture returns from above-average growth rates.

Growth companies have earnings expectations that exceed those of the stock market as a whole.

VALUE STYLE FUNDS

GSAM’s Value Investment Philosophy:
Through intensive, firsthand fundamental research our portfolio team seeks to identify quality businesses selling at compelling valuations.

1.	Businesses represent compelling value when:

■	Market uncertainty exists.
■	Their economic value is not recognized by the market.

2.	By quality, we mean companies that have:

■	Sustainable operating or competitive advantage.
■	Excellent stewardship of capital.
■	Capability to earn above their cost of capital.
■	Strong or improving balance sheet and cash flow.

Business quality, conservative valuation, and thoughtful portfolio construction are the key elements of our value approach.

ACTIVE INTERNATIONAL STYLE FUND

GSAMI’s Active International Investment Philosophy:

Belief	How the Investment Adviser Acts on Belief

■ Equity markets are inefficient	Seeks excess return through team driven, research intensive and bottom-up stock selection.

■ Returns are variable	Seeks to capitalize on variability of market and regional returns through asset allocation decisions.

■ Corporate fundamentals ultimately drive share price	Seeks to conduct rigorous, first-hand research of business and company management.

■ A business’ intrinsic value will be achieved over time	Seeks to realize value through a long-term investment horizon.

■ Portfolio risk must be carefully analyzed and monitored	Seeks to systematically monitor and manage risk through diversification, multifactor risk models and currency management.

The Investment Adviser attempts to manage risk in the Fund through disciplined portfolio construction and continual portfolio review and analysis. As a result, bottom-up stock selection, driven by fundamental research, should be a main driver of returns.

GENERAL INVESTMENT MANAGEMENT APPROACH

FIXED-INCOME STYLE FUNDS

The Fixed-Income Style Funds Described In This Prospectus Are Not Money Market Funds. Investors In The Funds Should Understand That The Net Asset Value (“NAV”) Of The Funds Will Fluctuate Which May Result In A Loss Of A Portion Of The Principal Amount Invested.

Goldman Sachs’ Fixed-Income Investing Philosophy:

The Fixed-Income investment philosophy focuses on consistently striving to add value through a disciplined investment approach. The globally integrated team actively seeks to generate multiple sources of return through a process based on four beliefs:

■	multiple investment strategies are key to achieving optimal risk-adjusted returns;
■	global integration is essential;
■	short-term, tactical opportunities and long-term, investment views are equally important; and
■	consistent, long-term returns can best be achieved through a risk aware approach.

The investment process revolves around four groups: the Fixed Income Strategy Group (“FISG”), the Top-down Strategy Teams, the Bottom-up Sector Teams, and the Portfolio Teams. Cross-membership of portfolio managers across these groups enables them to fully capitalize on the expertise of the entire investment team.

1. Fixed-Income Strategy Group establishes overall macro-economic view— This view serves as the backdrop for the sector allocation, security selection, duration and yield curve strategies.

2. Top-down Strategy Teams formulate decisions across all GSAM portfolios— Using the FISG outlook as a backdrop, these four teams are responsible, to the extent applicable for a particular Fund, for Cross-Sector, Duration, Country and Currency decisions.

3. Bottom-up Sector Teams formulate subsector allocation and security selection decisions— Concurrently, these teams formulate subsector allocation and security selection decisions.

4. Portfolio Teams assess the risk for each Fund— Ultimately accountable for the aggregate result, these teams calibrate the “Best Ideas” generated by the Top-down Strategy and Bottom-up Sector Teams, incorporating Fund guidelines and objectives.

The Investment Adviser de-emphasizes interest rate predictions as a means of generating incremental return. Instead, the Investment Adviser seeks to add value through the selection of particular securities and investment sector allocation as described above.

With every fixed-income portfolio, the Investment Adviser applies a team approach that emphasizes risk management and capitalizes on Goldman Sachs’ extensive research capabilities.

Each of the Fixed-Income Funds described in this Prospectus has a target duration. Duration is a weighted measure of the length of time until the security matures, or pays out, which takes into account interest payments that occur throughout the course of holding the security. A Fund’s duration approximates its price sensitivity to changes in interest rates. Individual securities purchased by the Funds may have durations that are either shorter or longer than the target duration for the Fund as a whole. Maturity measures the time until final payment is due; it takes no account of the pattern of a security’s cash flows over time. In computing portfolio duration, a Fund will estimate the duration of obligations that are subject to prepayment or redemption by the issuer, taking into account the influence of interest rates on prepayments and coupon flows. This method of computing duration is known as “option-adjusted” duration. The Investment Adviser uses derivative instruments to manage the durations of the Funds’ investment portfolios in accordance with their respective target durations. These derivative instruments include financial futures contracts and swap transactions, as well as other types of derivatives, and can be used to shorten and lengthen the duration of a Fund. The Funds’ investments in derivative instruments, including financial futures contracts and swaps, can be significant. These transactions can result in sizeable realized and unrealized capital gains and losses relative to the gains and losses from the Funds’ investments in bonds and other securities.

Interest rates, fixed-income securities prices, the prices of futures and other derivatives, and currency exchange rates can be volatile, and a variance in the degree of volatility or in the direction of the market from the Investment Adviser’s expectations may produce significant losses in a Fund’s investments in derivatives. In addition, a perfect correlation between a derivatives position and a fixed-income security position is generally impossible to achieve. As a result, the Investment Adviser’s use of derivatives may not be effective in fulfilling the Investment Adviser’s investment strategies and may contribute to losses that would not have been incurred otherwise.

Financial futures contracts used by each of the Funds include interest rate futures contracts including, among others, Eurodollar futures contracts. Eurodollar futures contracts are U.S. dollar-denominated futures contracts that are based on the implied forward London Interbank Offered Rate (“LIBOR”) of a three-month deposit. A Fund will not be limited as to its maximum weighted average portfolio maturity or the maximum stated maturity with respect to individual securities unless otherwise noted.

Each Fixed-Income Fund also has credit rating requirements for the securities it buys. A Fund will deem a security to have met its minimum credit rating requirement if the security has the required rating at the time of purchase from at least one nationally recognized statistical rating organization (“NRSRO”) even though it has been rated below the minimum rating by one or more other NRSROs. Unrated securities may be purchased by the Funds if they are determined by the Investment Adviser to be of comparable quality. A security satisfies a Fund’s minimum rating requirement regardless of its relative ranking (for example, plus or minus) within a designated major rating category (for example, BBB or Baa). If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below such rating, the Fund will not be required to dispose of such security. This is so even if the downgrade causes the average credit quality of the Fund to be lower than that stated in the Prospectus. Furthermore, during this period, the Investment Adviser will only buy securities at or above the Fund’s average rating requirement. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of such security, is in the best interests of a Fund and its shareholders.

MONEY MARKET FUND

Goldman Sachs’ Money Market Investment Philosophy:
The Money Market Fund is managed to seek preservation of capital, daily liquidity and maximum current income. With the Fund, the Investment Adviser follows a conservative, risk-managed investment process that seeks to:

■	Manage credit risk
■	Manage interest rate risk
■	Manage liquidity

Investment Process

1. Managing Credit Risk

The Investment Adviser’s process for managing risk emphasizes:

■	Intensive research—The Credit Department, a separate operating entity of Goldman, Sachs & Co. (“Goldman Sachs”), approves all money market fund eligible securities for the Funds. Sources for the Credit Department’s analysis include third-party inputs, such as financial statements and media sources, ratings releases and company meetings, as well as the Investment Research, Legal and Compliance departments of Goldman Sachs.
■	Timely updates—A Credit Department-approved list of securities is continuously communicated on a “real-time” basis to the portfolio management team via computer link.

The Result: An “approved” list of high-quality credits—The Investment Adviser’s portfolio management team uses this approved list to construct portfolios which offer the best available risk-return tradeoff within the “approved” credit universe.

2. Managing Interest Rate Risk

Three main steps are followed in seeking to manage interest rate risk:

■	Establish weighted average maturity (“WAM”) target—WAM (the weighted average time until the yield of a portfolio reflects any changes in the current interest rate environment) is constantly revisited and adjusted as market conditions change. An overall strategy is developed by the portfolio management team based on insights gained from weekly meetings with both Goldman Sachs economists and economists from outside the firm.
■	Implement optimum portfolio structure—Proprietary models that seek the optimum balance of risk and return, in conjunction with the Investment Adviser’s analysis of factors such as market events, short-term interest rates and the Fund’s asset volatility, are used to identify the most effective portfolio structure.
■	Conduct rigorous analysis of new securities—The Investment Adviser’s five-step process includes legal, credit, historical index and liquidity analysis, as well as price stress testing to determine suitability for money market mutual funds.

3. Managing Liquidity

Factors that the Investment Adviser’s portfolio managers continuously monitor and that affect liquidity of a money market portfolio include:

■	The Fund’s investors and factors that influence their asset volatility;
■	Technical events that influence the trading range of federal funds and other short-term fixed-income markets; and
■	Bid-ask spreads associated with securities in the portfolios.

GENERAL INVESTMENT MANAGEMENT APPROACH

The benchmark for the Money Market Fund is an iMoneyNet, Inc. Index. The Fund uses the iMoneyNet Index which best corresponds to the Fund’s eligible investments.

■	The Fund: The Fund’s securities are valued by the amortized cost method as permitted by Rule 2a-7 under the Investment Company Act of 1940, as amended (the “Investment Company Act”). Under Rule 2a-7, the Fund may invest only in U.S. dollar-denominated securities that are determined to present minimal credit risk and meet certain other criteria including conditions relating to maturity, diversification and credit quality. These operating policies may be more restrictive than the fundamental policies set forth in the Statement of Additional Information (the “Additional Statement”).
■	The Investors: The Fund is designed for investors seeking a high rate of return, a stable NAV and convenient liquidation privileges.
■	NAV: The Fund seeks to maintain a stable NAV of $1.00 per share. There can be no assurance that the Fund will be able at all times to maintain a NAV of $1.00 per share.
■	Maximum Remaining Maturity of Portfolio Investments: 13 months (as determined pursuant to Rule 2a-7) at the time of purchase.
■	Dollar-Weighted Average Portfolio Maturity: Not more than 90 days (as required by Rule 2a-7).
■	Investment Restrictions: The Fund is subject to certain investment restrictions that are described in detail under “Investment Restrictions” in the Additional Statement. Fundamental investment restrictions and the investment objective of the Fund cannot be changed without approval of a majority of the outstanding shares of the Fund. All investment policies not specifically designated as fundamental are non-fundamental and may be changed without shareholder approval.
■	Diversification: Diversification can help the Fund reduce the risks of investing. In accordance with current regulations of the Securities and Exchange Commission (the “SEC”), the Fund may not invest more than 5% of the value of its total assets at the time of purchase in the securities of any single issuer with the following exception: the Fund may invest up to 25% of its total assets in the securities of a single issuer for up to three business days. This limitation does not apply to cash, certain repurchase agreements, U.S. Government Securities (as defined in Appendix A) or securities of other investment companies. In addition, securities subject to certain unconditional guarantees are subject to different diversification requirements as described in the Additional Statement.

References in this Prospectus to a Fund’s benchmark are for informational purposes only, and unless otherwise noted are not an indication of how a particular Fund is managed.

Fund Investment Objective and Strategies

Goldman Sachs CORE U.S. Equity Fund

FUND FACTS

Objective:	Long-term growth of capital and dividend income

Benchmark:	S&P 500® Index

Investment Focus:	Large-cap U.S. equity investments

Investment Style:	Quantitative, applied to large-cap growth and value (blend) stocks

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and dividend income. The Fund seeks this objective through a broadly diversified portfolio of large-cap and blue chip equity investments representing all major sectors of the U.S. economy.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its total assets (not including securities lending collateral and any investment of that collateral) measured at the time of purchase (“Total Assets”) in a diversified portfolio of equity investments in U.S. issuers, including foreign companies that are traded in the United States.* However, it is currently anticipated that, under normal circumstances, the Fund will invest at least 95% of its net assets plus any borrowings for investment purposes (measured at the time of purchase) in such equity investments.

The Fund’s investments are selected using both a variety of quantitative techniques and fundamental research in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the S&P 500® Index. The Fund seeks a broad representation in most major sectors of the U.S. economy and a portfolio consisting of companies with average long-term earnings growth expectations and dividend yields. The Fund is not required to limit its investments to securities in the S&P 500® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Total Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVE AND STRATEGIES

Goldman Sachs CORE Small Cap Equity Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell 2000® Index

Investment Focus:	Equity investments in small-cap U.S. companies

Investment Style:	Quantitative, applied to small-cap growth and value (blend) stocks

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital. The Fund seeks this objective through a broadly diversified portfolio of equity investments in U.S. issuers.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its net assets plus any borrowings for investment purposes (measured at time of purchase) (“Net Assets”) in a broadly diversified portfolio of equity investments in small-cap U.S. issuers, including foreign issuers that are traded in the United States.* However, it is currently anticipated that, under normal circumstances the Fund will invest at least 95% of its Net Assets in such equity investments. These issuers will have public stock market capitalizations (based upon shares available for trading on an unrestricted basis) similar to that of the range of the market capitalization of companies constituting the Russell 2000® Index at the time of investment. The Fund is not required to limit its investments to securities in the Russell 2000® Index. In addition, if the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell 2000® Index is currently between $68 million and $2.4 billion.

The Fund’s investments are selected using both a variety of quantitative techniques that evaluate fundamental characteristics in seeking to maximize the Fund’s expected return, while maintaining risk, style, capitalization and industry characteristics similar to the Russell 2000® Index. The Fund seeks to invest in small cap stocks with better momentum, earnings quality, profitability and valuations than the Russell 2000® Index.

Other. The Fund’s investments in fixed-income securities are limited to securities that are considered cash equivalents.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Capital Growth Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell 1000 Growth Index

Investment Focus:	Large-cap U.S. equity investments that offer long-term capital appreciation potential

Investment Style:	Growth

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its Total Assets in equity investments. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity investments that are considered by the Investment Adviser to have long-term capital appreciation potential. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 10% of its Total Assets in foreign securities, including securities of issuers in countries with emerging markets or economies (“emerging countries”) and securities quoted in foreign currencies.

FUND INVESTMENT OBJECTIVE AND STRATEGIES

Goldman Sachs Growth and Income Fund

FUND FACTS

Objective:	Long-term growth of capital and growth of income

Benchmark:	Russell 1000 Value Index

Investment Focus:	Large-cap U.S. equity investments that are believed to be undervalued

Investment Style:	Value

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital and growth of income.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 65% of its Total Assets in equity investments that the Investment Adviser considers to have favorable prospects for capital appreciation and/or dividend-paying ability. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Other. The Fund may also invest up to 35% of its Total Assets in fixed-income securities, such as government, corporate and bank debt obligations, that offer the potential to further the Fund’s investment objective.

Goldman Sachs Mid Cap Value Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	Russell Midcap® Value Index

Investment Focus:	Mid-cap U.S. equity investments that are believed to be undervalued or undiscovered by the marketplace

Investment Style:	Value

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 80% of its Net Assets in a diversified portfolio of equity investments in mid-cap issuers with public stock market capitalizations (based upon shares available for trading on an unrestricted basis) within the range of the market capitalization of companies constituting the Russell Midcap® Value Index at the time of investment.* If the market capitalization of a company held by the Fund moves outside this range, the Fund may, but is not required to, sell the securities. The capitalization range of the Russell Midcap® Value Index is currently between $276 million and $14.9 billion. Although the Fund will invest primarily in publicly traded U.S. securities, it may invest up to 25% of its Net Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Other. The Fund may invest in the aggregate up to 20% of its Net Assets in companies with public stock market capitalizations outside the range of companies constituting the Russell Midcap® Value Index at the time of investment and in fixed-income securities, such as government, corporate and bank debt obligations.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVE AND STRATEGIES

Goldman Sachs Growth Opportunities Fund

FUND FACTS

Objective:	Long-term growth of capital

Benchmark:	Russell Midcap® Growth

Investment Focus:	U.S. equity investments that offer long-term capital appreciation potential with a primary focus on mid-cap companies

Investment Style:	Growth

INVESTMENT OBJECTIVE

The Fund seeks long-term growth of capital.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, at least 90% of its Total Assets in equity investments with a primary focus on mid-cap companies. The Fund seeks to achieve its investment objective by investing in a diversified portfolio of equity investments that are considered by the Investment Adviser to be strategically positioned for long-term growth. Although the Fund invests primarily in publicly traded U.S. securities, it may invest up to 10% of its Total Assets in foreign securities, including securities of issuers in emerging countries and securities quoted in foreign currencies.

Goldman Sachs Equity Index Fund

FUND FACTS

Objective:	The Fund seeks to achieve investment results that correspond to the aggregate price and yield performance of a benchmark index that measures the investment returns of large capitalization stocks.

Benchmark:	S&P 500 Index

Investment Focus:	Large-cap U.S. equity investments

Investment Style:	Quantitative

INVESTMENT OBJECTIVE

The Fund seeks to achieve investment results that correspond to the aggregate price and yield performance of a benchmark index that measures the investment returns of large capitalization stocks.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund tries to achieve its objective by attempting to replicate the aggregate price and yield performance of a benchmark index that measures the investment returns of large capitalization stocks. The Fund’s benchmark is the S&P 500 Index. Because of its policy of tracking the S&P 500 Index, the Fund does not follow traditional methods of active investment management, which involve buying and selling securities based upon analysis of economic and market factors. The method used to select investments for the Fund involves investing in common stocks in approximately the order of their weightings in the S&P 500 Index. Under normal circumstances, the Fund will hold equity securities of approximately 500 different companies included in the S&P 500 Index and will invest at least 80% of its Net Assets in equity type securities.* The Fund will incur expenses that are not reflected in the performance results of the S&P 500 Index. Therefore, the return of the Fund may be lower than the return of the S&P 500 Index. These factors, among others, may result in “tracking error,” which is a measure of the degree to which the Fund’s results differ from the results of the S&P 500 Index.

Other. The Fund’s sub-adviser’s passive equity process objective is to remain fully invested in the equity market at all times. To accomplish this, the sub-adviser may hold a small amount of unleveraged exchange-traded index futures contracts to maintain full exposure. For instance, the sub-adviser may hold approximately 1%-3% of the Fund’s value in suitable CFTC approved index futures contracts. This position in futures also allows the sub-adviser to accommodate cash flows into and out of the Fund on a daily basis and equitize dividend receivables to achieve closer tracking. Derivatives are used as needed, but are not used for leverage purposes. The Fund reserves the right to use, subject to the approval of the Board of Trustees, the services of one or more other sub-investment advisers to implement the investment objective, strategies and policies of the Fund, without shareholder approval of those sub-investment advisers’ contracts if hereafter permitted by the SEC, by rule, order or otherwise.

S&P does not endorse any stock in the S&P 500 Index. It is not a sponsor of the Equity Index Fund and is not affiliated with the Fund in any way.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in the Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVE AND STRATEGIES

Goldman Sachs International Equity Fund

FUND FACTS

Objective:	Long-term capital appreciation

Benchmark:	MSCI® Europe, Australasia, Far East (“EAFE®”) Index (unhedged)

Investment Focus:	Equity investments in companies organized outside the United States or whose securities are principally traded outside the United States

Investment Style:	Active International

INVESTMENT OBJECTIVE

The Fund seeks long-term capital appreciation. The Fund seeks this objective by investing in the stocks of leading companies within developed and emerging countries around the world, outside the U.S.

PRINCIPAL INVESTMENT STRATEGIES

Equity Investments. The Fund invests, under normal circumstances, substantially all, and at least 80% of its Net Assets in a diversified portfolio of equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States.* The Fund intends to invest in companies with public stock market capitalizations that are larger than $2.5 billion at the time of investment.

The Fund may allocate its assets among countries as determined by the Investment Adviser from time to time, provided the Fund’s assets are invested in at least three foreign countries.

The Fund expects to invest a substantial portion of its assets in the securities of issuers located in the developed countries of Western Europe and in Japan. From time to time, the Fund’s investments in a particular developed country may exceed 25% of its investment portfolio. In addition, the Fund may also invest in the securities of issuers located in Australia, Canada, New Zealand and in emerging countries. Currently, emerging countries include, among others, most Latin, Central and South American, African, Asian, Middle Eastern and Eastern European nations.

Other. The Fund may also invest up to 20% of its Net Assets in fixed-income securities, such as government, corporate and bank debt obligations.

*	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in the Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Government Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Government/Mortgage Index plus or minus 1 year Maximum = 6 years

Expected Approximate Interest Rate Sensitivity:	5-year U.S. Treasury note

Credit Quality:	U.S. Government Securities; non-U.S. Government Securities rated AAA or Aaa by a NRSRO at the time of purchase or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers Government/Mortgage Index

INVESTMENT OBJECTIVE

The Fund seeks a high level of current income, consistent with safety of principal.

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its Net Assets in U.S. Government Securities and in repurchase agreements collateralized by such securities**. The remainder of the Fund’s Net Assets (up to 20%) may be invested in non-government securities such as privately issued securities representing an interest in or collateralized by adjustable rate and fixed rate mortgage loans or other mortgage-related securities (“Mortgage-Backed Securities”), asset-backed securities and corporate securities. 100% of the Fund’s portfolio will be invested in U.S. dollar-denominated securities.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.
**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

FUND INVESTMENT OBJECTIVE AND STRATEGIES

Goldman Sachs Core Fixed Income Fund

FUND FACTS

Duration* (under normal interest rate conditions):	Target = Lehman Brothers Aggregate Bond Index plus or minus one year Maximum = 6 years

Expected Approximate Interest Rate Sensitivity:	5-year U.S. Treasury note

Credit Quality:	Minimum = BBB- or Baa3 at time of purchase. Securities will either be rated by a NRSRO or, if unrated, determined by the Investment Adviser to be of comparable quality

Benchmark:	Lehman Brothers Aggregate Bond Index

INVESTMENT OBJECTIVE

The Fund seeks a total return consisting of capital appreciation and income that exceeds the total return of the Lehman Brothers Aggregate Bond Index (the “Index”).

PRINCIPAL INVESTMENT STRATEGIES

The Fund invests, under normal circumstances, at least 80% of its Net Assets in fixed-income securities, including U.S. Government Securities, corporate debt securities, privately issued Mortgage-Backed Securities and asset-backed securities**. The Fund may also invest in custodial receipts, fixed income securities issued by or on behalf of states, territories, and possessions of the United States (including the District of Columbia) and the political subdivisions, agencies and instrumentalities thereof (“Municipal Securities”) and convertible securities. The Fund may also engage in forward foreign currency transactions for both speculative and hedging purposes. The Fund’s investments in non-U.S. dollar denominated obligations will not exceed 25% of its total assets at the time of investment and 10% of the Fund’s total assets may be invested in obligations of issuers in countries with emerging markets or economies (“emerging countries”). However, to the extent that the Investment Adviser has entered into transactions that are intended to hedge the Fund’s position in a non-U.S. dollar denominated obligation against currency risk, such obligation will not be counted when calculating compliance with the 25% limitation on obligations in non-U.S. currency. In pursuing its investment objective, the Fund uses the Index as its performance benchmark, but the Fund will not attempt to replicate the Index. The Fund may, therefore, invest in securities that are not included in the Index.

*	The Fund’s duration approximates its price sensitivity to changes in interest rates.
**	To the extent required by SEC regulations, shareholders will be provided with sixty days notice in the manner prescribed by the SEC before any change in a Fund’s policy to invest at least 80% of its Net Assets in the particular type of investment suggested by its name.

Goldman Sachs Money Market Fund

INVESTMENT OBJECTIVES

The Money Market Fund seeks to maximize current income to the extent consistent with the preservation of capital and the maintenance of liquidity by investing exclusively in high quality money market instruments.

The Money Market Fund pursues its investment objective by investing in U.S. Government Securities, obligations of U.S. banks, commercial paper and other short-term obligations of U.S. companies, states, municipalities and other entities and repurchase agreements. The Fund may also invest in U.S. dollar denominated obligations of foreign banks, foreign companies and foreign governments.

PRINCIPAL INVESTMENT STRATEGIES

The table below identifies some of the investment techniques that may (but are not required to) be used by the Fund in seeking to achieve its investment objective. Numbers in this table show allowable usage only; for actual usage, consult the Fund’s annual and semi-annual reports. For more information see Appendix A. The Fund publishes its complete portfolio holdings on the Fund’s website (http://www.gs.com/funds). The Money Market Fund publishes its holdings as of the end of each month subject to a thirty calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC. In addition, a description of the Fund’s policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Fund’s Additional Statement.

Investment Policies Matrix

Money
Market
Fund

U.S. Treasury Obligations	■[1]

U.S. Government Securities	■

Bank Obligations	■
Over 25% of total assets must be invested in U.S. and foreign (US$) banks[2]

Commercial Paper	■
U.S. and foreign (US$) commercial paper

Short-Term Obligations of Corporations and Other Entities	■
U.S. and foreign (US$) entities

Repurchase Agreements	■

Asset-Backed and Receivables-Backed Securities[3]	■

Foreign Government Obligations (US$)[4]	■

Foreign Securities[5]	■

Municipals	■[6]

Custodial Receipts	■

Unrated Securities[7]	■

Investment Companies	■
Up to 10% of total assets in other investment companies

Private Activity Bonds	■

Credit Quality[7]	First Tier[8]

Miscellaneous	Reverse repurchase agreements not permitted

Note: See Appendix A for a description of, and certain criteria applicable to, each of these categories of investments.

1.	Issued or guaranteed by the U.S. Treasury.
2.	If adverse economic conditions prevail in the banking industry (such as substantial losses on loans, increases in non-performing assets and charge-offs and declines in total deposits) the Fund may, for temporary defensive purposes, invest less than 25% of its total assets in bank obligations.
3.	To the extent required by Rule 2a-7, asset-backed and receivables-backed securities will be rated by the requisite number of NRSROs.
4.	The Fund may invest in U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government. The Fund may not invest more than 25% of its total assets in the securities of any one foreign government.
5.	The Fund may also invest in U.S. dollar-denominated obligations issued or guaranteed by any entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of NRSROs.
6.	Will only make such investments when yields on such securities are attractive compared to other taxable investments.
7.	To the extent permitted by Rule 2a-7, securities without short-term ratings may be purchased if they are deemed to be of comparable quality to First Tier Securities. In addition, a Fund holding a security supported by a guarantee or demand feature may rely on the credit quality of the guarantee or demand feature in determining the credit quality of the investment.
8.	First Tier Securities are (a) rated in the highest short-term rating category by at least two NRSROs, or if only one NRSRO has assigned a rating, by that NRSRO; or (b) issued or guaranteed by, or otherwise allow a Fund under certain conditions to demand payment from, an entity with such ratings. U.S. Government Securities are considered First Tier Securities.

Other Investment Practices and Securities: Equity Funds

The tables below identify some of the investment techniques that may (but are not required to) be used by the Funds in seeking to achieve their investment objectives. The table also highlights the differences among the Funds in their use of these techniques and other investment practices and investment securities. Numbers in this table show allowable usage only; for actual usage, consult the Funds’ annual/ semi-annual reports. For more information about these and other investment practices and securities, see Appendix A. Each Equity Fund publishes on its website (http://www.gs.com/funds) complete portfolio holdings for the Fund as of the end of each calendar quarter subject to a fifteen calendar-day lag between the date of the information and the date on which the information is disclosed. In addition, the Equity Funds publish on their website month-end top ten holdings subject to a ten calendar-day lag between the date of the information and the date on which the information is disclosed. Each Fixed-Income Fund publishes on its website (http://www.gs.com/funds) complete portfolio holdings for the Fund as of the end of each fiscal quarter subject to a thirty calendar-day lag between the date of the information and the date on which the information is disclosed. In addition, the Funds publish on their website selected holdings information monthly subject to a ten calendar-day lag between the date of the information and the date on which the information is disclosed. This information will be available on the website until the date on which a Fund files its next quarterly portfolio holdings report on Form N-CSR or Form N-Q with the SEC. In addition, a description of the Funds’ policies and procedures with respect to the disclosure of a Fund’s portfolio securities is available in the Funds’ Additional Statement.

10 Percent of total assets (including securities lending
collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;	CORE	CORE
limited only by the objectives and strategies	U.S.	Small Cap	Capital	Growth	Mid Cap	Growth	Equity	International
of the Fund	Equity	Equity	Growth	and Income	Value	Opportunities	Index	Equity
— Not permitted	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund

Investment Practices
Borrowings	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3
Currency Swaps*	—	—	—	—	—	—	—	15
Cross Hedging of Currencies	•	•	•	•	•	•	•	•
Custodial Receipts and Trust Certificates	•	•	•	•	•	•	•	•
Equity Swaps*	15	15	15	15	15	15	15	15
Foreign Currency Transactions**	•	•	•	•	•	•	•	•
Futures Contracts and Options on Futures Contracts	• [3]	• [4]	•	•	•	•	•	•
Interest Rate Caps, Floors and Collars	—	—	—	—	—	—	—	—
Investment Company Securities (including iSharesSM and Standard & Poor’s Depositary Receipts™)	10	10	10	10	10	10	10	10
Loan Participations	—	—	—	—	—	—	—	—
Mortgage Dollar Rolls	—	—	—	—	—	—	—	—
Options on Foreign Currencies[1]**	•	•	•	•	•	•	•	•
Options on Securities and Securities Indices[2]	•	•	•	•	•	•	•	•
Repurchase Agreements	•	•	•	•	•	•	•	•
Reverse Repurchase Agreements (for investment purposes)	—	—	—	—	—	—	—	—
Securities Lending	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3	33 1/3
Short Sales Against the Box	—	—	25	25	25	25	—	25
Unseasoned Companies	•	•	•	•	•	•	•	•
Warrants and Stock Purchase Rights	•	•	•	•	•	•	•	•
When-Issued Securities and Forward Commitments	•	•	•	•	•	•	•	•

10 Percent of Total Assets (excluding securities lending
collateral) (italic type)
10 Percent of Net Assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;
limited only by the objectives and strategies
of the Fund
— Not permitted

Investment Securities
American, European and Global Depositary Receipts	•	[8]	•	[8]	•		•		•		•		•	[8]	•
Asset-Backed and Mortgage-Backed Securities[5]	—		—		•		•		•		•		—		•
Bank Obligations[5]	•	[9]	•	[9]	•		•		•		•		•	[9]	•	[11]
Convertible Securities	•	[10]	•	[10]	•	[6]	•	[6]	•	[6]	•	[6]	•	[10]	•	[6]
Corporate Debt Obligations[5]	•	[9]	•	[9]	•		•		•		•		•	[9]	•
Equity Investments	90	+	80	+	90	+	65	+	80	+	90	+	80	+	80	+
Emerging Country Securities	—		—		10	[12]	25	[12]	25	[12]	10	[12]	—		•
Fixed-Income Securities[7]	10		20		•		35		20	[13]	•		20		20
Foreign Securities	•	[14]	•	[14]	10	[12]	25	[12]	25	[12]	10	[12]	15	[12]	•
Foreign Government Securities[5]	—		—		—		—		—		—		—		•
Municipal Securities	—		—		—		—		—		—		—		—
Non-Investment Grade Fixed-Income Securities	—		—		10	[15]	10	[15]	10	[16]	10	[15]	—		•	[5,15]
Real Estate Investment Trusts (“REITs”)	•		•		•		•		•		•		•		•
Stripped Mortgage Backed Securities[5]	—		—		—		—		—		—		—		—
Structured Securities*	•		•		•		•		•		•		•		•
Temporary Investments	35		35		100		100		100		100		35		100
U.S. Government Securities[5]	•	[9]	•	[9]	•		•		•		•		•	[9]	•
Yield Curve Options and Inverse Floating Rate Securities	—		—		—		—		—		—		—		—

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.

**	Limited by the amount the Funds invest in foreign securities.

1.	The Funds may purchase and sell call and put options.

2.	The Funds may sell covered call and put options and purchase call and put options.

3.	The CORE U.S. Equity Fund may enter into futures transactions only with respect to S&P 500® Index.

4.	The CORE Small Cap Equity Fund may enter into futures transactions only with respect to a representative index.

5.	Limited by the amount the Fund invests in fixed-income securities.

6.	The Funds use the same rating criteria for convertible and non-convertible debt securities.

7.	Except as noted under “Convertible Securities” and “Non-Investment Grade Fixed-Income Securities,” fixed-income securities must be investment grade (i.e., BBB or higher by Standard & Poor’s Rating Group (“Standard & Poor’s”), Baa or higher by Moody’s Investors Services, Inc. (“Moody’s”) or have a comparable rating by another NRSRO).

8.	The CORE U.S. Equity, CORE Small Cap Equity and Equity Index Funds may not invest in European Depositary Receipts.

9.	Limited by the amount the Fund invests in fixed-income securities and limited to cash equivalents only.

10.	The CORE U.S. Equity Fund, CORE Small Cap Equity Fund and Equity Index Fund have no minimum rating criteria for convertible debt securities.

11.	Issued by U.S. or foreign banks.

12.	The Capital Growth, Growth and Income and Growth Opportunities Funds may invest in the aggregate up to 10%, 25% and 10%, respectively, of their Total Assets in foreign securities, including emerging country securities. The Mid Cap Value Fund may invest in the aggregate up to 25% of its Net Assets in foreign securities, including emerging country securities. The Equity Index Fund may invest up to 15% of its Total Assets in foreign securities (not including its investments in American Depositary Receipts).

13.	The Mid Cap Value Fund may invest in the aggregate up to 20% of its Net Assets in: (1) securities of companies with public stock market capitalizations outside the range of companies constituting the Russell Midcap Value Index at the time of investment; and (2) fixed-income securities.

14.	Equity securities of foreign issuers must be traded in the United States.

15.	May be BB or lower by Standard & Poor’s, Ba or lower by Moody’s or have a comparable rating by another NRSRO at the time of investment.

16.	Must be B or higher by Standard & Poor’s, B or higher by Moody’s or have a comparable rating by another NRSRO at the time of investment.

Other Investment Practices and Securities: Fixed-Income Funds

10 Percent of total assets (including securities lending
collateral) (italic type)
10 Percent of net assets (excluding borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;			Core
limited only by the objectives and strategies	Government		Fixed
of the Fund	Income		Income
— Not permitted	Fund		Fund

Investment Practices
Borrowings	33	1/3	33	1/3

Credit, Interest Rate and Total Return Swaps*	•		•

Currency Options and Futures	—		•

Cross Hedging of Currencies	—		•

Currency Swaps*	—		•

Financial Futures Contracts	•		•

Forward Foreign Currency Exchange Contracts	—		•

Interest Rate Floors, Caps and Collars	•		•

Mortgage Dollar Rolls	•		•

Mortgage Swaps*	•		•

Options (including Options on Futures)	•		•

Options on Foreign Currencies	—		•

Repurchase Agreements	•		•**

Securities Lending	33	1/3	33	1/3

When-Issued Securities and Forward Commitments	•		•

10 Percent of total assets (excluding securities lending
collateral) (italic type)
10 Percent of net assets (including borrowings for investment purposes) (roman type)
• No specific percentage limitation on usage;
limited only by the objectives and strategies
of the Fund
— Not permitted

Investment Securities
Asset-Backed Securities	•	•
Bank Obligations	•	•
Convertible Securities	—	•
Corporate Debt Obligations and Trust Preferred Securities	•	•
Emerging Country Securities	—	10	[2]
Floating and Variable Rate Obligations	•	•
Foreign Securities[1]	—	•	[3]
Loan Participations	—	—
Mortgage-Backed Securities

Adjustable Rate Mortgage Loans	•	•
Collateralized Mortgage Obligations	•	•
Fixed-Rate Mortgage Loans	•	•
Government Issued Mortgage-Backed Securities	•	•
Multiple Class Mortgage-Backed Securities	•	•
Privately Issued Mortgage-Backed Securities	•	•
Stripped Mortgage-Backed Securities	•	•
Lower Grade Fixed-Income Securities	—	—
Preferred Stock, Warrants and Rights	—	—
Structured Securities*	•	•
Taxable Municipal Securities	•	•
Tax-Free Municipal Securities	•	•
Temporary Investments	•	•
U.S. Government Securities	80+	•
Yield Curve Options and Inverse Floating Rate Securities	•	•

*	Limited to 15% of net assets (together with other illiquid securities) for all structured securities which are not deemed to be liquid and all swap transactions.

**	The Core Fixed Income Fund may enter into repurchase agreements collateralized by securities issued by foreign governments.

1.	Includes issuers domiciled in one country and issuing securities denominated in the currency of another.

2.	Of the Funds’ investments in foreign securities, 10% of the Fund’s total assets in the aggregate may be invested in emerging country securities.

3.	The Core Fixed Income Fund may invest up to 25% of its total assets in securities not denominated in U.S. dollars (unless the Fund’s position is hedged against currency risk).

Principal Risks of the Funds

Loss of money is a risk of investing in each Fund. An investment in a Fund is not a deposit of any bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. The following summarizes important risks that apply to the Funds and may result in a loss of your investment. None of the Funds should be relied upon as a complete investment program. There can be no assurance that a Fund will achieve its investment objective.

•   Applicable
— Not applicable

	CORE	CORE		Growth	Mid
	U.S.	Small Cap	Capital	and	Cap	Growth	Equity	International	Government	Core	Money
	Equity	Equity	Growth	Income	Value	Opportunities	Index	Equity	Income	Fixed Income	Market
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund

Credit/ Default	•	•	•	•	•	•	•	•	•	•	•
Foreign	•	•	•	•	•	•	•	•	—	•	•
Emerging Countries	—	—	•	•	•	•	—	•	—	•	—
Stock	•	•	•	•	•	•	•	•	—	—	—
Derivatives	•	•	•	•	•	•	•	•	•	•	—
Interest Rate	•	•	•	•	•	•	•	•	•	•	•
Management	•	•	•	•	•	•	•	•	•	•	•
Market	•	•	•	•	•	•	•	•	•	•	•
Liquidity	•	•	•	•	•	•	•	•	•	•	•
Investment Style	•	•	•	•	•	•	•	•	—	—	—
Mid Cap and Small Cap	—	•	—	—	•	•	—	—	—	—	—
Initial Public Offering (“IPO”)	—	—	•	—	—	—	—	—	—	—	—
Geographic	—	—	—	—	—	—	—	•	—	—	—
NAV	•	•	•	•	•	•	•	•	•	•	•
Call	—	—	—	—	—	—	—	—	•	•	—
Extension	—	—	—	—	—	—	—	—	•	•	—
U.S. Government Securities	—	—	—	—	—	—	—	—	•	•	•
Sovereign
Political	—	—	—	—	—	—	—	•	—	•	—
Economic	—	—	—	—	—	—	—	•	—	•	—
Repayment	—	—	—	—	—	—	—	•	—	•	—
Foreign Currency Trading	—	—	—	—	—	—	—	•	—	•	—
Banking Industry	—	—	—	—	—	—	—	—	—	—	•
Tracking	—	—	—	—	—	—	•	—	—	—	—

PRINCIPAL RISKS OF THE FUNDS

All Funds:

■	Credit/Default Risk—The risk that an issuer or guarantor of fixed-income securities held by a Fund (which may have low credit ratings) or a bank or other financial institution that has entered into a repurchase agreement may default on its obligation to pay interest and repay principal.

■	Interest Rate Risk—The risk that when interest rates increase, fixed-income securities held by a Fund will decline in value. Long-term fixed-income securities will normally have more price volatility because of this risk than short-term fixed-income securities. With regard to the Money Market Fund, the risk that during periods of rising interest rates, a Fund’s yield (and the market value of its securities) will tend to be lower than prevailing market rates; in periods of falling interest rates, a Fund’s yield will tend to be higher.

■	Management Risk—The risk that a strategy used by the Investment Adviser may fail to produce the intended results.
■	Market Risk—The risk that the value of the securities in which a Fund invests may go up or down in response to the prospects of individual companies, particular industry sectors or governments and/or general economic conditions. Price changes may be temporary or last for extended periods. A Fund’s investments may be overweighted from time to time in one or more industry sectors, which will increase the Fund’s exposure to risk of loss from adverse developments affecting those sectors.

■	Liquidity Risk—The risk that a Fund will not be able to pay redemption proceeds within the time period stated in this Prospectus because of unusual market conditions, an unusually high volume of redemption requests, or other reasons. Funds that invest in non-investment grade fixed-income securities, small and mid-capitalization stocks, REITs and emerging country issuers will be especially subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities within particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic, market or political events, or adverse investor perceptions whether or not accurate.

■	NAV Risk—The risk that the NAV of a Fund and the value of your investment will fluctuate. With regard to the Money Market Fund, the risk that the Fund will not be able to maintain a net asset value per share of $1.00 at all times.

Specific Funds:

■	Foreign Risk—The risk that when a Fund invests in foreign securities, it will be subject to risk of loss not typically associated with domestic issuers. Loss may result because of less foreign government regulation, less public information and less economic, political and social stability. Loss may also result from the imposition of exchange controls, confiscations and other government restrictions. A Fund will also be subject to the risk of negative foreign currency rate fluctuations. Foreign risks will normally be greatest when a Fund invests in issuers located in emerging countries. The Money Market Portfolio may not invest more than 25% of its total assets in the securities of any one foreign government.
■	Emerging Countries Risk—The securities markets of Asian, Latin, Central and South American, Eastern European, Middle Eastern, African and other emerging countries are less liquid, are especially subject to greater price volatility, have smaller market capitalizations, have less government regulation and are not subject to as extensive and frequent accounting, financial and other reporting requirements as the securities markets of more developed countries. Further, investment in equity securities of issuers located in certain emerging countries involves risk of loss resulting from problems in share registration and custody and substantial economic and political disruptions. These risks are not normally associated with investments in more developed countries.
■	Stock Risk—The risk that stock prices have historically risen and fallen in periodic cycles. Recently, U.S. and foreign stock markets have experienced substantial price volatility.
■	Derivatives Risk—The risk that loss may result from a Fund’s investments in options, futures, swaps, structured securities and other derivative instruments. These instruments may be leveraged so that small changes may produce disproportionate losses to a Fund.
■	Investment Style Risk—Different investment styles tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different investment style. Examples of different investment styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company’s growth of earnings potential. Also, since growth companies usually invest a high portion of earnings in their business, growth stocks may lack the dividends of some value stocks that can cushion stock prices in a falling market. Growth oriented funds will typically underperform when value investing is in favor. Value stocks are those that are undervalued in comparison to their peers due to adverse business developments or other factors.
■	Mid Cap and Small Cap Risk—The securities of small capitalization and mid-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. Securities of such issuers may lack sufficient market liquidity to enable a Fund to effect sales at an advantageous time or without a substantial drop in price.
■	IPO Risk—The risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance.
■	Call Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as a Mortgage-Backed Security) earlier than expected. This may happen when there is a decline in interest rates. Under these circumstances, a Fund may be unable to recoup all of its initial investment and will also suffer from having to reinvest in lower yielding securities.
■	Extension Risk—The risk that an issuer will exercise its right to pay principal on an obligation held by a Fund (such as a Mortgage-Backed Security) later than expected. This may happen when there is a rise in interest rates. Under these circumstances, the value of the obligation will decrease, and a Fund will also suffer from the inability to invest in higher yielding securities.
■	U.S. Government Securities Risk—The risk that the U.S. government will not provide financial support to U.S. government agencies, instrumentalities or sponsored enterprises if it is not obligated to do so by law. Although many U.S. Government Securities purchased by the Funds, such as those issued by the Federal National Mortgage Association (“Fannie Mae”), Federal Home Loan Mortgage Corporation (“Freddie Mac”) and Federal Home Loan Banks may be chartered or sponsored by Acts of Congress, their securities are neither issued nor guaranteed by the United States Treasury and, therefore, are not backed by the full faith and credit of the United States. The maximum potential liability of the issuers of some U.S. Government Securities held by a Fund may greatly exceed their current resources, including their legal right to support from the U.S. Treasury. It is possible that these issuers will not have the funds to meet their payment obligations in the future.

■	Sovereign Risk—The International Equity Fund and Core Fixed Income Fund will be subject to the risk that the issuer of the sovereign debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay the principal or interest when due.

■	Political Risk—The risks associated with the general political and social environment of a country. These factors may include among other things government instability, poor socioeconomic conditions, corruption, lack of law and order, lack of democratic accountability, poor quality of the bureaucracy, internal and external conflict, and religious and ethnic tensions. High political risk can impede the economic welfare of a country.
■	Economic Risk—The risks associated with the general economic environment of a country. These can encompass, among other things, low quality and growth rate of Gross Domestic Product (“GDP”), high inflation or deflation, high government deficits as a percentage of GDP, weak financial sector, overvalued exchange rate, and high current account deficits as a percentage of GDP.
■	Repayment Risk—The risk associated with the inability of a country to pay its external debt obligations in the immediate future. Repayment risk factors may include but are not limited to high foreign debt as a percentage of GDP, high foreign debt service as a percentage of exports, low foreign exchange reserves as a percentage of short-term debt or exports, and an unsustainable exchange rate structure.
■	Foreign Currency Trading Risk—The International Equity Fund and Core Fixed Income Fund may engage, to a greater extent than the other Funds, in forward foreign currency transactions for speculative purposes. The Funds’ Investment Adviser may purchase or sell foreign currencies through the use of forward contracts based on the Investment Adviser’s judgment regarding the direction of the market for a particular foreign currency or currencies. In pursuing this strategy, the Investment Adviser seeks to profit from anticipated movements in currency rates by establishing “long” and/or “short” positions in forward contracts on various foreign currencies. Foreign exchange rates can be extremely volatile and a variance in the degree of volatility of the market or in the direction of the market from the investment adviser’s expectations may produce significant losses to the Funds.
■	Geographic Risks—Concentration of the investments of a Fund in issuers located in a particular country or region will subject a Fund, to a greater extent than if investments were less concentrated, to risks of adverse securities markets, exchange rates and social, political, regulatory or economic events in that country or region.

■	Banking Industry Risk—The risk that if the Money Market Fund invests more than 25% of its total assets in bank obligations, an adverse development in the banking industry may affect the value of the Fund’s investments more than if the Fund’s investments were not invested to such a degree in the banking industry. Banks may be particularly susceptible to certain economic factors such as interest rate changes, adverse developments in the real estate market, fiscal and monetary policy and general economic cycles.

■	Tracking Risk—The risk that the Equity Index Fund’s performance may vary substantially from the performance of the benchmark index it tracks as a result of share purchases and redemptions, transaction costs, expenses and other factors.

More information about the Funds’ portfolio securities and investment techniques, and their associated risks, is provided in Appendix A. You should consider the investment risks discussed in this section and in Appendix A. Both are important to your investment choice.

Fund Performance

HOW THE FUNDS HAVE PERFORMED

The bar chart and table provide an indication of the risks of investing in a Fund by showing: (a) changes in the performance of a Fund’s Shares from year to year; and (b) how the average annual total returns of a Fund’s Shares compare to those of a broad-based securities market index.

The bar chart (including “Best Quarter” and “Worst Quarter” information) and table assume reinvestment of dividends and distributions. A Fund’s past performance is not necessarily an indication of how a Fund will perform in the future. Performance reflects expense limitations in effect. If expense limitations were not in place, a Fund’s performance would have been reduced. In addition, performance reflects Fund level expenses but does not reflect the fees and expenses associated with any variable annuity contract or variable life insurance policy that uses a Fund as an investment option for any contract or policy. Had performance reflected all of those fees and expenses, performance would have been reduced.

Prior to the date of this Prospectus, Service Shares of the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value and International Equity Funds had not been offered. Performance of the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value and International Equity Funds is represented by the Institutional Shares of these Funds. Institutional Shares are not offered in this Prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. Annual returns differ only to the extent that Institutional Shares have no distribution and service fee while Service Shares have a 0.25% distribution and service fee. Distribution and service fees for Service Shares after voluntary waivers for the current fiscal year are not expected to exceed: (i) 0.10% for each of the CORE Small Cap Equity Capital Growth, Growth and Income, Mid Cap Value, Growth Opportunities, Equity Index, Government Income, Core Fixed Income and Money Market Funds; (ii) 0.08% for the CORE U.S. Equity Fund; and (iii) 0.02% for the International Equity Fund. These waivers may be modified or terminated at any time at the option of Goldman Sachs.

The Goldman Sachs Growth Opportunities, Equity Index, Government Income, Core Fixed Income and Money Market Funds first began operations as the Allmerica Select Capital Appreciation, Equity Index, Government Bond, Select Investment Grade Income and Money Market Funds (each a “Predecessor AIT Fund”) of the Allmerica Investment Trust. In December 2005, each Predecessor AIT Fund was reorganized as a new portfolio of the Trust. Performance of the Predecessor AIT Funds prior to the reorganization is not shown because as part of the reorganization each Predecessor AIT Fund changed its investment adviser to GSAM. In addition, the Goldman Sachs Fund that each Predecessor AIT Fund reorganized into had an investment objective and/or policies which were not identical to the Predecessor AIT Fund.

See “Appendix C—Prior Performance of the Investment Adviser” for additional performance information relating to the Goldman Sachs Growth Opportunities, Government Income and Core Fixed Income Funds.

CORE U.S. Equity Fund (Institutional Shares)*

TOTAL RETURN	CALENDAR YEAR

Best Quarter** Q4 ’99 +15.50% Worst Quarter** Q3 ’02 -15.34%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Fund (Inception 2/13/98)	14.94%	-1.54%	4.11%
S&P 500® Index***	10.88%	-2.30%	4.00%

*	The above returns are for a class that is not offered in this prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. The annual returns differ only to the extent that the classes do not have the same expenses.

**	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

***	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees or expenses.

FUND PERFORMANCE

CORE Small Cap Equity Fund (Institutional Shares)*

TOTAL RETURN	CALENDAR YEAR

Best Quarter** Q2 ’03 +21.89% Worst Quarter** Q3 ’02 -19.60%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Fund (Inception 2/13/98)	16.33%	8.95%	7.42%
Russell 2000® Index***	18.33%	6.60%	6.80%

*	The above returns are for a class that is not offered in this prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. The annual returns differ only to the extent that the classes do not have the same expenses.

**	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

***	The Russell 2000® Index is an unmanaged index of common stock prices that measures the performance of the 2000 smallest companies in the Russell 3000® Index. The Index figures do not reflect any deduction for fees or expenses.

Capital Growth Fund (Institutional Shares)*

TOTAL RETURN	CALENDAR YEAR

Best Quarter** Q4 ’99 +19.82% Worst Quarter** Q3 ’01 -16.47%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Fund (Inception 4/30/98)	9.09%	-4.26%	2.24%
Russell 1000 Growth Index***	6.30%	-9.28%	-0.18%

*	The above returns are for a class that is not offered in this prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. The annual returns differ only to the extent that the classes do not have the same expenses.

**	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

***	The Russell 1000 Growth Index is an unmanaged index that measures the performance of companies with higher price to earnings ratios and higher forecasted growth values. The Index figures do not reflect any deduction for fees or expenses.

FUND PERFORMANCE

Growth and Income Fund (Institutional Shares)*

TOTAL RETURN	CALENDAR YEAR

Best Quarter** Q2 ’03 +13.09% Worst Quarter** Q3 ’02 -13.87%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Fund (Inception 1/12/98)	18.80%	2.51%	3.35%
S&P 500 Index***	10.88%	-2.30%	5.46%
Russell 1000 Value Index****	16.86%	5.65%	7.74%

*	The above returns are for a class that is not offered in this prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. The annual returns differ only to the extent that the classes do not have the same expenses.

**	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

***	The S&P 500® Index is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees or expenses.

****	Effective June 1, 2005, the Russell 1000 Value Index replaced the S&P 500 Index as the Fund’s benchmark. The Russell 1000 Value Index is an unmanaged market capitalization weighted index of the 1,000 largest U.S. companies with lower price-to-book ratios and higher forecasted growth values. The S&P 500 Index (with dividends reinvested) is the Standard & Poor’s 500 Composite Stock Price Index of 500 stocks, an unmanaged index of common stock prices. In the Investment Adviser’s opinion, the Russell 1000 Value Index is a more appropriate benchmark against which to measure the performance of the Fund. The Index figures do not reflect any deduction for fees, expenses or taxes.

Mid Cap Value Fund (Institutional Shares)*

TOTAL RETURN	CALENDAR YEAR

Best Quarter** Q2 ’99 +19.62% Worst Quarter** Q3 ’99 -16.40%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Fund (Inception 5/1/98)	25.88%	17.72%	10.41%
Russell Midcap Value Index***	23.71%	13.47%	9.26%

*	The above returns are for a class that is not offered in this prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. The annual returns differ only to the extent that the classes do not have the same expenses.

**	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

***	The Russell Midcap® Value Index is a unmanaged index of common stock prices that measures the performance of those Russell Midcap companies with lower price-to-book ratios and lower forecasted growth values. The Index figures do not reflect any deduction for fees or expenses.

FUND PERFORMANCE

International Equity Fund (Institutional Shares)*

TOTAL RETURN	CALENDAR YEAR

Best Quarter** Q4 ’99 +21.73% Worst Quarter** Q3 ’02 -20.58%

AVERAGE ANNUAL TOTAL RETURN

For the period ended December 31, 2004	1 Year	5 Years	Since Inception

Fund (Inception 1/12/98)	13.48%	-3.25%	4.30%
MSCI® EAFE® (unhedged)***	20.70%	-0.80%	6.10%

*	The above returns are for a class that is not offered in this prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. The annual returns differ only to the extent that the classes do not have the same expenses.

**	Please note that “Best Quarter” and “Worst Quarter” figures are applicable only to the time period covered by the bar chart.

***	The unmanaged MSCI® EAFE® Index (unhedged) is a market capitalization-weighted composite of securities in 21 developed markets. The Index figures do not reflect any deduction for fees or expenses.

Fund Fees and Expenses (Service Shares)

This table describes the fees and expenses that you would pay if you buy and hold Service Shares of a Fund.

		CORE		Growth						Core
	CORE	Small Cap	Capital	and	Mid Cap	Growth	Equity	International	Government	Fixed	Money
	U.S. Equity	Equity	Growth	Income	Value	Opportunities	Index	Equity	Income	Income	Market
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund

Shareholder Fees (fees paid directly from your investment):
Maximum Sales Charge (Load) Imposed on Purchases	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Maximum Sales Charge (Load) Imposed on Reinvested Dividends	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Redemption Fees	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Exchange Fees	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1]
Management Fees	0.65%[2]	0.75%[2]	0.75%[2]	0.75% [2]	0.80%[2]	1.00%[3]	0.30% [3]	1.00%[2]	0.54%[3]	0.40% [3]	0.35%
Distribution and Service (12b-1) Fees [4]	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%	0.25%
Other Expenses*	0.08%	0.22%	0.09%	0.11%	0.07%	0.11%	0.10%	0.20%	0.24%	0.12%	0.11%

Total Fund Operating Expenses*	0.98%[5]	1.22%	1.09%[5]	1.11%	1.12%[5]	1.36%[5]	0.65% [5]	1.45%[5]	1.03%[5]	0.77% [5]	0.71% [5]

See page 32 for all other footnotes.

*	The “Other Expenses” and “Total Fund Operating Expenses” (after any waivers and expense limitations) of the Funds are as set forth below. Except as noted below, the waivers and expense limitations may be modified or terminated at any time at the option of the Investment Adviser. If this occurs, “Other Expenses” and “Total Fund Operating Expenses” may increase without shareholder approval.

		CORE		Growth						Core
	CORE	Small Cap	Capital	and	Mid Cap	Growth	Equity	International	Government	Fixed	Money
	U.S. Equity	Equity	Growth	Income	Value	Opportunities	Index	Equity	Income	Income	Market
	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund	Fund

Annual Fund Operating Expenses (expenses that are deducted from Fund assets):[1]
Management Fees	0.65%[2]	0.75%[2]	0.75%[2]	0.75% [2]	0.80%[2]	1.00%[3]	0.20% [3]	1.00%[2]	0.54%[3]	0.40% [3]	0.35%
Distribution and Service (12b-1) Fees[4]	0.08%	0.10%	0.10%	0.10%	0.10%	0.10%	0.10%	0.02%	0.10%	0.10%	0.10%
Other Expenses [6]	0.08%	0.15%	0.09%	0.11%	0.07%	0.04%	0.10%	0.20%	0.04%	0.04%	0.04%

Total Fund Operating Expenses (after current waivers and expense limitations)	0.81%[5]	1.00%	0.94%[5]	0.96%	0.97%[5]	1.14%[5]	0.40% [5]	1.22%[5]	0.68%[5]	0.54% [5]	0.49% [5]

FUND FEES AND EXPENSES

1.	The offering of Service Shares commenced as of the date of this prospectus. As a result, annual operating expenses have been estimated for the current fiscal year.

2.	Effective July 1, 2005, the Investment Adviser implemented a voluntary fee reduction with the Trust. The fee reduction will become effective on a contractual basis in 2006. The fee reduction imposed breakpoints on the management fees and reduces the management fees for the following Funds to annual rates equal to the following percentages of the average daily net assets of the Funds:

		Over $1 billion
Fund	First $1 billion	up to $2 billion	Over $2 billion

CORE U.S. Equity	0.65%	0.59%	0.56%
Capital Growth	0.75%	0.68%	0.65%
Growth and Income	0.75%	0.68%	0.65%
International Equity	1.00%	0.90%	0.86%

Fund	First $2 billion	Over $2 billion

CORE Small Cap Equity	0.75%	0.68%
Mid Cap Value	0.80%	0.72%

3.	The Management Agreements for the following Funds provide for management fees at annual rates equal to the following percentages of the average daily net assets of the Funds:

Fund	First $2 billion	Over $2 billion

Growth Opportunities	1.00%	0.90%

		Over $1 billion
Fund	First $1 billion	up to $2 billion	Over $2 billion

Government Income	0.54%	0.49%	0.47%
Core Fixed Income	0.40%	0.36%	0.34%

The Management Agreement for the Equity Index Fund provides for a management fee at an annual rate equal to 0.30% of the Fund’s average daily net assets. If the Fund’s average daily net assets exceed $400 million, 0.10% of the management fee will be waived on a voluntary basis. If the Fund’s average daily net assets are between $300 million and $400 million, 0.05% of the management fee will be waived on a voluntary basis. If the Fund’s average daily net assets are less than $300 million, 0% of the management fee will be waived. These waivers may be modified or terminated at any time without shareholder approval.

4.	Distribution and service fees for Service Shares after voluntary waivers for the current fiscal year are not expected to exceed (i) 0.10% for each of the CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value, Growth Opportunities, Equity Index, Government Income, Core Fixed Income and Money Markets Funds, (ii) 0.08% for the CORE U.S. Equity Fund and (iii) 0.02% for the International Equity Fund. These waivers may be modified or terminated at any time at the option of Goldman Sachs. Participating insurance companies may charge other fees to their customers who are beneficial owners of Service Shares in connection with their customers’ accounts. Such fees may affect the return customers realize with respect to their investments.

5.	The Investment Advisers have contractually agreed to reimburse the following Funds as necessary to limit the total annual operating expenses of the Service Shares of the Funds to the following levels until June 2007:

Goldman Sachs CORE U.S. Equity Fund	0.81%
Goldman Sachs Capital Growth Fund	1.00%
Goldman Sachs Mid Cap Value Fund	0.99%
Goldman Sachs Growth Opportunities Fund	1.14%
Goldman Sachs Equity Index Fund	0.44%
Goldman Sachs International Equity Fund	1.22%
Goldman Sachs Government Income Fund	0.68%
Goldman Sachs Core Fixed Income Fund	0.54%
Goldman Sachs Money Market Fund	0.49%

6.	“All Other Expenses” include transfer agency fees and expenses equal on an annualized basis to 0.04% of the average daily net assets of each Fund’s Service Shares, plus all other ordinary expenses not detailed above. The Investment Adviser has voluntarily agreed to reduce or limit “All Other Expenses” (excluding management fees, transfer agency fees and expenses, distribution and service fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any expense offset arrangements) to the following percentages of each Fund’s average daily net assets:

Other
Fund	Expenses

CORE U.S. Equity	0.044%
CORE Small Cap Equity	0.114%
Capital Growth	0.114%
Growth and Income	0.114%
Mid Cap Value	0.054%
Growth Opportunities	0.004%
Equity Index	0.064%
International Equity	0.164%
Government Income	0.004%
Core Fixed Income	0.004%
Money Market	0.004%

Example

The following Example is intended to help you compare the cost of investing in a Fund (without the waivers and expense limitations) with the cost of investing in other mutual funds. Surrender charges, mortality and expense risk fees and other charges may be assessed by participating insurance companies under the variable annuity contracts or variable life insurance policies and are not reflected in the Table above and Example below. These fees should be described in the participating insurance companies’ prospectuses. Such fees or charges, if any, may affect the return you may realize with respect to your investments. The Example assumes that you invest $10,000 in Service Shares of a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that a Fund’s operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

Fund	1 Year	3 Years	5 Years	10 Years

CORE U.S. Equity	$83	$295	$525	$1,186

CORE Small Cap Equity	$124	$387	$670	$1,477

Capital Growth	$102	$338	$592	$1,321

Growth and Income	$113	$353	$612	$1,352

Mid Cap Value	$101	$343	$604	$1,352

Growth Opportunities	$116	$409	N/A	N/A

Equity Index	$45	$187	N/A	N/A

International Equity	$124	$436	$770	$1,716

Government Income	$69	$293	N/A	N/A

Core Fixed Income	$55	$223	N/A	N/A

Money Market	$50	$205	N/A	N/A

Certain participating insurance companies, financial intermediaries and broker dealers that invest in Service Shares on behalf of their customers may charge other fees directly to their customer accounts in connection with their investments. You should contact such organization for information regarding such charges. Such fees, if any, may affect the return such customers realize with respect to their investments.

Certain participating insurance companies, financial intermediaries and broker dealers that invest in Service Shares may receive other compensation in connection with the sale and distribution of Service Shares or for services to their customers’ accounts and/or the Funds. For additional information regarding such compensation, see “Service Providers” in the Prospectus and “Payments to Intermediaries” in the Additional Statement.

Service Providers

INVESTMENT ADVISER

Investment Adviser	Fund

Goldman Sachs Asset Management, L.P. (“GSAM”) 32 Old Slip New York, New York 10005	CORE U.S. Equity CORE Small Cap Equity Capital Growth Growth and Income Mid Cap Value Growth Opportunities Equity Index Government Income Core Fixed Income Money Market

Goldman Sachs Asset Management International (“GSAMI”) Christchurch Court 10-15 Newgate Street London, England EC1A 7HD	International Equity

GSAM has been registered as an investment adviser with the SEC since 1990 and is an affiliate of Goldman Sachs. GSAMI, a member of the Investment Management Regulatory Organization Limited since 1990 and a registered investment adviser since 1991, is an affiliate of Goldman Sachs. As of June 30, 2005, GSAM and GSAMI, along with other units of the Investment Management Division of Goldman Sachs, had assets under management of $452.6 billion.

Except for the Equity Index Fund, the Investment Adviser provides day-to-day advice regarding the Funds’ portfolio transactions. The Investment Adviser makes the investment decisions for the Funds and places purchase and sale orders for the Funds’ portfolio transactions in U.S. and foreign markets. As permitted by applicable law, these orders may be directed to any brokers, including Goldman Sachs and its affiliates. While the Investment Adviser is ultimately responsible for the management of the Funds, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. In addition, the Investment Adviser has access to the research and certain proprietary technical models developed by Goldman Sachs, and will apply quantitative and qualitative analysis in determining the appropriate allocations among categories of issuers and types of securities.

With regard to the Equity Index Fund, the Investment Adviser may perform the foregoing services directly or through a sub-adviser. In addition, if hereafter permitted by the SEC by rule, order or otherwise, the sub-adviser may be replaced and additional sub-advisers may be retained without shareholder approval.

The Investment Adviser also performs the following additional services for the Funds:

■	Supervises all non-advisory operations of the Funds
■	Provides personnel to perform necessary executive, administrative and clerical services to the Funds
■	Arranges for the preparation of all required tax returns, reports to shareholders, prospectuses and statements of additional information and other reports filed with the SEC and other regulatory authorities
■	Maintains the records of each Fund
■	Provides office space and all necessary office equipment and services

■	Supervises the sub-adviser of the Equity Index Fund

MANAGEMENT FEES

As compensation for its services and its assumption of certain expenses, the Investment Adviser is entitled to the following fees, computed daily and payable monthly, at the annual rates listed below (as a percentage of each respective Fund’s average daily net assets):

		Actual Rate
		For the Fiscal
	Contractual	Year Ended
	Rate	December 31, 2004

CORE U.S. Equity	0.65%*	0.65%

CORE Small Cap Equity	0.75%*	0.75%

Capital Growth	0.75%*	0.75%

Growth and Income	0.75%*	0.75%

Mid Cap Value	0.80%*	0.80%

Growth Opportunities	1.00% on the first $2 billion	N/A

	0.90% over $2 billion

Equity Index	0.30%**	N/A

International Equity	1.00%*	1.00%

Government Income	0.54% on the first $1 billion	N/A

	0.49% on the next $1 billion

	0.47% over $2 billion

Core Fixed Income	0.40% on the first $1 billion	N/A

	0.36% on the next $1 billion

	0.34% over $2 billion

Money Market	0.35%	N/A

* Effective July 1, 2005, the Investment Adviser has implemented a voluntary fee reduction which will be made effective on a contractual basis in 2006. The fee reduction imposed breakpoints on the management fees and reduced the management fees for the following Funds to annual rates equal to the following percentages of the average daily net assets of the Funds:

		Over $1 billion
Fund	First $1 billion	up to $2 billion	Over $2 billion

CORE U.S. Equity	0.65%	0.59%	0.56%

Capital Growth	0.75%	0.68%	0.65%

Growth and Income	0.75%	0.68%	0.65%

International Equity	1.00%	0.90%	0.86%

Fund	First $2 billion	Over $2 billion

CORE Small Cap Equity	0.75%	0.68%

Mid Cap Value	0.80%	0.72%

** If the Equity Index Fund’s average daily net assets exceed $400 million, 0.10% of the management fee will be waived on a voluntary basis. If the Fund’s average daily net assets are between $300 million and $400 million, 0.05% of the management fee will be waived on a voluntary basis. If the Fund’s average daily net assets are less than $300 million, 0% of the management fee will be waived.

The difference, if any, between the stated fees and the actual fees paid by the Funds reflects that the Investment Adviser did not charge the full amount of the fees to which it would have been entitled. The Investment Adviser may discontinue or modify any such voluntary limitations in the future at its discretion.

Effective April 29, 2005, the CORE U.S. Equity Fund entered into a fee reduction commitment to permanently reduce the Fund’s management fee to 0.65% of the Fund’s average daily net assets. Prior to April 29, 2005, the contractual rate for the Fund was 0.70% of the Fund’s average daily net assets.

The Investment Adviser, distributor, and/or their affiliates may, from time to time, pay compensation from their own assets (and not as an additional charge to a Fund) to participating insurance companies for administrative services that such companies provide to their variable annuity and variable life insurance contract owners who are invested in a Fund. In addition, the Investment Adviser, distributor, and/or their affiliates may, from time to time, pay compensation from their own assets (and not as an additional charge to a Fund) to various securities dealers (including affiliates of participating insurance companies) (“Intermediaries”) that distribute variable annuity contracts and/or variable life insurance contracts of such companies in connection with the sale, distribution and/or servicing of such contracts. Such payments are intended to compensate Intermediaries for, among other things: marketing shares of the Funds and other Goldman Sachs Funds, which may consist of payments relating to Funds included on preferred or recommended fund lists or in certain sales programs from time to time sponsored by the Intermediaries; access to the Intermediaries’ registered representatives or salespersons, including at conferences and other meetings; assistance in training and education of personnel; marketing support; and/or other specified services intended to assist in the distribution and marketing of the Funds and other Goldman Sachs Funds. The payments may also, to the extent permitted by applicable regulations, contribute to various non-cash and cash incentive arrangements to promote the sale of shares, as well as sponsor various educational programs, sales contests and/or promotions. The additional payments by the Investment Adviser, distributor and/or their affiliates may also compensate Intermediaries for subaccounting, administrative

SERVICE PROVIDERS

and/or shareholder processing services that are in addition to the fees paid for these services by the Funds. The amount of these additional payments is normally not expected to exceed 0.50% (annualized) of the amount sold or invested through the Intermediaries. Please refer to the “Payments to Intermediaries” section of the Additional Statement for more information about these payments.

The payments made by the Investment Adviser, distributor and/or their affiliates may be different for different participating insurance companies and Intermediaries. The presence of these payments and the basis on which an Intermediary compensates its registered representatives or salespersons may create an incentive for a particular Intermediary, registered representative or salesperson to highlight, feature or recommend a Fund based, at least in part, on the level of compensation paid. You should contact your participating insurance company or Intermediary for more information about the payments they receive and any potential conflicts of interest.

SUB-ADVISER

SSgA Funds Management, Inc., with offices at State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111-2900, serves as the sub-adviser to the Equity Index Fund and provides the day-to-day advice regarding the Fund’s portfolio transactions. The sub-adviser makes the investment decisions for the Fund and places purchase and sale orders for the Fund’s portfolio transactions in U.S. and foreign markets. The sub-adviser has been registered as an investment adviser with the SEC since 2001 and is a wholly owned subsidiary of State Street Corporation, a publicly held bank holding company. As of June 30, 2005, the sub-adviser had over $99.7 billion in assets under management. As compensation for its services, the sub-adviser is entitled to a fee, computed daily and payable monthly, at the following annual rates of the Fund’s average daily net assets:

■	0.03% on the first $50 million
■	0.02% on the next $200 million
■	0.01% on the next $750 million
■	0.008% over $1 billion

FUND MANAGERS

Quantitative Equity Team

■	A stable and growing team supported by an extensive internal staff
■	Access to the research ideas of Goldman Sachs’ renowned Global Investment Research Department
■	Over $64 billion in equities currently under management

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Quantitative Equity Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Melissa Brown, CFA Managing Director	Senior Portfolio Manager— CORE U.S. Equity CORE Small Cap Equity	Since 1998 1998	Ms. Brown joined the Investment Adviser as a portfolio manager in 1998. From 1984 to 1998, she was the director of Quantitative Equity Research and served on the Investment Policy Committee at Prudential Securities.

Gary Chropuvka, CFA Vice President	Portfolio Manager— CORE U.S. Equity CORE Small Cap Equity	Since 2003 2003	Mr. Chropuvka joined the Investment Adviser in 1998 as a member of the Private Equity Partnerships team. He became a member of the Quantitative Equity team in 1999 and is responsible for the construction and trading of the portfolios.

Melissa Brown, CFA is the Senior Portfolio Manager of the Quantitative Equity Team and is ultimately responsible for the Funds’ portfolio management processes. Gary Chropuvka is responsible for the portfolio implementation team that has daily responsibility for the computer optimizer and execution of the Funds’ transactions. The computer optimizer constructs the portfolio and no one person on the team has a subjective override of the computer optimizer process.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund, see the Additional Statement.

SERVICE PROVIDERS

FUND MANAGERS

Growth Investment Team

■	24-year consistent investment style applied through diverse and complete market cycles
■	More than $30 billion in equities currently under management
■	A portfolio management and analytical team with more than 260 years combined experience

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Growth Investment Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Steven M. Barry Managing Director Chief Investment Officer	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 1999 2005	Mr. Barry joined the Investment Adviser as a portfolio manager in 1999. From 1988 to 1999, he was a portfolio manager at Alliance Capital Management.

Kenneth T. Berents Managing Director Co-Chairman of Investment Committee	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 2000 2005	Mr. Berents joined the Investment Adviser as a portfolio manager in 2000. From 1992 to 1999, he was Director of Research and head of the Investment Committee at Wheat First Union.

Herbert E. Ehlers Managing Director Chief Investment Officer	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 1997 2005	Mr. Ehlers joined the Investment Adviser as a senior portfolio manager and Chief Investment Officer of the Growth Team in 1997.

Gregory H. Ekizian, CFA Managing Director Chief Investment Officer	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 1997 2005	Mr. Ekizian joined the Investment Adviser as a portfolio manager and Co-Chair of the Growth Investment Committee in 1997.

Warren E. Fisher, CFA, CPA Vice President	Portfolio Manager— Capital Growth Growth Opportunities	Since 2004 2005	Mr. Fisher joined the Investment Adviser as an equity analyst in 1999 and became a portfolio manager in 2004.

Mark Gordon, CFA Vice President	Portfolio Manager— Capital Growth	Since 2004	Mr. Gordon joined the Investment Advisor in 2000. Prior to joining Goldman Sachs he worked for Lehman Brothers as an Investment Banking analyst in the mergers and acquisitions group.

Joseph B. Hudepohl, CFA Vice President	Portfolio Manager— Capital Growth Growth Opportunities	Since 2004 2005	Mr. Hudepohl joined the Investment Adviser as an equity analyst in 1999 and became a portfolio manager in 2004.

Prashant Khemka, CFA Vice President Co-Chairman of Investment Committee	Portfolio Manager— Capital Growth Growth Opportunities	Since 2003 2005	Mr. Khemka joined the Investment Adviser in 2000 as an equity analyst. He became a portfolio manager in 2003. From 1998 to 2000, he was assistant portfolio manager in the Fundamental Strategies group at State Street Global Advisors.

Scott Kolar, CFA Managing Director Co-Chairman of Investment Committee	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 2000 2005	Mr. Kolar joined the Investment Adviser as an equity analyst in 1997 and became a portfolio manager in 1999.

Adria B. Markus Vice President	Portfolio Manager— Capital Growth Growth Opportunities	Since 2004 2005	Ms. Markus joined the Investment Adviser as an equity analyst in 2001 and became a portfolio manager in 2004. Ms. Markus was an equity research analyst at Epoch Partners from 2000 to 2001.

Derek S. Pilecki, CFA Vice President	Portfolio Manager— Capital Growth Growth Opportunities	Since 2004 2005	Mr. Pilecki joined the Investment Adviser as an equity analyst in 2002 and became a portfolio manager in 2004. Mr. Pilecki was an equity analyst at Clover Capital Management from 2001 to 2002. From 1998-2000 Mr. Pilecki attended the University of Chicago where he received his M.B.A. in Finance and Accounting.

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Andrew F. Pyne Managing Director	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 2001 2005	Mr. Pyne joined the Investment Adviser as a product manager in 1997. He became a portfolio manager in August 2001.

Jeffrey Rabinowitz, CFA Vice President	Portfolio Manager— Capital Growth Growth Opportunities	Since 2003 2005	Mr. Rabinowitz joined the Investment Adviser in 1999 as an equity analyst. He became a portfolio manager in 2003. From 1997 to 1999 Mr. Rabinowitz attended Wharton School of the University of Pennsylvania where he received his M.B.A. in Finance.

David G. Shell, CFA Managing Director Chief Investment Officer	Senior Portfolio Manager— Capital Growth Growth Opportunities	Since 1997 2005	Mr. Shell joined the Investment Adviser as a portfolio manager in 1997.

Charles Silberstein M.D., CFA Vice President	Portfolio Manager— Capital Growth	Since 2004	Mr. Silberstein joined the Investment Adviser in 2000. Prior to joining Goldman Sachs he was an equity research analyst at Barington Capital Group, responsible for biotechnology industry. Mr. Silberstein received his M.B.A. in Finance from Columbia Business School in 2000.

Herb Ehlers, Dave Shell, Steve Barry and Greg Ekizian serve as the lead portfolio managers and Chief Investment Officers for the Growth Investment Team. Each lead manager and other portfolio manager serves as a research analyst for a particular industry. Investment decisions are discussed by the entire Growth Investment Team, but the final decision to purchase or sell a particular security is collectively made by the lead portfolio managers. In addition, the lead portfolio managers are ultimately responsible for implementation of investment decisions made by the Growth Investment Team and the composition of a Fund’s portfolio structure at both the stock and industry level.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund, see the Additional Statement.

SERVICE PROVIDERS

FUND MANAGERS

Value Investment Team

■	Fifteen investment professionals each with an average of over 17 years of financial experience comprise the Investment Adviser’s value investment team
■	The team is organized by industry in order to deliver depth and breadth of research expertise
■	Portfolio decision makers are actively conducting the research, which brings intensity and focus to the Value team process

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Value Investment Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Eileen Rominger Managing Director Chief Investment Officer	Portfolio Manager— Growth and Income Mid Cap Value	Since 1999 1999	Ms. Rominger joined the Investment Adviser as a portfolio manager and Chief Investment Officer of the Value team in August 1999. From 1981 to 1999, she worked at Oppenheimer Capital, most recently as a senior portfolio manager.

Dolores Bamford, CFA Managing Director	Portfolio Manager— Growth and Income Mid Cap Value	Since 2002 2002	Ms. Bamford joined the Investment Adviser as a portfolio manager for the Value team in April 2002. Prior to that, she was a portfolio manager at Putnam Investments for various products since 1991.

David L. Berdon Vice President	Portfolio Manager— Growth and Income Mid Cap Value	Since 2002 2002	Mr. Berdon joined the Investment Adviser as a research analyst in March 2001 and became a portfolio manager in October 2002. From September 1999 to March 2001, he was a Vice President for Business Development and Strategic Alliances at Soliloquy Inc. From September 1997 to September 1999, he was a principal consultant at Diamond Technology partners.

Andrew Braun Managing Director	Portfolio Manager— Growth and Income Mid Cap Value	Since 2001 2001	Mr. Braun joined the Investment Adviser as a mutual fund product development analyst in July 1993. From January 1997 to April 2001, he was a research analyst on the Value team and he became a portfolio manager in May 2001.

Scott Carroll, CFA Vice President	Portfolio Manager— Growth and Income Mid Cap Value	Since 2002 2002	Mr. Carroll joined the Investment Adviser as a portfolio manager for the Value team in May 2002. From 1996 to 2002, he worked at Van Kampen Funds where he had portfolio management and analyst responsibilities for Growth and Income and Equity Income funds.

Sally Pope Davis Vice President	Portfolio Manager— Growth and Income Mid Cap Value	Since 2001 2001	Ms. Davis joined the Investment Adviser as a portfolio manager in August 2001. From December 1999 to July 2001, she was a relationship manager in Private Wealth Management at Goldman Sachs. From August 1989 to November 1999, she was a bank analyst in the Goldman Sachs Investment Research Department.

Sean Gallagher Vice President	Portfolio Manager— Growth and Income Mid Cap Value	Since 2001 2001	Mr. Gallagher joined the Investment Adviser as a research analyst in May 2000. He became a portfolio manager in December 2001. From October 1993 to May 2000, he was a research analyst at Merrill Lynch Asset Management.

Lisa Parisi, CFA Managing Director	Portfolio Manager— Growth and Income Mid Cap Value	Since 2002 2001	Ms. Parisi joined the Investment Adviser as a portfolio manager in August 2001. From December 2000 to August 2001, she was a portfolio manager at John A. Levin & Co. From March 1995 to December 2000, she was a portfolio manager and managing director at Valenzuela Capital.

Edward Perkin, CFA Vice President	Portfolio Manager— Growth and Income Mid Cap Value	Since 2004 2004	Mr. Perkin joined the Investment Adviser as a research analyst in June 2002 and became a portfolio manager in July 2004. From August 2000 to May 2002, he gained investment research experience at Gabelli Asset Management and Fidelity Advisors while attending business school. From August 1997 to May 2000, he was a senior research analyst at FiServe.

Eileen Rominger serves as lead manager of the Value team. Each other portfolio manager serves as a primary research analyst for a particular industry. While the entire team debates investment ideas and overall portfolio structure, the final buy/sell decision for a particular security resides primarily with the portfolio manager responsible for that particular industry. As Chief Investment Officer and lead portfolio manager of the team, Ms. Rominger is ultimately responsible for the composition of a Fund’s portfolio structure at both the stock and industry level.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund, see the Additional Statement.

FUND MANAGERS

   ______________________________________________________________________________________________________________

Sub-Adviser Portfolio Management Team (Equity Index Fund)

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

James May, CFA Principal, Senior Portfolio Manager	Lead Portfolio Manager	Since 2005	Mr. May is a Principal of the Sub-Adviser and State Street Global Advisors and a Senior Portfolio Manager in the firm’s Global Structured Products Group. He manages a variety of portfolios for the Developed Markets team benchmarked to indices including MSCI, Standard & Poor’s and Russell. He has been working in the investment management field since 1989.

Michael J. Feehily, CFA Principal, Senior Portfolio Manager	Senior Portfolio Manager	Since 2005	Mr. Feehily is a Principal of the Sub-Adviser and State Street Global Advisors as well as head of the U.S. Equity Team within the Global Structured Products Group. He is responsible for overseeing the management of all U.S. equity index funds for State Street Global Advisors. He has been working in the investment management field since 1992.

Mr. May serves as the lead manager of the Sub-Adviser’s portfolio management team. Mr. May and Mr. Feehily meet weekly to discuss anticipated cash flows, index changes, new product development, systems and data issues and other investment management topics. As lead manager, Mr. May is ultimately responsible for the Fund’s portfolio structure.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund, see the Additional Statement.

SERVICE PROVIDERS

FUND MANAGERS

International Equity Portfolio Management Team

■	London-based portfolio management team leverages GSAM’s global research teams based in London, Singapore, Tokyo, New York and Tampa. Local presence is a key to the Investment Adviser’s fundamental research capabilities
■	Team manages over $2.5 billion in international equities for retail, institutional and high net worth clients
■	Focus on bottom-up stock selection as main driver of returns, though the team leverages the asset allocation, currency and risk management capabilities of the Investment Adviser

   ______________________________________________________________________________________________________________

London-Based Management Team

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

Mark Beveridge, CFA Managing Director Chief Investment Officer, Global/EAFE Equity	Senior Portfolio Manager— International Equity	Since 2004	Mr. Beveridge joined the Investment Adviser in December 2004 as Chief Investment Officer of Non-US Active Equity and Multi-Regional Equity businesses and senior portfolio manager. Prior to joining the Investment Adviser, he spent 19 years at Franklin Templeton, where he was Executive Vice President and Senior Portfolio Manager responsible for ex-US portfolios.

Nuno Fernandes Executive Director	Senior Portfolio Manager— International Equity	Since 1999	Mr. Fernandes joined the Investment Adviser as a research analyst on the Global Emerging Markets Equity team in April 1998. He was named a senior portfolio manager in April 1999. From 1994 to 1998, he worked for ING Barings and Smith Barney where he followed Latin American financial stocks.

William Howard, CFA Managing Director	Senior Portfolio Manager—International Equity	Since 2005	Mr. Howard joined the Investment Adviser in January 2005 as a senior portfolio manager. From 1993 to 2004 he was a Portfolio Manager at Franklin Templeton responsible for ex-US portfolios. Prior to joining Franklin Templeton in 1993, William was Portfolio Manger, Head of International Equity at the Tennessee Consolidated Retirement System, which he joined in 1986.

Michael Stanes Executive Director	Senior Portfolio Manager— International Equity	Since 2002	Mr. Stanes joined the Investment Adviser as a portfolio manager in November 2002. From 1986 to 2001, he worked at Mercury Asset Management where he managed UK equity portfolios in London, Japanese equity portfolios in Tokyo and, most recently, US and global portfolios in the US.

Mark Beveridge serves as Chief Investment Officer (“CIO”) of GSAM’s Non-US Active Equity team and CIO of GSAMI’s Global/EAFE strategies. As CIO, Mr. Beveridge is ultimately responsible for the composition of a Fund’s structure at both the stock and industry level. Along with the other portfolio managers on the team, Mr. Beveridge has specific industry research responsibilities. Each portfolio manager is responsible for liaising with research analysts around the world, promoting his or her stock selection ideas to the other members of the team and after debating their inclusion in the portfolio.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Fund, see the Additional Statement.

FUND MANAGERS

Fixed-Income Portfolio Management Team

Jonathan Beinner, a Managing Director of Goldman Sachs, is the Chief Investment Officer and a Co-Head of the U.S. and Global Fixed-Income portfolio management teams. Mr. Beinner joined the Investment Adviser in 1990, and became a portfolio manager in 1992. Prior to being named Chief Investment Officer, Mr. Beinner was Co-Head of the U.S. Fixed-Income portfolio management team.

Tom Kenny, a Managing Director of Goldman Sachs, is a Co-Head of the U.S. and Global Fixed-Income portfolio management teams. Mr. Kenny joined the Investment Adviser in 1999 as a senior portfolio manager. Prior to joining the Investment Adviser, he spent 13 years at Franklin Templeton where he was a portfolio manager of high yield municipal and municipal funds and Director of the Municipal Bond Department.

■	The investment process revolves around four groups: the Fixed-Income Strategy Group, the Top-down Strategy Teams, the Bottom-up Sector Teams and the Portfolio Teams.

■	These teams strive to maximize risk-adjusted returns by de-emphasizing interest rate anticipation and focusing on security selection and sector allocation.

■	The team manages approximately $136.7 billion in municipal and taxable fixed-income assets for retail, institutional and high net worth clients.

Years
Primarily
Name and Title	Fund Responsibility	Responsible	Five Year Employment History

James B. Clark Managing Director, Co-Head U.S. Fixed-Income Team	Senior Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. Clark joined the Investment Adviser in 1994 as a portfolio manager after working as an investment manager in the mortgage- backed securities group at Travelers Insurance Company.

Christopher Sullivan Managing Director, Co-Head U.S. Fixed- Income Team	Senior Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. Sullivan joined the Investment Adviser in 2001 as a portfolio manager and as Co-Head of the U.S. Fixed-Income Team. Since 1997, he was a senior member of the account management group of Pacific Investment Management Company (PIMCO). Prior to joining PIMCO, he was an equity portfolio manager for Hawaiian Trust Company for three years.

James McCarthy Managing Director	Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. McCarthy joined the Investment Adviser in 1995 after working for Nomura Securities as a mortgage backed securities trader.

Thomas D. Teles Managing Director	Portfolio Manager— Core Fixed Income	Since 2005	Mr. Teles joined the Investment Adviser in 2000. Prior to his current position, he worked for three years as a mortgage trader and in the research department for Goldman Sachs.

James Cielinski Managing Director	Senior Portfolio Manager— Core Fixed Income	Since 2005	Mr. Cielinski joined the Investment Adviser in 1998 as a portfolio manager. Prior to his current position, he spent five years at Utah Retirement Systems, where he managed the fixed-income group.

Mark Van Wyk Vice President	Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. Van Wyk joined the Investment Adviser in 1994 and specializes in U.S. government and financial derivatives. He worked with an options trading firm prior to joining the Investment Adviser.

Peter D. Dion Vice President	Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. Dion joined the Investment Adviser in 1992. From 1994 to 1995 he was an associate portfolio manager. He became a portfolio manager in 1995.

Stig S. Hansen Vice President	Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. Hansen joined the Investment Adviser in 1997 and specializes in U.S. government and agency securities. Prior to joining the Investment Adviser, he spent one year as an Investment Officer at the Travelers Group and was a portfolio manager with MetLife Investment Management Corp.

Steven Kuhn Vice President	Portfolio Manager— Government Income Core Fixed Income	Since 2005 2005	Mr. Kuhn joined the Investment Adviser in 2002 as a portfolio manager. Prior to his current position, he worked at Citadel Investment Group for two and one half years, where he was primarily responsible for Japanese convertible bond arbitrage and contributed in the development of risk models and portfolio analytics. Prior to joining Citadel Investment Group, he worked for six years in mortgage backed securities with Cargill Investments and Piper Capital Management.

SERVICE PROVIDERS

Jonathan Beinner serves as the Chief Investment Officer for the Global and US Fixed-Income Portfolio Management Team. Alongside Tom Kenny, he Co-Heads the Global and US Fixed-Income Team and is responsible for high-level decisions pertaining to portfolios across multiple strategies. The Fixed-Income Portfolio Management Team is organized into a series of specialist teams which focus on generating and implementing investment ideas within their area of expertise. Both top-down and bottom-up decisions are made by these small strategy teams, rather than by one portfolio manager or committee. Ultimate accountability for the portfolio resides with the lead portfolio managers, who set the long-term risk budget and oversee the portfolio construction process.

For more information about the portfolio managers’ compensation, other accounts managed by the portfolio managers and the portfolio managers’ ownership of securities in the Funds, see the Additional Statement.

DISTRIBUTOR AND TRANSFER AGENT

Goldman Sachs, 85 Broad Street, New York, New York 10004, serves as the exclusive distributor (the “Distributor”) of the Funds’ shares. Goldman Sachs, P.O. Box 06050, Chicago, Illinois 60606-6372, also serves as the Funds’ transfer agent (the “Transfer Agent”) and, as such, performs various shareholder servicing functions.

From time to time, Goldman Sachs or any of its affiliates may purchase and hold shares of the Funds. Goldman Sachs reserves the right to redeem at any time some or all of the shares acquired for its own account.

ACTIVITIES OF GOLDMAN SACHS AND ITS AFFILIATES AND OTHER ACCOUNTS MANAGED BY GOLDMAN SACHS

The involvement of the Investment Adviser, Goldman Sachs and their affiliates in the management of, or their interest in, other accounts and other activities of Goldman Sachs may present conflicts of interest with respect to a Fund or limit a Fund’s investment activities. Goldman Sachs is a full service investment banking, broker dealer, asset management and financial services organization and a major participant in global financial markets. As such, it acts as an investor, investment banker, research provider, investment manager, financer, advisor, market maker, trader, prime broker, lender, agent and principal, and has other direct and indirect interests, in the global fixed-income, currency, commodity, equity and other markets in which a Fund directly and indirectly invests. Thus, it is likely that a Fund will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which Goldman Sachs performs or seeks to perform investment banking or other services. Goldman Sachs and its affiliates engage in proprietary trading and advise accounts and funds which have investment objectives similar to those of a Fund and/or which engage in and compete for transactions in the same types of securities, currencies and instruments as a Fund. Goldman Sachs and its affiliates will not have any obligation to make available any information regarding their proprietary activities or strategies, or the activities or strategies used for other accounts managed by them, for the benefit of the management of a Fund. The results of a Fund’s investment activities, therefore, may differ from those of Goldman Sachs, its affiliates and other accounts managed by Goldman Sachs, and it is possible that a Fund could sustain losses during periods in which Goldman Sachs and its affiliates and other accounts achieve significant profits on their trading for proprietary or other accounts. In addition, a Fund may, from time to time, enter into transactions in which Goldman Sachs or its other clients have an adverse interest. Furthermore, transactions undertaken by Goldman Sachs, its affiliates or Goldman Sachs advised clients may adversely impact a Fund. Transactions by one or more Goldman Sachs advised clients or the Investment Adviser may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of a Fund. A Fund’s activities may be limited because of regulatory restrictions applicable to Goldman Sachs and its affiliates, and/or their internal policies designed to comply with such restrictions. As a global financial services firm, Goldman Sachs also provides a wide range of investment banking and financial services to issuers of securities and investors in securities. Goldman Sachs, its affiliates and others associated with it may create markets or specialize in, have positions in and affect transactions in, securities of issuers held by a Fund, and may also perform or seek to perform investment banking and financial services for those issuers. Goldman Sachs and its affiliates may have business relationships with and purchase or distribute or sell services or products from or to, distributors, consultants and others who recommend a Fund or who engage in transactions with or for a Fund. For more information about conflicts of interest, see the Additional Statement.

Under a securities lending program approved by the Trust’s Board of Trustees, the Trust has retained an affiliate of the Investment Adviser to serve as the securities lending agent for a Fund to the extent that a Fund engages in the securities lending program. For these services, the lending agent may receive a fee from a Fund, including a fee based on the returns earned on a Fund’s investment of the cash received as collateral for the loaned securities. In addition, a Fund may make brokerage and other payments to Goldman Sachs and its affiliates in connection with a Fund’s portfolio investment transactions.

SERVICE PROVIDERS

LEGAL PROCEEDINGS

On April 2, 2004, Lois Burke, a plaintiff identifying herself as a shareholder of the Goldman Sachs Internet Tollkeeper Fund, filed a purported class and derivative action lawsuit in the United States District Court for the Southern District of New York against The Goldman Sachs Group, Inc. (“GSG”), GSAM, the Trustees and Officers of the Goldman Sachs Trust (the “GS Trust”), and John Doe Defendants. In addition, certain other investment portfolios of the GS Trust were named as nominal defendants. On April 19 and May 6, 2004, additional class and derivative action lawsuits containing substantially similar allegations and requests for redress were filed in the United States District Court for the Southern District of New York. On June 29, 2004, the three complaints were consolidated into one action, In re Goldman Sachs Mutual Funds Fee Litigation, and on November 17, 2004, the plaintiffs filed a consolidated amended complaint against GSG, GSAM, Goldman Sachs Asset Management International (“GSAMI”), Goldman, Sachs & Co., the Trustees and Officers of the GS Trust and the Trust and John Doe Defendants (collectively, the “Defendants”) in the United States District Court for the Southern District of New York. Certain investment portfolios of the GS Trust and the Trust (collectively, the “Goldman Sachs Funds”) were named as nominal defendants in the amended complaint.

The consolidated amended complaint, which is brought on behalf of all persons or entities who held shares in the Goldman Sachs Funds between April 2, 1999 and January 9, 2004, inclusive (the “Class Period”), asserts claims involving (i) violations of the Investment Company Act and the Investment Advisers Act of 1940, (ii) common law breach of fiduciary duty, and (iii) unjust enrichment. The complaint alleges, among other things, that during the Class Period, the Defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds and omitted statements of fact in registration statements and reports filed pursuant to the Investment Company Act which were necessary to prevent such registration statements and reports from being materially false and misleading. In addition, the complaint alleges that the Goldman Sachs Funds paid excessive and improper investment advisory fees to GSAM and GSAMI. The complaint also alleges that GSAM and GSAMI used Rule 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing. The plaintiffs in the cases are seeking compensatory damages; rescission of GSAM’s and GSAMI’s investment advisory agreements and return of fees paid; an accounting of all Goldman Sachs Funds-related fees, commissions and soft dollar payments; restitution of all unlawfully or discriminatorily obtained fees and charges; and reasonable costs and expenses, including counsel fees and expert fees.

Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Goldman Sachs Funds is remote, and the pending action is not likely to materially affect their ability to provide investment management services to their clients, including the Goldman Sachs Funds.

Dividends

Equity and Fixed Income Funds
Dividends from investment company taxable income and distributions from net realized capital gains (if any) are declared and paid by the Equity Fund at least annually. The Government Income Fund and Core Fixed Income Fund declare dividends from investment company taxable income daily and pay them monthly. Distribution from net realized capital gains are declared at least annually by the Fixed Income Funds. Over the course of the year, accrued and paid dividends and distributions will equal all or substantially all of the Fund’s investment company taxable income and net realized capital gains. All dividends will be automatically reinvested in additional shares of the Fund at NAV of such shares on the payment date, unless an insurance company’s separate account is permitted to hold cash and elects to receive payment in cash. From time to time, a portion of the Fund’s dividends may constitute a return of capital.

Money Market Fund
All or substantially all of the Money Market Fund’s net investment income will be declared as a dividend daily. Dividends will normally, but not always, be declared as of 4:00 p.m. New York time as a dividend and distributed monthly.

Dividends will be reinvested as of the last calendar day of each month. Cash distributions normally will be paid on or about the first business day of each month. Net short-term capital gains, if any, will be distributed in accordance with federal income tax requirements and may be reflected in the Fund’s daily distributions.

The Fund may distribute at least annually other realized capital gains, if any, after reduction by available capital losses. In order to avoid excessive fluctuations in the amount of monthly capital gains distributions, a portion of any net capital gains realized on the disposition of securities during the months of November and December may be distributed during the subsequent calendar year. The realized gains and losses are not expected to be of an amount which would affect the Fund’s NAV of $1.00 per share.

Shareholder Guide

The following section will provide you with answers to some of the most often asked questions regarding buying and selling the Funds’ Service Shares.

How Can I Purchase Or Sell Service Shares Of The Funds?
Service Shares of the Funds are not sold directly to the public. Instead, Fund shares are sold to unaffiliated separate accounts that fund variable annuity and variable life insurance contracts issued by participating insurance companies. You may purchase or sell (redeem) shares of the Funds through variable annuity contracts and variable life insurance policies offered through the separate accounts. The variable annuity contracts and variable life insurance policies are described in the separate prospectuses issued by the participating insurance companies. You should refer to those prospectuses for information on how to purchase a variable annuity contract or variable life insurance policy, how to select a specific Fund as an investment option for your contract or policy and how to redeem monies from the Funds.

The separate accounts of the participating insurance companies place orders to purchase and redeem shares of the Funds based on, among other things, the amount of premium payments to be invested and the amount of surrender and transfer requests (as defined in the prospectus describing the variable annuity contracts and variable life insurance policies issued by the participating insurance companies) to be effected on that day pursuant to variable annuity contracts and variable life insurance policies.

The separate accounts of unaffiliated participating insurance companies may purchase shares of the Funds. The sale of Fund shares to these unaffiliated separate accounts may present certain conflicts of interests among variable annuity owners, variable life insurance policy owners and plan investors. The Trust’s Board of Trustees will monitor the Trust for the existence of any material irreconcilable conflict of interest. The Trust currently does not foresee any disadvantages to the holders of variable annuity contracts and variable life insurance policies arising from the fact that interests of the holders of variable annuity contracts and variable life insurance policies may differ due to differences of tax treatment or other considerations or due to conflicts among the unaffiliated participating insurance companies. If, however, a material unreconcilable conflict arises between the holders of variable annuity contracts and variable life insurance policies of unaffiliated participating insurance companies, a participating insurance company may be required to withdraw the assets allocable to some or all of the separate accounts from the Funds. Any such withdrawal could disrupt orderly portfolio management to the potential detriment of such holders.

Shares of the Funds (and other existing and new funds that might be added to the Trust) may also be offered to:

■	Unregistered separate accounts of various participating insurance companies through which variable annuity contracts and variable life insurance policies are sold in non-public offerings.
■	Unregistered separate accounts of various participating insurance companies through which variable annuity contracts and variable life insurance policies are offered exclusively to qualified pension and profit-sharing plans and/or certain governmental plans.
■	Qualified pension and profit-sharing plans. The Trust does not currently anticipate offering shares directly to such plans.

In addition to Service Shares, each Fund other than the Growth Opportunities Fund, Equity Index Fund, Government Income Fund, Core Fixed Income Fund and Money Market Fund offers another class of shares. This other share class is subject to different fees and expenses (which affect performance) and are entitled to different services than Service Shares. Information regarding this other share class can be obtained from Goldman Sachs by calling the number on the back cover of this Prospectus.

How Are Shares Priced?

Service Shares of a Fund are purchased and sold at the Fund’s next determined NAV for its Service Share Class. The Funds calculate NAV as follows:

NAV =	(Value of Assets of the Class) - (Liabilities of the Class) Number of the Outstanding Shares of the Class

The Funds’ investments are valued based on market quotations or if market quotations are not readily available, or if the Investment Adviser believes that such quotations do not accurately reflect fair value, the fair value of the Funds’ investments may be determined in good faith under procedures established by the Trustees.

To the extent that a Fund invests a significant portion of assets in foreign equity securities, “fair value” prices are provided by an independent fair value service. Fair value prices are used because many foreign markets operate at times that do not coincide with those of the major U.S. markets. Events that could affect the values of foreign portfolio holdings may occur between the close of the foreign market and the time of determining the NAV, and would not otherwise be reflected in the NAV. If the independent fair value service does not provide a fair value for a particular security or if the value does not meet the established criteria for a Fund, the most recent closing price for such a security on its principal exchange will generally be its fair value on such date.

In addition, the Investment Adviser, consistent with applicable regulatory guidance, may determine to make an adjustment to the previous closing prices of either domestic or foreign securities in light of significant events, to reflect what it believes to be the fair value of the securities at the time of determining the Fund’s NAV. Significant events that could effect a large number of securities in a particular market may include, but are not limited to: situations relating to one or more single issuers in a market sector; significant fluctuations in foreign markets; market disruptions or market closings; governmental actions or other developments; as well as the same or similar events which may affect specific issuers or the securities markets even though not tied directly to the securities markets. Other significant events that could relate to a single issuer may include, but are not limited to: corporate actions such as reorganizations, mergers and buy-outs; corporate announcements on earnings; significant litigation; and regulatory news such as governmental approvals.

One effect of using an independent fair value service and fair valuation may be to reduce stale pricing arbitrage opportunities presented by the pricing of shares of the Funds. However, it involves the risk that the values used by the Funds to price its investments may be different from those used by other investment companies and investors to price the same investments.

Investments in other registered mutual funds (if any) are valued based on the NAV of those mutual funds (which may use fair value pricing as discussed in their prospectuses).

■	NAV per share of the Funds is generally calculated by the accounting agent on each business day as of the close of regular trading on the New York Stock Exchange (normally 4:00 p.m. New York time) or such later time as the New York Stock Exchange or NASDAQ market may officially close. Fund shares will generally not be priced on any day the New York Stock Exchange is closed.
■	Shares are purchased and redeemed at the NAV next calculated after an order is received in proper form by the Trust.

■	On any business day when the Bond Market Association (“BMA”) recommends that the securities markets close early, the Government Income Fund, Core Fixed Income Fund and Money Market Fund reserve the right to close at or prior to the BMA recommended closing time. If a Fund does so, it will cease granting same business day credit for purchase and redemption orders received after the Fund’s closing time and credit will be given to the next business day.

■	The Trust reserves the right to reprocess purchase, redemption and exchange transactions that were processed at an NAV other than the Fund’s official closing NAV that is subsequently adjusted, and to recover amounts from (or distribute amounts to) shareholders accordingly based on the official closing NAV.
■	The Trust reserves the right to advance the time by which purchase and redemption orders must be received for same business day credit as otherwise permitted by the SEC.

Note: The time at which transactions and shares are priced and the time by which orders must be received may be changed in case of an emergency or if regular trading on the New York Stock Exchange is stopped at a time other than 4:00 p.m. New York time. In the event the New York Stock Exchange does not open for business because of an emergency, the Trust may, but is not required to, open one or more Funds for purchase, redemption and exchange transactions if the Federal Reserve wire payment system is open. To learn whether a Fund is open for business during an emergency situation, please call 1-800-621-2550.

Foreign securities may trade in their local markets on days the Fund is closed. As a result, if a Fund holds foreign securities, its NAV may be impacted on days when its shares may not be purchased or redeemed.

Do I Have To Pay Any Fees When Purchasing Or Selling Shares Of The Fund?
The Funds do not charge any fees when they sell or redeem their shares. Surrender charges, mortality and expense risk fees and other charges may be assessed by participating insurance companies under the variable annuity contracts or variable life insurance policies. These fees should be described in the participating insurance companies’ prospectuses.

What Else Should I Know About Service Share Purchases And Redemptions?
The Trust reserves the right to:

■	Suspend the right of redemption under certain extraordinary circumstances in accordance with the rules of the SEC.
■	Suspend the offering of shares for a period of time.
■	Reject any purchase order.
■	Close the Funds to new investors from time to time and reopen the Funds whenever it is deemed appropriate by the Funds’ Investment Adviser.

Orders received by the Trust are effected on business days. The separate accounts purchase and redeem shares of the Funds at the Fund’s NAV per share calculated as of the day an order is received by the Funds although such purchases and redemptions may be executed the next morning. Redemption proceeds paid by wire transfer will normally be wired in federal funds on the next business day after the Trust receives actual notice of the redemption order, but may be paid up to three business days after receipt of actual notice of the order.

SHAREHOLDER GUIDE

The Mid Cap Value Fund closed to new investors effective May 13, 2005 (the “Closing Date”). After the Closing Date, purchases into new accounts generally will no longer be accepted. Participating insurance companies that as of the Closing Date have invested their separate accounts into other Funds of the Trust but not the Fund will not be able to invest in the Fund.

The following investors may continue to make additional purchases and to reinvest dividends and capital gains into their accounts:

■	Separate accounts of the participating insurance companies that as of the Closing Date have made investments in the Fund (“Current Fund Shareholders”).

Once a Current Fund Shareholder closes all accounts in the Fund, additional investments may not be accepted.

The Fund may resume sales of shares to new investors at some future date. Additionally, the Fund may enter into asset purchase or other reorganization transactions with other investment companies that involve the issuance of shares of the Fund to new accounts, and such new accounts may continue to make additional purchases and reinvest dividends and capital gains into their accounts.

Notwithstanding the foregoing, the Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any investor. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders.

What Types Of Reports Will I Be Sent Regarding Investments In The Fund?
As a holder of a variable annuity contract or variable life insurance policy, you will receive annual reports containing audited financial statements and semiannual reports from your participating insurance company.

What Are The Fund’s Voting Procedures?
Participating insurance companies, not the owners of the variable annuity contracts or variable life insurance policies or participants therein, are shareholders of the Funds. To the extent required by law:

■	The participating insurance companies will vote Fund shares held in the separate accounts in a manner consistent with timely voting instructions received from the holders of variable annuity contracts and variable life insurance policies.
■	The participating insurance companies will vote Fund shares held in the separate accounts for which no timely instructions are received from the holders of variable annuity contracts and variable life insurance policies, as well as shares they own, in the same proportion as those shares for which voting instructions are received.

It is anticipated that Fund shares held by unregistered separate accounts or qualified plans generally will be voted for or against any proposition in the same proportion as all other Fund shares are voted unless the unregistered separate account’s participating insurance company or the plan makes other arrangements.

Additional information concerning voting rights of the participants in the separate accounts is more fully set forth in the prospectus relating to those accounts issued by the participating insurance companies.

RESTRICTIONS ON EXCESSIVE TRADING PRACTICES

Policies and Procedures on Excessive Trading Practices. In accordance with the policy adopted by the Board of Trustees, the Trust discourages frequent purchases and redemption of Service Shares in its non-money market funds and otherwise does not permit market timing or other excessive trading practices. Purchases and exchanges should be made with a view to longer-term investment purposes only. Excessive, short-term (market timing) trading practices may disrupt portfolio management strategies, increase brokerage and administrative costs, harm fund performance and result in dilution in the value of the Fund shares held by longer-term shareholders. The Trust and Goldman Sachs reserve the right to reject or restrict purchase or exchange requests from any participating insurance company or other investor. The Trust and Goldman Sachs will not be liable for any loss resulting from rejected purchase or exchange orders. To minimize harm to the Trust and its shareholders (or Goldman Sachs), the Trust (or Goldman Sachs) will exercise this right if, in the Trust’s (or Goldman Sachs’) judgement, an investor has a history of excessive trading or if an investor’s trading, in the judgement of the Trust (or Goldman Sachs), has been or may be disruptive to a Fund. In making this judgement, trades executed in multiple accounts under common ownership or control may be considered together to the extent they can be identified. No waivers of the provisions of the policy established to detect and deter market timing and other excessive trading activity are permitted that would harm the Trust or its shareholders or would subordinate the interests of the Trust or its shareholders to those of Goldman Sachs or any affiliated person or associated person of Goldman Sachs.

Pursuant to the policy adopted by the Board of Trustees, Goldman Sachs has developed criteria that it uses to identify trading activity that may be excessive. Goldman Sachs reviews on a regular, periodic basis available information relating to the trading activity in the Funds in order to assess the likelihood that a Fund may be the target of excessive trading. As part of its excessive trading surveillance process, Goldman Sachs, on a periodic basis, examines transactions that exceed certain monetary thresholds or numerical limits within a period of time. Consistent with the standards described above, if Goldman Sachs detects excessive, short term trading, and after analysis determines that the transaction is part of an attempt to market time or otherwise disrupt the operation of the Fund Goldman Sachs will contact an intermediary in order to restrict trading in the account or is authorized to reject or restrict a purchase or exchange request. Goldman Sachs may further seek to close an investor’s account with the Fund. Goldman Sachs may modify its surveillance procedures and criteria from time to time without prior notice regarding the detection of excessive trading or to address specific circumstances. Goldman Sachs will apply the criteria in a manner that, in Goldman Sachs’ judgement, will be uniform.

Fund shares are generally held through omnibus arrangements maintained by participating insurance companies or other intermediaries. Omnibus accounts include multiple investors and such accounts typically provide the Fund with a net purchase or redemption request on any given day where the purchases and redemptions of Fund shares by the investors shares are netted against one another. The identity of individual investors whose purchase and redemption orders are aggregated are normally not known by the Fund. A number of these insurance companies or intermediaries may not have the capability or may not be willing or legally able to apply the Fund’s market timing policies. While Goldman Sachs may monitor share turnover at the omnibus account level, the Fund’s ability to monitor and detect market timing by shareholders in these omnibus accounts is limited. The netting effect makes it more difficult to identify, locate and eliminate market timing activities In addition, those inventors who engage in market timing and other excessive trading activities may employ a variety of techniques to avoid detection. There can be no assurance that the Fund and Goldman Sachs will be able to identify all those who trade excessively or employ a market timing strategy, and curtail their trading in every instance.

DISTRIBUTION SERVICES AND FEES

What Are The Distribution And Service Fees Paid By Service Shares?
The Trust has adopted a distribution and service plan (the “Plan”) under which Service Shares bear distribution and service fees paid to participating insurance companies and Goldman Sachs. If the fees received by Goldman Sachs pursuant to the Plan exceed its expenses, Goldman Sachs may realize a profit from these arrangements. Goldman Sachs generally pays the distribution and service fees on a quarterly basis.

Under the Plan, Goldman Sachs is entitled to a monthly fee from each Fund for distribution services equal, on an annual basis, to 0.25% of a Fund’s average daily net assets attributed to Service Shares. Distribution and service fees for Service Shares after voluntary waivers for the current fiscal year are not expected to exceed: (i) 0.10% for each of the CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value, Growth Opportunities, Equity Index, Government Income, Core Fixed Income and Money Market Funds; (ii) 0.08% for the CORE U.S. Equity Fund; and (iii) 0.02% for the International Equity Fund. These waivers may be modified or terminated at any time at the option of Goldman Sachs. Because these fees are paid out of the Fund’s assets on an ongoing basis, over time, these fees will increase the cost of your investment and may cost you more than paying other types of such charges.

The distribution fees are subject to the requirements of Rule 12b-1 under the Investment Company Act, and may be used (among other things) for:

■	Compensation paid to and expenses incurred by (including sales commissions) Goldman Sachs and its respective officers, employees and sales representatives (including allocable overhead, travel and telephone expenses);
■	Compensation (including travel or other commissions) paid to participating insurance companies, financial intermediaries and broker-dealers;
■	Interest and other costs associated with the financing of such compensation and expenses;
■	Printing and mailing of prospectuses for prospective shareholders;
■	Preparation and distribution of sales literature or advertising of any type; and
■	All other expenses incurred in connection with activities primarily intended to result in the sale of Service Shares.

In addition, the fees may be used for personal and account maintenance services performed and related expenses incurred in connection with Service Shares. Personal and account maintenance services include services relating to assistance to contract owners regarding their investments in Service Shares and responding to contract owner inquiries.

Taxation

The Funds are treated as separate corporate entities for federal tax purposes. The Funds intend to elect to be treated as regulated investment companies and to qualify for such treatment for each taxable year under Subchapter M of Subtitle A, Chapter 1 of the Internal Revenue Code of 1986, as amended (the “Code”). In addition, the Funds intend to qualify under the Code with respect to the diversification requirements related to variable contracts. Provided that the Funds and separate accounts investing in the Funds satisfy applicable tax requirements, the Funds will not be subject to federal tax and any distributions from the Funds to the separate accounts will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or a variable life insurance contract.

Persons investing in variable annuity or variable life insurance contracts should refer to the prospectuses with respect to such contracts for further information regarding the tax treatment of the contracts and the separate accounts in which the contracts are invested.

Appendix A Additional Information on Portfolio Risks, Securities and Techniques

A. GENERAL PORTFOLIO RISKS

To the extent that a Fund invests in equity investments, that Fund will be subject to the risks associated with equity investments. “Equity investments” may include common stocks, preferred stocks, interests in real estate investment trusts, convertible debt obligations, convertible preferred stocks, equity interests in trusts, partnerships, joint ventures, limited liability companies and similar enterprises, warrants, stock purchase rights and synthetic and derivative instruments that have economic characteristics similar to equity securities. In general, the values of equity investments fluctuate in response to the activities of individual companies and in response to general market and economic conditions. Accordingly, the values of the equity investments that a Fund holds may decline over short or extended periods. The stock markets tend to be cyclical, with periods when stock prices generally rise and periods when prices generally decline. This volatility means that the value of your investment in the Funds may increase or decrease. In recent years, certain stock markets have experienced substantial price volatility.

To the extent that a Fund invests in fixed-income securities, that Fund will be subject to the risks associated with fixed-income securities. These risks include interest rate risk, credit risk and call/extension risk. In general, interest rate risk involves the risk that when interest rates decline, the market value of fixed-income securities tends to increase (although many mortgage related securities will have less potential than other debt securities for capital appreciation during periods of declining rates). Conversely, when interest rates increase, the market value of fixed-income securities tends to decline. Credit risk involves the risk that the issuer or guarantor could default on its obligations, and a Fund will not recover its investment. Call risk and extension risk are normally present in adjustable rate mortgage loans (“ARMs”), Mortgage-Backed Securities and asset-backed securities. For example, homeowners have the option to prepay their mortgages. Therefore, the duration of a security backed by home mortgages can either shorten (call risk) or lengthen (extension risk). In general, if interest rates on new mortgage loans fall sufficiently below the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to increase. Conversely, if mortgage loan interest rates rise above the interest rates on existing outstanding mortgage loans, the rate of prepayment would be expected to decrease. In either case, a change in the prepayment rate can result in losses to investors. The same would be true of asset-backed securities, such as securities backed by car loans.

The Investment Adviser will not consider the portfolio turnover rate a limiting factor in making investment decisions for a Fund. A high rate of portfolio turnover (100% or more) involves correspondingly greater expenses which must be borne by a Fund and its shareholders, and is also likely to result in higher short-term capital gains taxable to shareholders. The portfolio turnover rate is calculated by dividing the lesser of the dollar amount of sales or purchases of portfolio securities by the average monthly value of a Fund’s portfolio securities, excluding securities having a maturity at the date of purchase of one year or less. See “Financial Highlights” in Appendix B for a statement of the Funds’ historical portfolio turnover rates.

The following sections provide further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks. Additional information is provided in the Additional Statement, which is available upon request. Among other things, the Additional Statement describes certain fundamental investment restrictions that cannot be changed without shareholder approval. You should note, however, that all investment objectives and all investment policies not specifically designated as fundamental are non-fundamental, and may be changed without shareholder approval. If there is a change in a Fund’s investment objective, you should consider whether that Fund remains an appropriate investment in light of your then current financial position and needs.

B. OTHER PORTFOLIO RISKS

Risks of Investing in Small Capitalization and Mid-Capitalization Companies. In general, certain Funds may, to the extent consistent with their investment policies, invest in small and mid-capitalization companies. Investments in small and mid-capitalization companies involve greater risk and portfolio price volatility than investments in larger capitalization stocks. Among the reasons for the greater price volatility of these investments are the less certain growth prospects of smaller firms and the lower degree of liquidity in the markets for such securities. Small and mid-capitalization companies may be thinly traded and may have to be sold at a discount from current market prices or in small lots over an extended period of time. In addition, these securities are subject to the risk that during certain periods the liquidity of particular issuers or industries, or all securities in particular investment categories, will shrink or disappear suddenly and without warning as a result of adverse economic or market conditions,

APPENDIX A

or adverse investor perceptions whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Small and mid-capitalization companies include “unseasoned” issuers that do not have an established financial history; often have limited product lines, markets or financial resources; may depend on or use a few key personnel for management; and may be susceptible to losses and risks of bankruptcy. Small and mid-capitalization companies may be operating at a loss or have significant variations in operating results; may be engaged in a rapidly changing business with products subject to a substantial risk of obsolescence; may require substantial additional capital to support their operations, to finance expansion or to maintain their competitive position; and may have substantial borrowings or may otherwise have a weak financial condition. In addition, these companies may face intense competition, including competition from companies with greater financial resources, more extensive development, manufacturing, marketing, and other capabilities, and a larger number of qualified managerial and technical personnel. Transaction costs for these investments are often higher than those of larger capitalization companies. Investments in small and mid-capitalization companies may be more difficult to price precisely than other types of securities because of their characteristics and lower trading volumes.

Risks of Foreign Investments. In general, certain Funds may make foreign investments. Foreign investments involve special risks that are not typically associated with U.S. dollar denominated or quoted securities of U.S. issuers. Foreign investments may be affected by changes in currency rates, changes in foreign or U.S. laws or restrictions applicable to such investments and changes in exchange control regulations (e.g., currency blockage). A decline in the exchange rate of the currency (i.e., weakening of the currency against the U.S. dollar) in which a portfolio security is quoted or denominated relative to the U.S. dollar would reduce the value of the portfolio security. In addition, if the currency in which a Fund receives dividends, interest or other payments declines in value against the U.S. dollar before such income is distributed as dividends to shareholders or converted to U.S. dollars, the Fund may have to sell portfolio securities to obtain sufficient cash to pay such dividends.

Brokerage commissions, custodial services and other costs relating to investment in international securities markets generally are more expensive than in the United States. In addition, clearance and settlement procedures may be different in foreign countries and, in certain markets, such procedures have been unable to keep pace with the volume of securities transactions, thus making it difficult to conduct such transactions.

Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards comparable to those applicable to U.S. issuers. There may be less publicly available information about a foreign issuer than about a U.S. issuer. In addition, there is generally less government regulation of foreign markets, companies and securities dealers than in the United States, and the legal remedies for investors may be more limited than the remedies available in the United States. Foreign securities markets may have substantially less volume than U.S. securities markets and securities of many foreign issuers are less liquid and more volatile than securities of comparable domestic issuers. Furthermore, with respect to certain foreign countries, there is a possibility of nationalization, expropriation or confiscatory taxation, imposition of withholding or other taxes on dividend or interest payments (or, in some cases, capital gains distributions), limitations on the removal of funds or other assets from such countries, and risks of political or social instability or diplomatic developments which could adversely affect investments in those countries. Foreign banks and their foreign branches are not regulated by U.S. banking authorities, and generally are not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

Concentration of a Fund’s assets in one or a few countries and currencies will subject a Fund to greater risks than if a Fund’s assets were not geographically concentrated.

Investments in foreign securities may take the form of sponsored and unsponsored American Depositary Receipts (“ADRs”) and Global Depositary Receipts (“GDRs”). Certain Funds may also invest in European Depositary Receipts (“EDRs”) or other similar instruments representing securities of foreign issuers. ADRs, GDRs and EDRs represent the right to receive securities of foreign issuers deposited in a bank or other depository. ADRs and certain GDRs are traded in the United States. GDRs may be traded in either the United States or in foreign markets. EDRs are traded primarily outside the United States. Prices of ADRs are quoted in U.S. dollars. EDRs and GDRs are not necessarily quoted in the same currency as the underlying security.

Risk of Sovereign Debt. Investment in sovereign debt obligations by a Fund involves risks not present in debt obligations of corporate issuers. The issuer of the debt or the governmental authorities that control the repayment of the debt may be unable or unwilling to repay principal or interest when due in accordance with the terms of such debt, and a Fund may have limited recourse to compel payment in the event of a default. Periods of economic uncertainty may result in the volatility of market prices of sovereign debt, and in turn a Fund’s NAV, to a greater extent than the volatility inherent in debt obligations of U.S. issuers.

A sovereign debtor’s willingness or ability to repay principal and pay interest in a timely manner may be affected by, among other factors, its cash flow situation, the extent of its foreign currency reserves, the availability of sufficient foreign exchange on the date a payment is due, the relative size of the debt service burden to the economy as a whole, the sovereign debtor’s policy toward international lenders, and the political constraints to which a sovereign debtor may be subject.

The foreign government obligations that the Money Market Fund invests in are U.S. dollar-denominated obligations (limited to commercial paper and other notes) issued or guaranteed by a foreign government or other entity located or organized in a foreign country that maintains a short-term foreign currency rating in the highest short-term ratings category by the requisite number of NRSROs.

Risks of Euro. On January 1, 1999, the European Economic and Monetary Union (“EMU”) introduced a new single currency called the euro. The euro has replaced the national currencies of the following member countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal, and Spain. In addition, Cyprus, the Czech Republic, Estonia, Hungary, Latvia, Lithuania, Malta, Poland, Slovakia and Slovenia became members of the EMU on May 1, 2004, but these countries will not adopt the euro as their new currency until they can show that their economies have converged with the economies of the euro zone.

The European Central Bank has control over each country’s monetary policies. Therefore, the member countries no longer control their own monetary policies by directing independent interest rates for their currencies. The national governments of the participating countries, however, have retained the authority to set tax and spending policies and public debt levels.

The change to the euro as a single currency is relatively new and untested. The elimination of currency risk among EMU countries has affected the economic environment and behavior of investors, particularly in European markets, but the long-term impact of those changes on currency values or on the business or financial condition of European countries and issuers cannot be fully assessed at this time. In addition, the introduction of the euro presents other unique uncertainties, including the fluctuation of the euro relative to non-euro currencies; whether the interest rate, tax and labor regimes of European countries participating in the euro will converge over time; and whether the conversion of the currencies of other countries that now are or may in the future become members of the European Union (“EU”) will have an impact on the euro. Also, it is possible that the euro could be abandoned in the future by countries that have already adopted its use. In May 2005, voters in France and the Netherlands rejected ratification of the EU Constitution, causing some other countries to postpone moves toward ratification. These or other events, including political and economic developments, could cause market disruptions, and could adversely affect the value of securities held by the Funds. Because of the number of countries using this single currency, a significant portion of the assets held by the Funds may be denominated in the euro.

Risks of Emerging Countries. Certain Funds may invest in securities of issuers located in emerging countries. The risks of foreign investment are heightened when the issuer is located in an emerging country. Emerging countries are generally located in the Asia and Pacific regions, the Middle East, Eastern Europe, Latin, Central and South America and Africa. A Fund’s purchase and sale of portfolio securities in certain emerging countries may be constrained by limitations relating to daily changes in the prices of listed securities, periodic trading or settlement volume and/or limitations on aggregate holdings of foreign investors. Such limitations may be computed based on the aggregate trading volume by or holdings of a Fund, the Investment Adviser, its affiliates and their respective clients and other service providers. A Fund may not be able to sell securities in circumstances where price, trading or settlement volume limitations have been reached.

Foreign investment in the securities markets of certain emerging countries is restricted or controlled to varying degrees which may limit investment in such countries or increase the administrative costs of such investments. For example, certain Asian countries require governmental approval prior to investments by foreign persons or limit investment by foreign persons to only a specified percentage of an issuer’s outstanding securities or a specific class of securities which may have less advantageous terms (including price) than securities of the issuer available for purchase by nationals. In addition, certain countries may restrict or prohibit investment opportunities in issuers or industries deemed important to national interests. Such restrictions may affect the market price, liquidity and rights of securities that may be purchased by a Fund. The repatriation of both investment income and capital from certain emerging countries is subject to restrictions such as the need for governmental consents. In situations where a country restricts direct investment in securities (which may occur in certain Asian and other countries), a Fund may invest in such countries through other investment funds in such countries.

Many emerging countries have experienced currency devaluations and substantial (and, in some cases, extremely high) rates of inflation. Other emerging countries have experienced economic recessions. These circumstances have had a negative effect on the economies and securities markets of such emerging countries. Economies in emerging countries generally are dependent heavily upon commodity prices and international trade and, accordingly, have been and may continue to be affected adversely by the economies of their trading partners, trade barriers, exchange controls, managed adjustments in relative currency values and other protectionist measures imposed or negotiated by the countries with which they trade.

APPENDIX A

Many emerging countries are subject to a substantial degree of economic, political and social instability. Governments of some emerging countries are authoritarian in nature or have been installed or removed as a result of military coups, while governments in other emerging countries have periodically used force to suppress civil dissent. Disparities of wealth, the pace and success of democratization, and ethnic, religious and racial disaffection, among other factors, have also led to social unrest, violence and/or labor unrest in some emerging countries. Unanticipated political or social developments may result in sudden and significant investment losses. Investing in emerging countries involves greater risk of loss due to expropriation, nationalization, confiscation of assets and property or the imposition of restrictions on foreign investments and on repatriation of capital invested. As an example, in the past some Eastern European governments have expropriated substantial amounts of private property, and many claims of the property owners have never been fully settled. There is no assurance that similar expropriations will not recur in Eastern European or other countries.

A Fund’s investment in emerging countries may also be subject to withholding or other taxes, which may be significant and may reduce the return from an investment in such countries to the Fund.

Settlement procedures in emerging countries are frequently less developed and reliable than those in the United States and may involve a Fund’s delivery of securities before receipt of payment for their sale. In addition, significant delays may occur in certain markets in registering the transfer of securities. Settlement or registration problems may make it more difficult for a Fund to value its portfolio securities and could cause the Fund to miss attractive investment opportunities, to have a portion of its assets uninvested or to incur losses due to the failure of a counterparty to pay for securities the Fund has delivered or the Fund’s inability to complete its contractual obligations because of theft or other reasons.

The creditworthiness of the local securities firms used by a Fund in emerging countries may not be as sound as the creditworthiness of firms used in more developed countries. As a result, the Fund may be subject to a greater risk of loss if a securities firm defaults in the performance of its responsibilities.

The small size and inexperience of the securities markets in certain emerging countries and the limited volume of trading in securities in those countries may make a Fund’s investments in such countries less liquid and more volatile than investments in countries with more developed securities markets (such as the United States, Japan and most Western European countries). A Fund’s investments in emerging countries are subject to the risk that the liquidity of a particular investment, or investments generally, in such countries will shrink or disappear suddenly and without warning as a result of adverse economic, market or political conditions or adverse investor perceptions, whether or not accurate. Because of the lack of sufficient market liquidity, a Fund may incur losses because it will be required to effect sales at a disadvantageous time and only then at a substantial drop in price. Investments in emerging countries may be more difficult to price precisely because of the characteristics discussed above and lower trading volumes.

A Fund’s use of foreign currency management techniques in emerging countries may be limited. The Investment Adviser currently anticipates that a significant portion of the Funds’ currency exposure in emerging countries may not be covered by these techniques.

Geographic Risks. The International Equity Fund may invest more than 25% of its total assets in the securities of corporate and governmental issuers located in a particular foreign country or region. Concentration of the Fund’s investments in such issuers will subject the Fund, to a greater extent than if investment was more limited, to the risks of adverse securities markets, exchange rates and social, political or economic events which may occur in that country or region.

Risks of Derivative Investments. A Fund’s transactions, if any, in options, futures, options on futures, swaps, interest rate caps, floors and collars, structured securities and foreign currency transactions involve additional risk of loss. Loss can result from a lack of correlation between changes in the value of derivative instruments and the portfolio assets (if any) being hedged, the potential illiquidity of the markets for derivative instruments, or the risks arising from margin requirements and related leverage factors associated with such transactions. The use of these management techniques also involves the risk of loss if the Investment Adviser is incorrect in its expectation of fluctuations in securities prices, interest rates or currency prices. Each Fund may also invest in derivative investments for non-hedging purposes (that is, to seek to increase total return). Investing for non-hedging purposes is considered a speculative practice and presents even greater risk of loss.

Derivative Mortgage-Backed Securities (such as principal-only (“POs”), interest-only (“IOs”) or inverse floating rate securities) are particularly exposed to call and extension risks. Small changes in mortgage prepayments can significantly impact the cash flow and the market value of these securities. In general, the risk of faster than anticipated prepayments adversely affects IOs, super floaters and premium priced Mortgage-Backed Securities. The risk of slower than anticipated prepayments generally adversely affects POs, floating-rate securities subject to interest rate caps, support tranches and discount priced Mortgage-Backed Securities. In addition, particular derivative securities may be leveraged such that their exposure (i.e., price sensitivity) to interest rate and/or prepayment risk is magnified.

Some floating-rate derivative debt securities can present more complex types of derivative and interest rate risks. For example, range floaters are subject to the risk that the coupon will be reduced below market rates if a designated interest rate floats outside of a specified interest rate band or collar. Dual index or yield curve floaters are subject to lower prices in the event of an unfavorable change in the spread between two designated interest rates.

Risks of Illiquid Securities. Each Fund may invest up to 15% of its net assets in illiquid securities which cannot be disposed of in seven days in the ordinary course of business at fair value. Illiquid securities include:

■	Both domestic and foreign securities that are not readily marketable
■	Certain stripped mortgage-backed securities
■	Repurchase agreements and time deposits with a notice or demand period of more than seven days
■	Certain over-the-counter options
■	Certain structured securities and all swap transactions
■	Certain restricted securities, unless it is determined, based upon a review of the trading markets for a specific restricted security, that such restricted security is liquid because it is so-called “4(2) commercial paper” or is otherwise eligible for resale pursuant to Rule 144A under the Securities Act of 1933 (“144A Securities”).

Investing in 144A Securities may decrease the liquidity of a Fund’s portfolio to the extent that qualified institutional buyers become for a time uninterested in purchasing these restricted securities. The purchase price and subsequent valuation of restricted and illiquid securities normally reflect a discount, which may be significant, from the market price of comparable securities for which a liquid market exists.

Credit/Default Risks. Debt securities purchased by the Funds may include securities (including zero coupon bonds) issued by the U.S. government (and its agencies, instrumentalities and sponsored enterprises), foreign governments, domestic and foreign corporations, banks and other issuers. Some of these fixed-income securities are described in the next section below. Further information is provided in the Additional Statement.

Debt securities rated BBB or higher by Standard & Poor’s, Baa or higher by Moody’s or having a comparable rating by another NRSRO are considered “investment grade.” Securities rated BBB or Baa are considered medium-grade obligations with speculative characteristics, and adverse economic conditions or changing circumstances may weaken their issuers’ capacity to pay interest and repay principal. A security will be deemed to have met a rating requirement if it receives the minimum required rating from at least one such rating organization even though it has been rated below the minimum rating by one or more other rating organizations, or if unrated by such rating organizations, the security is determined by the Investment Adviser to be of comparable credit quality. If a security satisfies a Fund’s minimum rating requirement at the time of purchase and is subsequently downgraded below that rating, the Fund will not be required to dispose of the security. If a downgrade occurs, the Investment Adviser will consider what action, including the sale of the security, is in the best interest of a Fund and its shareholders.

Certain Funds may invest in fixed-income securities rated BB or Ba or below including securities rated D by Moody’s or Standard & Poor’s (or comparable unrated securities) which are commonly referred to as “junk bonds.” Junk bonds are considered predominantly speculative and may be questionable as to principal and interest payments.

In some cases, junk bonds may be highly speculative, have poor prospects for reaching investment grade standing and be in default. As a result, investment in such bonds will present greater speculative risks than those associated with investment in investment grade bonds. Also, to the extent that the rating assigned to a security in a Fund’s portfolio is downgraded by a rating organization, the market price and liquidity of such security may be adversely affected.

Risks of Initial Public Offerings. In general, certain Funds may invest in IPOs. An IPO is a company’s first offering of stock to the public. IPO risk is the risk that the market value of IPO shares will fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, the small number of shares available for trading and limited information about the issuer. The purchase of IPO shares may involve high transaction costs. IPO shares are subject to market risk and liquidity risk. When a Fund’s asset base is small, a significant portion of the Fund’s performance could be attributable to investments in IPOs, because such investments would have a magnified impact on the Fund. As the Fund’s assets grow, the effect of the Fund’s investments in IPOs on the Fund’s performance probably will decline, which could reduce the Fund’s performance. Because of the price volatility of IPO shares, a Fund may choose to hold IPO shares for a very short period of time. This may increase the turnover of the Fund’s portfolio and may lead to increased expenses to the Fund, such as commissions and transaction costs. By selling IPO shares, the Fund may realize taxable gains it will subsequently distribute to shareholders. In addition, the market for IPO shares can be speculative and/or inactive for extended periods of time. There is no assurance that a Fund will be able to obtain allocable portions of IPO shares. The limited number of shares available for trading in some IPOs may make it more difficult for a Fund to buy or sell significant amounts of shares without an unfavorable impact on prevailing prices. Investors in IPO shares can be affected by substantial dilution in the value of their shares, by sales of additional shares and by concentration of control in existing management and principal shareholders.

APPENDIX A

Temporary Investment Risks. In general, certain Funds may, for temporary defensive purposes, invest a certain percentage of their total assets in:

■	U.S. government securities
■	Commercial paper rated at least A-2 by Standard & Poor’s, P-2 by Moody’s or having a comparable rating by another NRSRO
■	Certificates of deposit
■	Bankers’ acceptances
■	Repurchase agreements
■	Non-convertible preferred stocks and non-convertible corporate bonds with a remaining maturity of less than one year

When a Fund’s assets are invested in such instruments, the Fund may not be achieving its investment objective.

C. PORTFOLIO SECURITIES AND TECHNIQUES

This section provides further information on certain types of securities and investment techniques that may be used by the Funds, including their associated risks.

The Funds may purchase other types of securities or instruments similar to those described in this section if otherwise consistent with the Fund’s investment objectives and policies. Further information is provided in the Additional Statement, which is available upon request.

Convertible Securities. Certain Funds may invest in convertible securities. Convertible securities are preferred stock or debt obligations that are convertible into common stock. Convertible securities generally offer lower interest or dividend yields than non-convertible securities of similar quality. Convertible securities in which a Fund invests are subject to the same rating criteria as its other investments in fixed-income securities. Convertible securities have both equity and fixed-income risk characteristics. Like all fixed-income securities, the value of convertible securities is susceptible to the risk of market losses attributable to changes in interest rates. Generally, the market value of convertible securities tends to decline as interest rates increase and, conversely, to increase as interest rates decline. However, when the market price of the common stock underlying a convertible security exceeds the conversion price of the convertible security, the convertible security tends to reflect the market price of the underlying common stock. As the market price of the underlying common stock declines, the convertible security, like a fixed-income security, tends to trade increasingly on a yield basis, and thus may not decline in price to the same extent as the underlying common stock.

Foreign Currency Transactions. A Fund may, to the extent consistent with its investment policies, purchase or sell foreign currencies on a cash basis or through forward contracts. A forward contract involves an obligation to purchase or sell a specific currency at a future date at a price set at the time of the contract. A Fund may engage in foreign currency transactions for hedging purposes and to seek to protect against anticipated changes in future foreign currency exchange rates. In addition, certain Funds may enter into foreign currency transactions to seek a closer correlation between the Fund’s overall currency exposures and the currency exposures of the Fund’s performance benchmark. Certain Funds may also enter into such transactions to seek to increase total return, which is considered a speculative practice.

Some Funds may also engage in cross-hedging by using forward contracts in a currency different from that in which the hedged security is denominated or quoted. A Fund may hold foreign currency received in connection with investments in foreign securities when, in the judgment of the Investment Adviser, it would be beneficial to convert such currency into U.S. dollars at a later date (e.g., the Investment Adviser may anticipate the foreign currency to appreciate against the U.S. dollar).

Currency exchange rates may fluctuate significantly over short periods of time, causing, along with other factors, a Fund’s NAV to fluctuate (when the Fund’s NAV fluctuates, the value of your shares may go up or down). Currency exchange rates also can be affected unpredictably by the intervention of U.S. or foreign governments or central banks, or the failure to intervene, or by currency controls or political developments in the United States or abroad.

The market in forward foreign currency exchange contracts, currency swaps and other privately negotiated currency instruments offers less protection against defaults by the other party to such instruments than is available for currency instruments traded on an exchange. Such contracts are subject to the risk that the counterparty to the contract will default on its obligations. Since these contracts are not guaranteed by an exchange or clearinghouse, a default on a contract would deprive a Fund of unrealized profits, transaction costs or the benefits of a currency hedge or could force the Fund to cover its purchase or sale commitments, if any, at the current market price.

Structured Securities. Certain Funds may invest in structured securities. Structured securities are securities whose value is determined by reference to changes in the value of specific currencies, interest rates, commodities, indices or other financial indicators (the “Reference”) or the relative change in two or more References.

The interest rate or the principal amount payable upon maturity or redemption may be increased or decreased depending upon changes in the applicable Reference. Structured securities may be positively or negatively indexed, so that appreciation of the Reference may produce an increase or decrease in the interest rate or value of the security at maturity. In addition, changes in the interest rates or the value of the security at maturity may be a multiple of changes in the value of the Reference. Consequently, structured securities may present a greater degree of market risk than many types of securities and may be more volatile, less liquid and more difficult to price accurately than less complex securities.

REITs. Certain Funds may invest in REITs. REITs are pooled investment vehicles that invest primarily in either real estate or real estate related loans. The value of a REIT is affected by changes in the value of the properties owned by the REIT or securing mortgage loans held by the REIT. REITs are dependent upon the ability of the REITs’ managers, and are subject to heavy cash flow dependency, default by borrowers and the qualification of the REITs under applicable regulatory requirements for favorable income tax treatment. REITs are also subject to risks generally associated with investments in real estate including possible declines in the value of real estate, general and local economic conditions, environmental problems and changes in interest rates. To the extent that assets underlying a REIT are concentrated geographically, by property type or in certain other respects, these risks may be heightened. A Fund will indirectly bear its proportionate share of any expenses, including management fees, paid by a REIT in which it invests.

Options on Securities, Securities Indices and Foreign Currencies. A put option gives the purchaser of the option the right to sell, and the writer (seller) of the option the obligation to buy, the underlying instrument during the option period. A call option gives the purchaser of the option the right to buy, and the writer (seller) of the option the obligation to sell, the underlying instrument during the option period. Certain Funds may write (sell) covered call and put options and purchase put and call options on any securities in which the Fund may invest or on any securities index consisting of securities in which it may invest. A Fund may also, to the extent consistent with its investment policies, purchase and sell (write) put and call options on foreign currencies.

The writing and purchase of options is a highly specialized activity which involves special investment risks. Options may be used for either hedging or cross-hedging purposes, or to seek to increase total return (which is considered a speculative activity). The successful use of options depends in part on the ability of the Investment Adviser to manage future price fluctuations and the degree of correlation between the options and securities (or currency) markets. If the Investment Adviser is incorrect in its expectation of changes in market prices or determination of the correlation between the instruments or indices on which options are written and purchased and the instruments in a Fund’s investment portfolio, the Fund may incur losses that it would not otherwise incur. The use of options can also increase a Fund’s transaction costs. Options written or purchased by the Funds may be traded on either U.S. or foreign exchanges or over-the-counter. Foreign and over-the-counter options will present greater possibility of loss because of their greater illiquidity and credit risks.

Futures Contracts and Options on Futures Contracts. Futures contracts are standardized, exchange-traded contracts that provide for the sale or purchase of a specified financial instrument or currency at a future time at a specified price. An option on a futures contract gives the purchaser the right (and the writer of the option the obligation) to assume a position in a futures contract at a specified exercise price within a specified period of time. A futures contract may be based on particular securities, foreign currencies, securities indices and other financial instruments and indices. The Funds may engage in futures transactions on both U.S. and foreign exchanges.

Certain Funds may purchase and sell futures contracts, and purchase and write call and put options on futures contracts, in order to seek to increase total return or to hedge against changes in interest rates, securities prices or, to the extent a Fund invests in foreign securities, currency exchange rates, or to otherwise manage its term structure, sector selection and duration in accordance with its investment objective and policies. Each Fund may also enter into closing purchase and sale transactions with respect to such contracts and options. The Trust, on behalf of each Fund, has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act, and therefore is not subject to registration or regulation as a pool operator under that Act with respect to the Funds.

Futures contracts and related options present the following risks:

■	While a Fund may benefit from the use of futures and options on futures, unanticipated changes in interest rates, securities prices or currency exchange rates may result in poorer overall performance than if the Fund had not entered into any futures contracts or options transactions.
■	Because perfect correlation between a futures position and a portfolio position that is intended to be protected is impossible to achieve, the desired protection may not be obtained and a Fund may be exposed to additional risk of loss.
■	The loss incurred by a Fund in entering into futures contracts and in writing call options on futures is potentially unlimited and may exceed the amount of the premium received.
■	Futures markets are highly volatile and the use of futures may increase the volatility of a Fund’s NAV.
■	As a result of the low margin deposits normally required in futures trading, a relatively small price movement in a futures contract may result in substantial losses to a Fund.

APPENDIX A

■	Futures contracts and options on futures may be illiquid, and exchanges may limit fluctuations in futures contract prices during a single day.
■	Foreign exchanges may not provide the same protection as U.S. exchanges.

Equity Swaps. Certain Funds may invest in equity swaps. Equity swaps allow the parties to a swap agreement to exchange the dividend income or other components of return on an equity investment (for example, a group of equity securities or an index) for a component of return on another non-equity or equity investment.

An equity swap may be used by a Fund to invest in a market without owning or taking physical custody of securities in circumstances in which direct investment may be restricted for legal reasons or is otherwise deemed impractical or disadvantageous. Equity swaps are derivatives and their value can be very volatile. To the extent that the Investment Adviser does not accurately analyze and predict the potential relative fluctuation of the components swapped with another party, a Fund may suffer a loss, which may be substantial. The value of some components of an equity swap (such as the dividends on a common stock) may also be sensitive to changes in interest rates. Furthermore, a Fund may suffer a loss if the counterparty defaults. Because equity swaps are normally illiquid, a Fund may be unable to terminate its obligations when desired.

When-Issued Securities and Forward Commitments. Certain Funds may purchase when-issued securities and make contracts to purchase or sell securities for a fixed price at a future date beyond customary settlement time. When-issued securities are securities that have been authorized, but not yet issued. When-issued securities are purchased in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. A forward commitment involves the entering into a contract to purchase or sell securities for a fixed price at a future date beyond the customary settlement period.

The purchase of securities on a when-issued or forward commitment basis involves a risk of loss if the value of the security to be purchased declines before the settlement date. Conversely, the sale of securities on a forward commitment basis involves the risk that the value of the securities sold may increase before the settlement date. Although a Fund will generally purchase securities on a when-issued or forward commitment basis with the intention of acquiring the securities for its portfolio, a Fund may dispose of when-issued securities or forward commitments prior to settlement if the Investment Adviser deems it appropriate.

Repurchase Agreements. Repurchase agreements involve the purchase of securities subject to the seller’s agreement to repurchase them at a mutually agreed upon date and price. Certain Funds may enter into repurchase agreements with securities dealers and banks which furnish collateral at least equal in value or market price to the amount of their repurchase obligation. Some Funds may also enter into repurchase agreements involving certain foreign government securities.

The difference between the original purchase price and the repurchase price is normally based on prevailing short-term interest rates. Under a repurchase agreement, the seller is required to furnish collateral at least equal in value or market price to the amount of the seller’s repurchase obligation.

If the seller under a repurchase agreement defaults, a Fund could suffer a loss to the extent that the proceeds from the sale of the underlying securities and other collateral held by the Fund are less than the repurchase price and the Fund’s cost associated with delay and enforcement of the repurchase agreement. In addition, in the event of bankruptcy or insolvency proceedings concerning the seller, a Fund could suffer additional losses if the collateral held by the Fund is subject to a court “stay” that prevents the Fund from promptly selling the collateral. If this occurs, the Fund will bear the risk that the value of the collateral will decline below the repurchase price. Furthermore, a Fund could experience a loss if a court determines that the Fund’s interest in the collateral is not enforceable.

In evaluating whether to enter into a repurchase agreement, the Investment Adviser will carefully consider the creditworthiness of the seller.

Certain Funds, together with other registered investment companies having advisory agreements with the Investment Adviser or any of its affiliates, may transfer uninvested cash balances into a single joint account, the daily aggregate balance of which will be invested in one or more repurchase agreements.

Lending of Portfolio Securities. Certain Funds may engage in securities lending. Securities lending involves the lending of securities owned by a Fund to financial institutions such as certain broker-dealers including, as permitted by the SEC, Goldman Sachs. The borrowers are required to secure their loans continuously with cash, cash equivalents, U.S. government securities or letters of credit in an amount at least equal to the market value of the securities loaned. Cash collateral may be invested by a Fund in short-term investments, including unregistered investment pools managed by the Investment Adviser or its affiliates and from which the Investment Adviser or its affiliates may receive fees. To the extent that cash collateral is so invested, such collateral will be subject to market depreciation or appreciation, and a Fund will be responsible for any loss that might result from its investment of the borrowers’ collateral. If the Investment Adviser determines to make securities loans, the value of the securities loaned may not exceed 33 1/3% of the value of the total assets of a Fund (including the loan collateral). Loan collateral (including any investment of the collateral) is not subject to the percentage limitations described elsewhere in this Prospectus regarding investments in fixed-income securities and cash equivalents.

A Fund may lend its securities to increase its income. A Fund may, however, experience delay in the recovery of its securities or incur a loss if the institution with which it has engaged in a portfolio loan transaction breaches its agreement with the Fund or becomes insolvent.

Short Sales Against-the-Box. Certain Funds may make short sales against-the-box. A short sale against-the-box means that at all times when a short position is open the Fund will own an equal amount of securities sold short, or securities convertible into or exchangeable for, without payment of any further consideration, an equal amount of the securities of the same issuer as the securities sold short.

Preferred Stock, Warrants and Rights. Certain Funds may invest in preferred stock, warrants and rights. Preferred stocks are securities that represent an ownership interest providing the holder with claims on the issuer’s earnings and assets before common stock owners but after bond owners. Unlike debt securities, the obligations of an issuer of preferred stock, including dividend and other payment obligations, may not typically be accelerated by the holders of such preferred stock on the occurrence of an event of default or other non-compliance by the issuer of the preferred stock.

Warrants and other rights are options to buy a stated number of shares of common stock at a specified price at any time during the life of the warrant or right. The holders of warrants and rights have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

Other Investment Companies. Certain Funds may invest in securities of other investment companies (including exchange-traded funds such as SPDRs and iSharesSM, as defined below) subject to statutory limitations prescribed by the Investment Company Act of 1940. These limitations include a prohibition on any Fund acquiring more than 3% of the voting shares of any other investment company, and a prohibition on investing more than 5% of a Fund’s total assets in securities of any one investment company or more than 10% of its total assets in securities of all investment companies. With regard to the Money Market Fund, such other investment companies will have investment objectives, policies and restrictions substantially similar to the acquiring Fund and will be subject to substantially the same risks. A Fund will indirectly bear its proportionate share of any management fees and other expenses paid by such other investment companies. Although the Funds do not expect to do so in the foreseeable future, each Fund is authorized to invest substantially all of its assets in a single open-end investment company or series thereof that has substantially the same investment objective, policies and fundamental restrictions as the Fund. Pursuant to an exemptive order obtained from the SEC, other investment companies in which a Fund may invest include money market funds which the Investment Adviser or any of its affiliates serves as investment adviser, administrator or distributor.

Exchange-traded funds such as SPDRs and iSharesSM are shares of unaffiliated investment companies which are traded like traditional equity securities on a national securities exchange or the NASDAQ® National Market System.

■	Standard & Poor’s Depositary Receipts™. Certain Funds may, consistent with their investment policies, purchase Standard & Poor’s Depositary Receipts™ (“SPDRs”). SPDRs are securities traded on an exchange that represent ownership in the SPDR Trust, a trust which has been established to accumulate and hold a portfolio of common stocks that is intended to track the price performance and dividend yield of the S&P 500®. SPDRs may be used for several reasons, including, but not limited to, facilitating the handling of cash flows or trading, or reducing transaction costs. The price movement of SPDRs may not perfectly parallel the price action of the S&P 500®.

■	iSharesSM. iShares are shares of an investment company that invests substantially all of its assets in securities included in specified indices, including the MSCI indices for various countries and regions. iShares are listed on an exchange and were initially offered to the public in 1996. The market prices of iShares are expected to fluctuate in accordance with both changes in the NAVs of their underlying indices and supply and demand of iShares on an exchange. However, iShares have a limited operating history and information is lacking regarding the actual performance and trading liquidity of iShares for extended periods or over complete market cycles. In addition, there is no assurance that the requirements of an exchange necessary to maintain the listing of iShares will continue to be met or will remain unchanged. In the event substantial market or other disruptions affecting iShares occur in the future, the liquidity and value of a Fund’s shares could also be substantially and adversely affected. If such disruptions were to occur, a Fund could be required to reconsider the use of iShares as part of its investment strategy.

Unseasoned Companies. Certain Funds may invest in companies which (together with their predecessors) have operated less than three years. The securities of such companies may have limited liquidity, which can result in their being priced higher or lower than might otherwise be the case. In addition, investments in unseasoned companies are more speculative and entail greater risk than do investments in companies with an established operating record.

Corporate Debt Obligations; Trust Preferred Securities. Corporate debt obligations include bonds, notes, debentures,

APPENDIX A

commercial paper and other obligations of corporations to pay interest and repay principal. Certain Funds may invest in corporate debt obligations issued by U.S. and certain non-U.S. issuers which issue securities denominated in the U.S. dollar (including Yankee and Euro obligations). In addition to obligations of corporations, corporate debt obligations include securities issued by banks and other financial institutions and supranational entities (i.e., the World Bank, the International Monetary Fund, etc.).

A trust preferred security is a long dated bond (for example, 30 years) with preferred features. The preferred features are that payment of interest can be deferred for a specified period without initiating a default event. The securities are generally senior in claim to standard preferred stock but junior to other bondholders. Certain Funds may also invest in other short-term obligations issued or guaranteed by U.S. corporations, non-U.S. corporations or other entities.

Bank Obligations. Certain Funds may invest in obligations issued or guaranteed by U.S. or foreign banks. Bank obligations, including without limitation, time deposits, bankers’ acceptances and certificates of deposit, may be general obligations of the parent bank or may be limited to the issuing branch by the terms of the specific obligations or by government regulations. The Money Market Fund may invest in U.S. dollar-denominated obligations issued or guaranteed by foreign banks that have more than $1 billion in total assets at the time of purchase, U.S. branches of such foreign banks (Yankee obligations), foreign branches of such foreign banks and foreign branches of U.S. banks having more than $1 billion in total assets at the time of purchase. Banks are subject to extensive but different governmental regulations which may limit both the amount and types of loans which may be made and interest rates which may be charged. In addition, the profitability of the banking industry is largely dependent upon the availability and cost of funds for the purpose of financing lending operations under prevailing money market conditions. General economic conditions as well as exposure to credit losses arising from possible financial difficulties of borrowers play an important part in the operation of this industry.

To the extent that the Money Market Fund invests more than 25% of its total assets in bank obligations (whether foreign or domestic), it may be especially affected by favorable and adverse developments in or related to the banking industry. The activities of U.S. and most foreign banks are subject to comprehensive regulations which, in the case of U.S. regulations, have undergone substantial changes in the past decade. The enactment of new legislation or regulations, as well as changes in interpretation and enforcement of current laws, may affect the manner of operations and profitability of domestic and foreign banks. Significant developments in the U.S. banking industry have included increased competition from other types of financial institutions, increased acquisition activity and geographic expansion. Banks may be particularly susceptible to certain economic factors, such as interest rate changes and adverse developments in the real estate markets. Fiscal and monetary policy and general economic cycles can affect the availability and cost of funds, loan demand and asset quality and thereby impact the earnings and financial conditions of banks.

Commercial Paper. Certain Funds may invest in commercial paper, including variable amount master demand notes and asset-backed commercial paper. Commercial paper normally represents short-term unsecured promissory notes issued in bearer form by banks or bank holding companies, corporations, finance companies and other issuers. The commercial paper purchased by a Fund consists of direct U.S. dollar-denominated obligations of domestic or, in the case of certain Funds, foreign issuers. Asset-backed commercial paper is issued by a special purpose entity that is organized to issue the commercial paper and to purchase trade receivables or other financial assets. The credit quality of asset-backed commercial paper depends primarily on the quality of these assets and the level of any additional credit support.

Short-Term Obligations. Certain Funds may invest in other short-term obligations, including short-term funding agreements payable in U.S. dollars and issued or guaranteed by U.S. corporations, foreign corporations or other entities. A funding agreement is a contract between an issuer and a purchaser that obligates the issuer to pay a guaranteed rate of interest on a principal sum deposited by the purchaser. Funding agreements will also guarantee a stream of payments over time. A funding agreement has a fixed maturity date and may have either a fixed or variable interest rate that is based on an index and guaranteed for a set time period. Because there is normally no secondary market for these investments, funding agreements purchased by a Fund may be regarded as illiquid.

U.S. Government Securities. Each Fund may invest in U.S. Government Securities. U.S. Government Securities include U.S. Treasury obligations and obligations issued or guaranteed by U.S. government agencies, instrumentalities or sponsored enterprises. U.S. Government Securities may be supported by (a) the full faith and credit of the U.S. Treasury; (b) the right of the issuer to borrow from the U.S. Treasury; (c) the discretionary authority of the U.S. government to purchase certain obligations of the issuer; or (d) only the credit of the issuer. U.S. Government Securities also include Treasury receipts, zero coupon bonds and other stripped U.S. Government Securities, where the interest and principal components of stripped U.S. Government Securities are traded independently.

U.S. Treasury Obligations include, among other things, the separately traded principal and interest components of securities guaranteed or issued by the U.S. Treasury if such components are traded independently under the Separate Trading of Registered Interest and Principal of Securities program (“STRIPS”).

U.S. Government Securities are deemed to include (a) securities for which the payment of principal and interest is backed by an irrevocable letter of credit issued by the U.S. government, its agencies, authorities or instrumentalities; and (b) participations in loans made to foreign governments or their agencies that are so guaranteed. Certain of these participations may be regarded as illiquid. U.S. Government Securities also include zero coupon bonds.

Some Funds invest in U.S. Treasury Obligations and certain U.S. Government Securities the interest from which is generally exempt from state income taxation. Securities generally eligible for this exemption include those issued by the U.S. Treasury and certain agencies, authorities or instrumentalities of the U.S. government, including the Federal Home Loan Banks, Federal Farm Credit Banks and Tennessee Valley Authority.

U.S. Government Securities have historically involved little risk of loss of principal if held to maturity. However, no assurance can be given that the U.S. government will provide financial support to U.S. government agencies, authorities, instrumentalities or sponsored enterprises if it is not obligated to do so by law.

Custodial Receipts and Trust Certificates. Certain Funds may invest in custodial receipts and trust certificates representing interests in securities held by a custodian or trustee. The securities so held may include U.S. Government Securities or other types of securities in which a Fund may invest. The custodial receipts or trust certificates may evidence ownership of future interest payments, principal payments or both on the underlying securities, or, in some cases, the payment obligation of a third party that has entered into an interest rate swap or other arrangement with the custodian or trustee. For certain securities laws purposes, custodial receipts and trust certificates may not be considered obligations of the U.S. government or other issuer of the securities held by the custodian or trustee. If for tax purposes a Fund is not considered to be the owner of the underlying securities held in the custodial or trust account, the Fund may suffer adverse tax consequences. As a holder of custodial receipts and trust certificates, a Fund will bear its proportionate share of the fees and expenses charged to the custodial account or trust. Each Fund may also invest in separately issued interests in custodial receipts and trust certificates.

Mortgage-Backed Securities. Certain Funds may invest in Mortgage-Backed Securities. Mortgage-Backed Securities represent direct or indirect participations in, or are collateralized by and payable from, mortgage loans secured by real property. Mortgage-Backed Securities can be backed by either fixed-rate mortgage loans or adjustable rate mortgage loans, and may be issued by either a governmental or non-governmental entity.

Certain Funds may invest in privately-issued mortgage pass-through securities that represent interests in pools of mortgage loans that are issued by trusts formed by originators of and institutional investors in mortgage loans (or represent interests in custodial arrangements administered by such institutions). These originators and institutions include commercial banks, savings and loans associations, credit unions, savings banks, mortgage bankers, insurance companies, investment banks or special purpose subsidiaries of the foregoing. The pools underlying privately-issued mortgage pass-through securities consist of mortgage loans secured by mortgages or deeds of trust creating a first lien on commercial, residential, residential multi-family and mixed residential/ commercial properties. These Mortgage-Backed Securities typically do not have the same credit standing as U.S. government guaranteed Mortgage-Backed Securities.

Privately-issued mortgage pass-through securities generally offer a higher yield than similar securities issued by a government entity because of the absence of any direct or indirect government or agency payment guarantees. However, timely payment of interest and principal on mortgage loans in these pools may be supported by various forms of insurance or guarantees, including individual loan, pool and hazard insurance, subordination and letters of credit. The insurance and guarantees are issued by government entities, private insurers, banks and mortgage poolers. Mortgage-Backed Securities without insurance or guarantees may also be purchased by the Fund if they have the required rating from an NRSRO. Some Mortgage-Backed Securities issued by private organizations may not be readily marketable.

Mortgage-Backed Securities may include multiple class securities, including collateralized mortgage obligations (“CMOs”) and Real Estate Mortgage Investment Conduit (“REMIC”) pass-through or participation certificates. A REMIC is a CMO that qualifies for special tax treatment under the Code and invests in certain mortgages principally secured by interests in real property and other permitted investments. CMOs provide an investor with a specified interest in the cash flow from a pool of underlying mortgages or of other Mortgage-Backed Securities. CMOs are issued in multiple classes each with a specified fixed or floating interest rate and a final scheduled distribution date. In many cases, payments of principal are applied to the CMO classes in the order of their respective stated maturities, so that no principal payments will be made on a CMO class until all other classes having an earlier stated maturity date are paid in full.

Sometimes, however, CMO classes are “parallel pay,” i.e., payments of principal are made to two or more classes concurrently. In some cases, CMOs may have the characteristics of a stripped mortgage-backed security whose price can

APPENDIX A

be highly volatile. CMOs may exhibit more or less price volatility and interest rate risk than other types of Mortgage-Backed Securities, and under certain interest rate and payment scenarios, the Fund may fail to recoup fully its investment in certain of these securities regardless of their credit quality.

To the extent a Fund concentrates its investments in pools of Mortgage-Backed Securities sponsored by the same sponsor or serviced by the same servicer, it may be subject to additional risks. Servicers of mortgage-related pools collect payments on the underlying mortgage assets for pass-through to the pool on a periodic basis. Upon insolvency of the servicer, the pool may be at risk with respect to collections received by the servicer but not yet delivered to the pool.

Mortgaged-Backed Securities also include stripped Mortgage-Backed Securities (“SMBS”), which are derivative multiple class Mortgage-Backed Securities. SMBS are usually structured with two different classes: one that receives substantially all of the interest payments and the other that receives substantially all of the principal payments from a pool of mortgage loans. The market value of SMBS consisting entirely of principal payments generally is unusually volatile in response to changes in interest rates. The yields on SMBS that receive all or most of the interest from mortgage loans are generally higher than prevailing market yields on other Mortgage-Backed Securities because their cash flow patterns are more volatile and there is a greater risk that the initial investment will not be fully recouped.

Asset-Backed Securities and Receivables Backed Securities. Certain Funds may invest in asset-backed securities and receivables backed securities. Asset-backed securities and receivables backed securities are securities whose principal and interest payments are collateralized by pools of assets such as auto loans, credit card receivables, leases, installment contracts and personal property. Asset-backed securities are often subject to more rapid repayment than their stated maturity date would indicate as a result of the pass-through of prepayments of principal on the underlying loans. During periods of declining interest rates, prepayment of loans underlying asset-backed securities can be expected to accelerate. Accordingly, a Fund’s ability to maintain positions in such securities will be affected by reductions in the principal amount of such securities resulting from prepayments, and its ability to reinvest the returns of principal at comparable yields is subject to generally prevailing interest rates at that time. Asset-backed securities present credit risks that are not presented by mortgage-backed securities. This is because asset-backed securities generally do not have the benefit of a security interest in collateral that is comparable to mortgage assets. If the issuer of an asset-backed security defaults on its payment obligations, there is the possibility that, in some cases, the Fund will be unable to possess and sell the underlying collateral and that the Fund’s recoveries on repossessed collateral may not be available to support payments on the securities. In the event of a default, a Fund may suffer a loss if it cannot sell collateral quickly and receive the amount it is owed.

Borrowings. Each Fund can borrow money from banks and other financial institutions in amounts not exceeding one-third of its total assets for temporary or emergency purposes. A Fund may not make additional investments if borrowings exceed 5% of its total assets.

Mortgage Dollar Rolls. Certain Funds may enter into mortgage dollar rolls. A mortgage dollar roll involves the sale by a Fund of securities for delivery in the current month. The Fund simultaneously contracts with the same counterparty to repurchase substantially similar (same type, coupon and maturity) but not identical securities on a specified future date. During the roll period, the Fund loses the right to receive principal and interest paid on the securities sold. However, the Fund benefits to the extent of any difference between (a) the price received for the securities sold and (b) the lower forward price for the future purchase and/or fee income plus the interest earned on the cash proceeds of the securities sold. Unless the benefits of a mortgage dollar roll exceed the income, capital appreciation and gain or loss due to mortgage prepayments that would have been realized on the securities sold as part of the roll, the use of this technique will diminish the Fund’s performance.

Successful use of mortgage dollar rolls depends upon the Investment Adviser’s ability to predict correctly interest rates and mortgage prepayments. If the Investment Adviser is incorrect in its prediction, a Fund may experience a loss. The Funds do not currently intend to enter into mortgage dollar rolls for financing and do not treat them as borrowings.

Yield Curve Options. Certain Funds may enter into options on the yield “spread” or differential between two securities. Such transactions are referred to as “yield curve” options. In contrast to other types of options, a yield curve option is based on the difference between the yields of designated securities, rather than the prices of the individual securities, and is settled through cash payments. Accordingly, a yield curve option is profitable to the holder if this differential widens (in the case of a call) or narrows (in the case of a put), regardless of whether the yields of the underlying securities increase or decrease.

The trading of yield curve options is subject to all of the risks associated with the trading of other types of options. In addition, such options present a risk of loss even if the yield of an underlying security remains constant, or if the spread moves in a direction or to an extent which was not anticipated.

Reverse Repurchase Agreements. Certain Funds may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by a Fund subject to the Fund’s agreement to repurchase them at a mutually agreed upon date and price (including interest).

These transactions may be entered into as a temporary measure for emergency purposes or to meet redemption requests. Reverse repurchase agreements may also be entered into when the Investment Adviser expects that the interest income to be earned from the investment of the transaction proceeds will be greater than the related interest expense. Reverse repurchase agreements involve leveraging. If the securities held by a Fund decline in value while these transactions are outstanding, the NAV of the Fund’s outstanding shares will decline in value by proportionately more than the decline in value of the securities. In addition, reverse repurchase agreements involve the risk that the investment return earned by a Fund (from the investment of the proceeds) will be less than the interest expense of the transaction, that the market value of the securities sold by a Fund will decline below the price the Fund is obligated to pay to repurchase the securities, and that the securities may not be returned to the Fund.

Municipal Securities. Certain Funds may invest in securities and instruments issued by state and local government issuers. Municipal Securities in which a Fund may invest consist of bonds, notes, commercial paper and other instruments (including participation interests in such securities) issued by or on behalf of the states, territories and possessions of the United States (including the District of Columbia) and their political subdivisions, agencies or instrumentalities.

Municipal notes include tax anticipation notes (“TANs”), revenue anticipation notes (“RANs”), bond anticipation notes (“BANs”), tax and revenue anticipation notes (“TRANs”) and construction loan notes.

Municipal Securities include both “general” and “revenue” bonds and may be issued to obtain funds for various purposes. General obligations are secured by the issuer’s pledge of its full faith, credit and taxing power. Revenue obligations are payable only from the revenues derived from a particular facility or class of facilities.

Municipal Securities are often issued to obtain funds for various public purposes, including the construction of a wide range of public facilities such as bridges, highways, housing, hospitals, mass transportation, schools, streets and water and sewer works. Municipal Securities include private activity bonds, pre-refunded municipal securities and auction rate securities.

The obligations of the issuer to pay the principal of and interest on a Municipal Security are subject to the provisions of bankruptcy, insolvency and other laws affecting the rights and remedies of creditors, such as the Federal Bankruptcy Act, and laws, if any, that may be enacted by Congress or state legislatures extending the time for payment of principal or interest or imposing other constraints upon the enforcement of such obligations. There is also the possibility that, as a result of litigation or other conditions, the power or ability of the issuer to pay when due the principal of or interest on a Municipal Security may be materially affected.

In addition, Municipal Securities include municipal leases, certificates of participation and “moral obligation” bonds. A municipal lease is an obligation issued by a state or local government to acquire equipment or facilities. Certificates of participation represent interests in municipal leases or other instruments, such as installment purchase agreements. Moral obligation bonds are supported by a moral commitment but not a legal obligation of a state or local government. Municipal leases, certificates of participation and moral obligation bonds frequently involve special risks not normally associated with general obligation or revenue bonds. In particular, these instruments permit governmental issuers to acquire property and equipment without meeting constitutional and statutory requirements for the issuance of debt. If, however, the governmental issuer does not periodically appropriate money to enable it to meet its payment obligations under these instruments, it cannot be legally compelled to do so. If a default occurs, it is likely that a Fund would be unable to obtain another acceptable source of payment. Some municipal leases, certificates of participation and moral obligation bonds may be illiquid.

Municipal Securities may also be in the form of a tender option bond, which is a Municipal Security (generally held pursuant to a custodial arrangement) having a relatively long maturity and bearing interest at a fixed-rate substantially higher than prevailing short-term, tax-exempt rates. The bond is typically issued with the agreement of a third party, such as a bank, broker-dealer or other financial institution, which grants the security holders the option, at periodic intervals, to tender their securities to the institution. After payment of a fee to the financial institution that provides this option, the security holder effectively holds a demand obligation that bears interest at the prevailing short-term, tax-exempt rate. An institution may not be obligated to accept tendered bonds in the event of certain defaults or a significant downgrading in the credit rating assigned to the issuer of the bond. The tender option will be taken into account in determining the maturity of the tender option bonds and a Fund’s duration. Certain tender option bonds may be illiquid.

Municipal Securities may be backed by letters of credit or other forms of credit enhancement issued by domestic or foreign banks or by other financial institutions. The credit quality of these banks and financial institutions could, therefore, cause a loss to a Fund that invests in Municipal Securities. Letters of credit and other obligations of foreign banks and financial institutions may involve risks in addition to those of domestic obligations because of less publicly available financial and other information, less securities regulation, potential imposition of foreign withholding and other taxes, war, expropriation or other adverse governmental actions. Foreign banks and their foreign branches are not

APPENDIX A

regulated by U.S. banking authorities, and are generally not bound by the accounting, auditing and financial reporting standards applicable to U.S. banks.

Revenue Anticipation Warrants (“RAWs”) are issued in anticipation of the issuer’s receipt of revenues and present the risk that such revenues will be insufficient to satisfy the issuer’s payment obligations. The entire amount of principal and interest on RAWs is due at maturity. RAWs, including those with a maturity of more than 397 days, may also be repackaged as instruments which include a demand feature that permits the holder to sell the RAWs to a bank or other financial institution at a purchase price equal to par plus accrued interest on each interest rate reset date.

Certain Funds may invest in industrial development bonds (private activity bonds). Industrial development bonds are a specific type of revenue bond backed by the credit and security of a private user, the interest from which would be an item of tax preference when distributed by a Fund as “exempt-interest dividends” to shareholders under the AMT.

In order to enhance the liquidity, stability or quality of a municipal obligation, a Fund may acquire the right to sell the obligation to another party at a guaranteed price and date.

Certain Funds may invest 25% or more of the value of their respective total assets in Municipal Securities which are related in such a way that an economic, business or political development or change affecting one Municipal Security would also affect the other Municipal Security. For example, a Fund may invest all of its assets in (a) Municipal Securities the interest on which is paid solely from revenues from similar projects such as hospitals, electric utility systems, multi-family housing, nursing homes, commercial facilities (including hotels), steel companies or life care facilities; (b) Municipal Securities whose issuers are in the same state; or (c) industrial development obligations. Concentration of a Fund’s investments in these Municipal Securities will subject the Fund, to a greater extent than if such investment was not so concentrated, to the risks of adverse economic, business or political developments affecting the particular state, industry or other area of concentration.

Brady Bonds and Similar Instruments. Certain Funds may invest in debt obligations commonly referred to as “Brady Bonds.” Brady Bonds are created through the exchange of existing commercial bank loans to foreign borrowers for new obligations in connection with debt restructurings under a plan introduced by former U.S. Secretary of the Treasury, Nicholas F. Brady (the “Brady Plan”).

Brady Bonds involve various risk factors including the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds. There can be no assurance that Brady Bonds in which the Fund may invest will not be subject to restructuring arrangements or to requests for new credit, which may cause the Fund to suffer a loss of interest or principal on its holdings.

In addition, the Fund may invest in other interests issued by entities organized and operated for the purpose of restructuring the investment characteristics of instruments issued by emerging country issuers. These types of restructuring involve the deposit with or purchase by an entity of specific instruments and the issuance by that entity of one or more classes of securities backed by, or representing interests in, the underlying instruments. Certain issuers of such structured securities may be deemed to be “investment companies” as defined in the Investment Company Act. As a result, the Fund’s investment in such securities may be limited by certain investment restrictions contained in the Investment Company Act.

Interest Rate Swaps, Mortgage Swaps, Credit Swaps, Currency Swaps, Total Return Swaps, Options on Swaps and Interest Rate Caps, Floors and Collars. Interest rate swaps involve the exchange by a Fund with another party of their respective commitments to pay or receive interest, such as an exchange of fixed-rate payments for floating rate payments. Mortgage swaps are similar to interest rate swaps in that they represent commitments to pay and receive interest. The notional principal amount, however, is tied to a reference pool or pools of mortgages. Credit swaps involve the receipt of floating or fixed-rate payments in exchange for assuming potential credit losses on an underlying security. Credit swaps give one party to a transaction the right to dispose of or acquire an asset (or group of assets), or the right to receive a payment from the other party, upon the occurrence of specified credit events. Currency swaps involve the exchange of the parties’ respective rights to make or receive payments in specified currencies. Total return swaps give a Fund the right to receive the appreciation in the value of a specified security, index or other instrument in return for a fee paid to the counterparty, which will typically be an agreed upon interest rate. If the underlying asset in a total return swap declines in value over the term of the swap, the Fund may also be required to pay the dollar value of that decline to the counterparty. Certain Funds may also purchase and write (sell) options contracts on swaps, commonly referred to as swaptions. A swaption is an option to enter into a swap agreement. Like other types of options, the buyer of a swaption pays a non-refundable premium for the option and obtains the right, but not the obligation, to enter into an underlying swap on agreed-upon terms. The seller of a swaption, in exchange for the premium, becomes obligated (if the option is exercised) to enter into an underlying swap on agreed-upon terms. The purchase of an interest rate cap entitles the purchaser, to the extent that a specified index exceeds a predetermined interest rate, to receive payment of interest on a notional principal amount from the party selling such interest rate cap. The purchase of an interest rate floor entitles the purchaser, to the extent that a specified index falls below a predetermined interest rate, to receive payments of interest on a notional principal amount from the party selling the interest rate floor. An interest rate collar is the combination of a cap and a floor that preserves a certain return within a predetermined range of interest rates.

Certain Funds may enter into the transactions described above for hedging purposes or to seek to increase total return. The use of interest rate, mortgage, credit, currency and total return swaps, options on swaps, and interest rate caps, floors and collars is a highly specialized activity which involves investment techniques and risks different from those associated with ordinary portfolio securities transactions. If the Investment Adviser is incorrect in its forecasts of market value, interest rates and currency exchange rates, the investment performance of a Fund would be less favorable than it would have been if these investment techniques were not used.

Inverse Floaters. Certain Funds may invest in inverse floating rate debt securities (“inverse floaters”). The interest rate on inverse floaters resets in the opposite direction from the market rate of interest to which the inverse floater is indexed. An inverse floater may be considered to be leveraged to the extent that its interest rate varies by a magnitude that exceeds the magnitude of the change in the index rate of interest. The higher the degree of leverage of an inverse floater, the greater the volatility of its market value.

Floating and Variable Rate Obligations. Certain Funds may purchase floating and variable rate obligations. The value of these obligations is generally more stable than that of a fixed-rate obligation in response to changes in interest rate levels. The issuers or financial intermediaries providing demand features may support their ability to purchase the obligations by obtaining credit with liquidity supports. Subject to the conditions for using amortized cost valuation under the Act, the Money Market Fund may consider the maturity of a variable or floating rate obligation to be shorter than its ultimate stated maturity if the obligation is a U.S. Treasury Obligation or U.S. Government Security, if the obligation has a remaining maturity of 397 calendar days or less, or if the obligation has a demand feature that permits the Fund to receive payment at any time or at specified intervals not exceeding 397 calendar days. These may include lines of credit, which are conditional commitments to lend, and letters of credit, which will ordinarily be irrevocable both of which may be issued by domestic banks or foreign banks. A Fund may purchase variable or floating rate obligations from the issuers or may purchase certificates of participation, a type of floating or variable rate obligation, which are interests in a pool of debt obligations held by a bank or other financial institutions.

Zero Coupon, Deferred Interest, Pay-In-Kind and Capital Appreciation Bonds. Certain Funds may invest in zero coupon bonds, deferred interest, pay-in-kind and capital appreciation bonds. These bonds are issued at a discount from their face value because interest payments are typically postponed until maturity. Pay-in-kind securities are securities that have interest payable by the delivery of additional securities. The market prices of these securities generally are more volatile than the market prices of interest-bearing securities and are likely to respond to a greater degree to changes in interest rates than interest-bearing securities having similar maturities and credit quality.

Non-Investment Grade Fixed-Income Securities. Non-investment grade fixed-income securities and unrated securities of comparable credit quality (commonly known as “junk bonds”) are considered predominantly speculative by traditional investment standards. In some cases, these obligations may be highly speculative and have poor prospects for reaching investment grade standing. Non-investment grade fixed-income securities are subject to the increased risk of an issuer’s inability to meet principal and interest obligations. These securities, also referred to as high yield securities, may be subject to greater price volatility due to such factors as specific corporate or municipal developments, interest rate sensitivity, negative perceptions of the junk bond markets generally and less secondary market liquidity.

Non-investment grade fixed-income securities are often issued in connection with a corporate reorganization or restructuring or as part of a merger, acquisition, takeover or similar event. They are also issued by less established companies seeking to expand. Such issuers are often highly leveraged and generally less able than more established or less leveraged entities to make scheduled payments of principal and interest in the event of adverse developments or business conditions. Non-investment grade securities are also issued by governmental bodies that may have difficulty in making all scheduled interest and principal payments.

The market value of non-investment grade fixed-income securities tends to reflect individual corporate or municipal developments to a greater extent than that of higher rated securities which react primarily to fluctuations in the general level of interest rates. As a result, a Fund’s ability to achieve its investment objective may depend to a greater extent on the Investment Adviser’s judgment concerning the creditworthiness of issuers than funds which invest in higher-rated securities. Issuers of non-investment grade fixed-income securities may not be able to make use of more traditional methods of financing and their ability to service debt obligations may be affected more adversely than issuers of higher-rated securities by economic downturns, specific corporate or financial developments or the issuer’s inability to meet specific projected business forecasts. Negative publicity about the junk bond market and investor perceptions regarding lower

APPENDIX A

rated securities, whether or not based on fundamental analysis, may depress the prices for such securities.

A holder’s risk of loss from default is significantly greater for non-investment grade fixed-income securities than is the case for holders of other debt securities because such non-investment grade securities are generally unsecured and are often subordinated to the rights of other creditors of the issuers of such securities. Investment by a Fund in defaulted securities poses additional risk of loss should nonpayment of principal and interest continue in respect of such securities. Even if such securities are held to maturity, recovery by a Fund of its initial investment and any anticipated income or appreciation is uncertain.

The secondary market for non-investment grade fixed-income securities is concentrated in relatively few market makers and is dominated by institutional investors, including mutual funds, insurance companies and other financial institutions. Accordingly, the secondary market for such securities is not as liquid as, and is more volatile than, the secondary market for higher-rated securities. In addition, market trading volume for high yield fixed-income securities is generally lower and the secondary market for such securities could shrink or disappear suddenly and without warning as a result of adverse market or economic conditions, independent of any specific adverse changes in the condition of a particular issuer. The lack of sufficient market liquidity may cause a Fund to incur losses because it will be required to effect sales at a disadvantageous time and then only at a substantial drop in price. These factors may have an adverse effect on the market price and a Fund’s ability to dispose of particular portfolio investments. A less liquid secondary market also may make it more difficult for a Fund to obtain precise valuations of the high yield securities in its portfolio.

Credit ratings issued by credit rating agencies are designed to evaluate the safety of principal and interest payments of rated securities. They do not, however, evaluate the market value risk of non-investment grade securities and, therefore, may not fully reflect the true risks of an investment. In addition, credit rating agencies may or may not make timely changes in a rating to reflect changes in the economy or in the conditions of the issuer that affect the market value of the security. Consequently, credit ratings are used only as a preliminary indicator of investment quality.

Downgraded Securities. After its purchase, a portfolio security may be assigned a lower rating or cease to be rated. If this occurs, a Fund may continue to hold the security if the Investment Adviser believes it is in the best interest of the Fund and its shareholders.

Appendix B Financial Highlights

The financial highlights tables are intended to help you understand the Fund’s financial performance for the past five years. Certain information reflects financial results for a single Fund share. The total returns in the table represent the rate that an investor would have earned or lost on an investment in the Fund (assuming reinvestment of all dividends and distributions). Total return reflects Fund level expenses but does not reflect fees and expenses associated with any variable annuity contract or variable life insurance policy that uses the Fund as an investment option for any contract or policy. If total return reflected all of those fees and expenses, total return would be reduced. Except for the fiscal period ended June 30, 2005, the information for the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value and International Equity Funds has been audited by Ernst & Young LLP, whose report, along with the Funds’ financial statements, is included in the Funds’ annual report (available upon request). As of the date of this Prospectus, Service Shares of the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value and International Equity Funds had not commenced operations. The financial highlights information of the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value and International Equity Funds is represented by the Funds’ Institutional Shares. Institutional Shares are not offered in this Prospectus but have substantially similar annual returns because the shares are invested in the same investment portfolio of securities. Annual returns differ only to the extent that Institutional Shares have no distribution and service fee while Service Shares have a 0.25% distribution and service fee. Distribution and service fees for Service Shares after voluntary waivers for the current fiscal year are not expected to exceed: (i) 0.10% for each of the CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value, Growth Opportunities, Equity Index, Government Income, Core Fixed Income and Money Market Funds; (ii) 0.08% for the CORE U.S. Equity Fund; and (iii) 0.02% for the International Equity Fund. These waivers may be modified or terminated at any time at the option of Goldman Sachs.

The financial highlights information for the Goldman Sachs Growth Opportunities, Goldman Sachs Equity Index, Goldman Sachs Government Income, Goldman Sachs Core Fixed Income and Goldman Sachs Money Market Fund are based on the financial history of the predecessor Allmerica Select Capital Appreciation Fund, Allmerica Equity Index Fund, Allmerica Government Bond Fund, Allmerica Select Investment Grade Income and Allmerica Money Market Fund, respectively (the “Predecessor AIT Funds”). Except for the fiscal period ended June 30, 2005, the information for each of the Predecessor AIT Funds has been audited by PricewaterhouseCoopers LLP.

CORE U.S. Equity Fund (Institutional Shares)

		Income (loss) from
		investment operations			Distributions to shareholders

			Net
	Net asset		realized			From
	value,	Net	and	Total from	From net	net
	beginning	investment	unrealized	investment	investment	realized	Total
	of period	income(b)	gain (loss)	operations	income	gain	distributions

For the Period Ended June 30, 2005 (Unaudited)	$12.42	$0.06	$(0.39)	$(0.33)	$—	$—	$—

For the Years Ended December 31,
2004	10.92	0.14	1.49	1.63	(0.13)	—	(0.13)
2003	8.49	0.07	2.43	2.50	(0.07)	—	(0.07)
2002	10.94	0.06	(2.45)	(2.39)	(0.06)	—	(0.06)
2001	12.48	0.05	(1.54)	(1.49)	(0.05)	—	(0.05)
2000	13.98	0.11	(1.46)	(1.35)	(0.08)	(0.07)	(0.15)

[Additional columns below]

[Continued from above table, first column(s) repeated]

								Ratios assuming no
								expense reductions

						Ratio of				Ratio of
			Net	Ratio of		net		Ratio of		net
	Net asset		assets	net		investment		total		investment
	value,		at end	expenses		income		expenses		income		Portfolio
	end of	Total	of period	to average		to average		to average		to average		turnover
	period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

For the Period Ended June 30, 2005 (Unaudited)	$12.09	(2.66)%	$633,327	0.74	%(c)	0.99	%(c)	0.77	%(c)	0.96	%(c)	56%

For the Years Ended December 31,
2004	12.42	14.94	521,137	0.75		1.26		0.78		1.23		128
2003	10.92	29.47	383,025	0.85		0.79		0.85		0.79		92
2002	8.49	(21.89)	143,439	0.85		0.60		0.86		0.59		84
2001	10.94	(11.94)	163,904	0.81		0.48		0.82		0.47		72
2000	12.48	(9.62)	139,303	0.85		0.87		0.87		0.85		32

(a)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the period. Total returns for periods less than one full year are not annualized.
(b)	Calculated based on the average shares outstanding methodology.
(c)	Annualized.

APPENDIX B

CORE Small Cap Equity Fund (Institutional Shares)

		Income (loss) from
		investment operations			Distributions to shareholders

			Net
	Net asset		realized				From
	value,	Net	and	Total from	From net	From	net
	beginning	investment	unrealized	investment	investment	tax return	realized	Total
	of period	income(b)	gain (loss)	operations	income	of capital	gain	distributions

For the Period Ended June 30, 2005 (Unaudited)	$14.40	$0.03	$0.11	$0.14	$—	$—	$—	$—

For the Years Ended December 31,
2004	12.99	0.02	2.10	2.12	(0.03)	—	(0.68)	(0.71)
2003	9.19	0.04	4.18	4.22	(0.03)	—	(0.39)	(0.42)
2002	10.84	0.03	(1.65)	(1.62)	(0.03)	—	—	(0.03)
2001	10.40	0.03	0.44	0.47	(0.02)	(0.01)	—	(0.03)
2000	10.60	0.06	0.09	0.15	(0.04)	—	(0.31)	(0.35)

[Additional columns below]

[Continued from above table, first column(s) repeated]

								Ratios assuming no
								expense reductions

						Ratio of				Ratio of
			Net	Ratio of		net		Ratio of		net
	Net asset		assets	net		investment		total		investment
	value,		at end	expenses		income		expenses		income		Portfolio
	end of	Total	of period	to average		to average		to average		to average		turnover
	period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

For the Period Ended June 30, 2005 (Unaudited)	$14.54	0.97%	$183,394	0.90	%(c)	0.44	%(c)	0.97	%(c)	0.37	%(c)	61%

For the Years Ended December 31,
2004	14.40	16.33	191,821	0.90		0.14		0.97		0.07		146
2003	12.99	46.00	181,765	1.03		0.40		1.25		0.18		141
2002	9.19	(14.97)	47,005	1.04		0.25		1.29		0.00		128
2001	10.84	4.53	54,365	1.00		0.32		1.22		0.10		105
2000	10.40	1.75	40,561	0.99		0.59		1.55		0.03		91

(a) Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the period. Total returns for periods less than one full year are not annualized.

(b) Calculated based on the average shares outstanding methodology.

(c)	Annualized.

APPENDIX B

Capital Growth Fund (Institutional Shares)

		Income (loss) from
		investment operations			Distributions to shareholders

			Net
	Net asset		realized			From
	value,	Net	and	Total from	From net	net
	beginning	investment	unrealized	investment	investment	realized	Total
	of period	income(b)	gain (loss)	operations	income	gain	distributions

For the Period Ended June 30, 2005 (Unaudited)	$10.39	$0.01	$(0.32)	$(0.31)	$—	$—	$—

For the Years Ended December 31,
2004	9.59	0.07	0.80	0.87	(0.07)	—	(0.07)
2003	7.77	0.03	1.81	1.84	(0.02)	—	(0.02)
2002	10.28	0.01	(2.50)	(2.49)	(0.02)	—	(0.02)
2001	12.09	0.02	(1.78)	(1.76)	(0.02)	(0.03)	(0.05)
2000	14.01	0.01	(1.16)	(1.15)	(0.01)	(0.76)	(0.77)

[Additional columns below]

[Continued from above table, first column(s) repeated]

								Ratios assuming no
								expense reductions

						Ratio of				Ratio of
			Net	Ratio of		net		Ratio of		net
	Net asset		assets	net		investment		total		investment
	value,		at end	expenses		income to		expenses		income (loss)		Portfolio
	end of	Total	of period	to average		average		to average		to average		turnover
	period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

For the Period Ended June 30, 2005 (Unaudited)	$10.08	(2.98)%	$168,820	0.90	%(c)	0.20	%(c)	0.91	%(c)	0.19	% (c)	17%

For the Years Ended December 31,
2004	10.39	9.09	186,688	0.89		0.69		0.89		0.69		45
2003	9.59	23.74	179,694	1.02		0.38		1.43		(0.03)		16
2002	7.77	(24.33)	18,052	1.10		0.16		1.77		(0.51)		24
2001	10.28	(14.46)	16,266	1.00		0.15		1.69		(0.54)		39
2000	12.09	(7.98)	16,775	0.99		0.13		1.84		(0.72)		37

(a)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the period. Total returns for periods less than one full year are not annualized.
(b)	Calculated based on the average shares outstanding methodology.
(c)	Annualized.

APPENDIX B

Growth and Income Fund (Institutional Shares)

		Income (loss) from
		investment operations
					Distributions
			Net		to
	Net asset		realized		shareholders
	value,	Net	and	Total from	from net
	beginning	investment	unrealized	investment	investment
	of period	income(b)	gain (loss)	operations	income

For the Period Ended June 30, 2005 (Unaudited)	$11.71	$0.10	$(0.04)	$0.06	$—

For the Years Ended December 31,
2004	10.00	0.19	1.69	1.88	(0.17)
2003	8.14	0.13	1.85	1.98	(0.12)
2002	9.33	0.13	(1.19)	(1.06)	(0.13)
2001	10.34	0.05	(1.02)	(0.97)	(0.04)
2000	10.89	0.04	(0.55)	(0.51)	(0.04)

[Additional columns below]

[Continued from above table, first column(s) repeated]

								Ratios assuming no
								expense reductions

						Ratio of				Ratio of
			Net	Ratio of		net		Ratio of		net
	Net asset		assets	net		investment		total		investment
	value,		at end	expenses		income to		expenses		income		Portfolio
	end of	Total	of period	to average		average		to average		to average		turnover
	period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

For the Period Ended June 30, 2005 (Unaudited)	$11.77	0.60%	$294,499	0.86	%(c)	1.77	%(c)	0.86	%(c)	1.77	%(c)	27%

For the Years Ended December 31,
2004	11.71	18.80	276,395	0.86		1.75		0.86		1.75		58
2003	10.00	24.36	230,316	1.02		1.44		1.20		1.26		51
2002	8.14	(11.34)	36,911	1.05		1.51		1.27		1.29		98
2001	9.33	(9.34)	40,593	1.00		0.49		1.17		0.32		48
2000	10.34	(4.69)	37,116	0.99		0.40		1.22		0.17		68

(a)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the period. Total returns for periods less than one full year are not annualized.
(b)	Calculated based on the average shares outstanding methodology.
(c)	Annualized.

APPENDIX B

Mid Cap Value Fund (Institutional Shares)

		Income (loss) from
		investment operations			Distributions to shareholders

			Net
	Net asset		realized			From
	value,	Net	and	Total from	From net	net
	beginning	investment	unrealized	investment	investment	realized	Total
	of period	income(b)	gain (loss)	operations	income	gain	distributions

For the Period Ended June 30, 2005 (Unaudited)	$15.28	$0.08	$0.87	$0.95	$—	$—	$—

For the Years Ended December 31,
2004	13.37	0.10	3.34	3.44	(0.09)	(1.44)	(1.53)
2003	10.61	0.12	2.89	3.01	(0.11)	(0.14)	(0.25)
2002	11.29	0.14	(0.67)	(0.53)	(0.12)	(0.03)	(0.15)
2001	10.67	0.14	1.14	1.28	(0.11)	(0.55)	(0.66)
2000	8.42	0.15	2.45	2.60	(0.08)	(0.27)	(0.35)

[Additional columns below]

[Continued from above table, first column(s) repeated]

								Ratios assuming no
								expense reductions

						Ratio of				Ratio of
			Net	Ratio of		net		Ratio of		net
	Net asset		assets	net		investment		total		investment
	value,		at end	expenses		income to		expenses		income		Portfolio
	end of	Total	of period	to average		average		to average		to average		turnover
	period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

For the Period Ended June 30, 2005 (Unaudited)	$16.23	6.22%	$1,157,317	0.88	%(c)	1.03	%(c)	0.88	%(c)	1.03	%(c)	30%

For the Years Ended December 31,
2004	15.28	25.88	917,151	0.88		0.67		0.88		0.67		72
2003	13.37	28.39	577,923	0.91		1.02		0.91		1.02		64
2002	10.61	(4.69)	357,537	0.91		1.20		0.91		1.20		95
2001	11.29	12.05	243,521	0.93		1.27		0.94		1.26		82
2000	10.67	31.07	101,657	1.04		1.60		1.22		1.42		101

(a)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the period. Total returns for periods less than one full year are not annualized.
(b)	Calculated based on the average shares outstanding methodology.
(c)	Annualized.

APPENDIX B

International Equity Fund (Institutional Shares)

		Income (loss) from
		investment operations			Distributions to shareholders

			Net			From
	Net asset		realized			tax	From
	value,	Net	and	Total from	From net	return	net
	beginning	investment	unrealized	investment	investment	of	realized	Total
	of period	income(b)	gain (loss)	operations	income	capital	gain	distributions

For the Period Ended June 30, 2005 (Unaudited)	$10.62	$0.09	$(0.36)	$(0.27)	$—	$—	$—	$—

For the Years Ended December 31,
2004	9.48	0.07	1.18	1.25	(0.11)	—	—	(0.11)
2003	7.25	0.04	2.53	2.57	(0.34)	—	—	(0.34)
2002	8.99	0.03	(1.68)	(1.65)	(0.09)	—	—	(0.09)
2001	11.78	0.05	(2.68)	(2.63)	(0.09)	(0.04)	(0.03)	(0.16)
2000	14.47	0.05	(1.99)	(1.94)	—	—	(0.75)	(0.75)

[Additional columns below]

[Continued from above table, first column(s) repeated]

								Ratios assuming no
								expense reductions

						Ratio of				Ratio of
			Net	Ratio of		net		Ratio of		net
	Net asset		assets	net		investment		total		investment
	value,		at end	expenses		income		expenses		income (loss)		Portfolio
	end of	Total	of period	to average		to average		to average		to average		turnover
	period	return(a)	(in 000s)	net assets		net assets		net assets		net assets		rate

For the Period Ended June 30, 2005 (Unaudited)	$10.35	(2.63)%	$97,233	1.20	%(c)	1.73	%(c)	1.27	%(c)	1.66	%(c)	26%

For the Years Ended December 31,
2004	10.62	13.48	108,624	1.20		0.75		1.35		0.60		63
2003	9.48	35.49	106,792	1.37		0.49		2.60		(0.74)		49
2002	7.25	(18.34)	13,214	1.46		0.32		2.96		(1.18)		86
2001	8.99	(22.26)	17,773	1.35		0.47		2.05		(0.23)		76
2000	11.78	(13.19)	29,261	1.34		0.37		1.99		(0.28)		70

(a)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all distributions and a complete redemption of the investment at the net asset value at the end of the period. Total returns for periods less than one full year are not annualized.
(b)	Calculated based on the average shares outstanding methodology.
(c)	Annualized.

APPENDIX B

Growth Opportunities Fund (Predecessor Allmerica Select Capital Appreciation Fund)

	Income from investment operations				Less distributions

			Net
			realized					Net
			and			Distributions		increase
	Net asset	Net	unrealized		Dividends	from net		(decrease)	Net asset
	value,	investment	gain (loss)	Total from	from net	realized		in net	value,
	beginning	income	on	investment	investment	capital	Total	asset	end of
	of period	(loss)(1)	investments	operations	income	gains	distributions	value	period

For the Period Ended June 30,

2005 (Unaudited)	$2.286	$(0.007)	$0.044	$0.037	$—	$—	$—	$0.037	$2.323

For the Years Ended December 31,
2004	2.125	(0.015)	0.373	0.358	—	(0.197)	(0.197)	0.161	2.286
2003	1.521	(0.015)	0.619	0.604	—	—	—	0.604	2.125
2002	1.940	(0.014)	(0.405)	(0.419)	—	—	—	(0.419)	1.521
2001	2.122	(0.010)	(0.019)	(0.029)	—	(0.153)	(0.153)	(0.182)	1.940
2000	2.053	(0.008)	0.147	0.139	—	(0.070)	(0.070)	0.069	2.122

[Additional columns below]

[Continued from above table, first column(s) repeated]

	Ratios/supplemental data

				Ratios to average net assets

			Net assets	Net
			end of	investment		Operating expenses						Management fee				Portfolio
	Total		period	income												turnover
	return		(000’s)	(loss)		(a)		(b)		(c)		Gross		Net		rate

For the Period Ended June 30,

2005 (Unaudited)	1.62	% (2)	$271,476	(0.55	)% (3)	1.15	% (3)	1.15	% (3)	1.15	% (3)	0.93	% (3)	0.93	% (3)	12	%(2)

For the Years Ended December 31,
2004	18.62		299,355	(0.70)		1.14		1.15		1.15		0.92		0.92		38
2003	39.71		296,204	(0.70)		1.11		1.13		1.13		0.92		0.92		46
2002	(21.60)		287,593	(0.70)		1.05		1.06		1.06		0.90		0.90		41
2001	(1.14)		435,864	(0.51)		0.93		0.94		0.94		0.88		0.88		44
2000	6.81		510,483	(0.38)		0.93		0.94		0.94		0.87		0.87		53

(a)	Including reimbursements, waivers, and reductions.
(b)	Excluding reductions. Certain Portfolios have entered varying arrangements with brokers who reduced a portion of the Portfolio’s expenses.
(c)	Excluding reimbursements, waivers, and reductions.
(1)	Net investment income (loss) per share before reimbursements and waivers of fees by the investment advisor or reductions were $(0.016) in 2004 for predecessor Select Capital Appreciation Fund.
(2)	Not Annualized.
(3)	Annualized.

APPENDIX B

	Income from investment operations						Less distributions(d)

				Net realized						Net
				and				Distributions		increase
	Net asset			unrealized			Dividends	from net		(decrease)
	value,	Net		gain (loss)		Total from	from net	realized		in net
	beginning	investment		on		investment	investment	capital	Total	asset
	of period	income(2)		investments		operations	income	gains	distributions	value

Equity Index Fund (Predecessor Allmerica Equity Index Fund)

For the Period Ended June 30, 2005 (Unaudited)	$2.664	$0.018		$(0.047)		$(0.029)	$(0.017)	$—	$(0.017)	$(0.046)

For the Years Ended December 31,
2004	2.453	0.040	(3)	0.211		0.251	(0.040)	—	(0.040)	0.211
2003	1.944	0.029		0.508		0.537	(0.028)	—	(0.028)	0.509
2002	2.715	0.027		(0.616)		(0.589)	(0.028)	(0.154)	(0.182)	(0.771)
2001	3.299	0.030		(0.422)		(0.392)	(0.029)	(0.163)	(0.192)	(0.584)
2000	4.060	0.032		(0.362)		(0.330)	(0.034)	(0.397)	(0.431)	(0.761)

Core Fixed Income Fund(1) (Predecessor Allmerica Select Investment Grade Income Fund)

For the Period Ended June 30, 2005 (Unaudited)	$1.088	$0.022		$—	(9)	$0.022	$(0.026)	$—	$(0.026)	$(0.004)

For the Years Ended December 31,
2004	1.119	0.043		—		0.043	(0.059)	(0.015)	(0.074)	(0.031)
2003	1.134	0.040		(0.003	)(4)	0.037	(0.052)	—	(0.052)	(0.015)
2002	1.106	0.054		0.034		0.088	(0.060)	—	(0.060)	0.028
2001	1.086	0.064	(5)	0.021		0.085	(0.065)	—	(0.065)	0.020
2000	1.051	0.070		0.035		0.105	(0.070)	—	(0.070)	0.035

Government Income Fund(1) (Predecessor Allmerica Government Bond Fund)

For the Period Ended June 30, 2005 (Unaudited)	$1.083	$0.017		$0.002		$0.019	$(0.020)	$—	$(0.020)	$(0.001)

For the Years Ended December 31,
2004	1.104	0.030		(0.007)		0.023	(0.042)	(0.002)	(0.044)	(0.021)
2003	1.130	0.030		(0.011)		0.019	(0.045)	—	(0.045)	(0.026)
2002	1.077	0.041		0.057		0.098	(0.045)	—	(0.045)	0.053
2001	1.051	0.049	(5)	0.030		0.079	(0.053)	—	(0.053)	0.026
2000	1.011	0.058		0.040		0.098	(0.058)	—	(0.058)	0.040

Money Market Fund (Predecessor Allmerica Money Market Fund)

For the Period Ended June 30, 2005 (Unaudited)	$1.000	$0.011		$—		$0.011	$(0.011)	$—	$(0.011)	$—

For the Years Ended December 31,
2004	1.000	0.009		—		0.009	(0.009)	—	(0.009)	—
2003	1.000	0.008		—		0.008	(0.008)	— (6)	(0.008)	—
2002	1.000	0.016		—		0.016	(0.016)	—	(0.016)	—
2001	1.000	0.042		—		0.042	(0.042)	—	(0.042)	—
2000	1.000	0.062		—		0.062	(0.062)	—	(0.062)	—

[Additional columns below]

[Continued from above table, first column(s) repeated]

		Ratios/supplemental data

					Ratios to average net assets
				Net
	Net asset			assets
	value,			end of	Net		Operating expenses						Management fee				Portfolio
	end of	Total		period	investment												turnover
	period	return		(000’s)	income		(a)		(b)		(c)		Gross		Net		rate

Equity Index Fund (Predecessor Allmerica Equity Index Fund)

For the Period Ended June 30, 2005 (Unaudited)	$2.618	(1.07	)% (7)	$520,874	1.36	%(8)	0.52	% (8)	0.52	% (8)	0.52	% (8)	0.28	% (8)	0.28	% (8)	3	%(7)

For the Years Ended December 31,
2004	2.664	10.32		595,037	1.53		0.50		0.52		0.52		0.28		0.28		4
2003	2.453	27.83		666,455	1.37		0.45		0.50		0.50		0.28		0.28		23
2002	1.944	(22.22)		342,683	1.16		0.45		0.47		0.47		0.28		0.28		10
2001	2.715	(12.02)		517,315	1.02		0.32		0.34		0.34		0.28		0.28		21
2000	3.299	(9.03)		599,266	0.87		0.32		0.33		0.33		0.27		0.27		9

Core Fixed Income Fund(1) (Predecessor Allmerica Select Investment Grade Income Fund)

For the Period Ended June 30, 2005 (Unaudited)	$1.084	2.02	% (7)	$367,911	3.98	%(8)	0.64	% (8)	0.64	% (8)	0.64	% (8)	0.42	% (8)	0.42	% (8)	44	%(7)

For the Years Ended December 31,
2004	1.088	3.98		402,219	3.78		0.64		0.64		0.64		0.42		0.42		113
2003	1.119	3.31		530,199	3.42		0.63		0.63		0.63		0.41		0.41		192
2002	1.134	8.14		620,074	4.85		0.58		0.58		0.58		0.41		0.41		130
2001	1.106	7.94		571,582	5.79		0.47		0.47		0.47		0.41		0.41		114
2000	1.086	10.31		445,609	6.53		0.49		0.49		0.49		0.42		0.42		159

Government Income Fund(1) (Predecessor Allmerica Government Bond Fund)

For the Period Ended June 30, 2005 (Unaudited)	$1.082	1.75	% (7)	$116,238	3.08	%(8)	0.74	% (8)	0.74	% (8)	0.74	% (8)	0.50	% (8)	0.50	% (8)	15	%(7)

For the Years Ended December 31,
2004	1.083	2.12		128,860	3.02		0.73		0.73		0.73		0.50		0.50		77
2003	1.104	1.67		200,158	2.82		0.71		0.71		0.71		0.50		0.50		55
2002	1.130	9.28		291,995	3.48		0.68		0.68		0.68		0.50		0.50		79
2001	1.077	7.63		116,514	4.52		0.58		0.58		0.58		0.50		0.50		190
2000	1.051	10.00		78,531	5.58		0.61		0.61		0.61		0.50		0.50		53

Money Market Fund (Predecessor Allmerica Money Market Fund)

For the Period Ended June 30, 2005 (Unaudited)	$1.000	1.08	% (7)	$251,228	2.16	%(8)	0.54	% (8)	0.54	% (8)	0.54	% (8)	0.32	% (8)	0.32	% (8)	N/A

For the Years Ended December 31,
2004	1.000	0.91		264,679	0.88		0.52		0.52		0.52		0.32		0.32		N/A
2003	1.000	0.80		377,155	0.82		0.53		0.53		0.53		0.30		0.30		N/A
2002	1.000	1.66		704,805	1.63		0.45		0.45		0.45		0.30		0.30		N/A
2001	1.000	4.28		604,657	4.11		0.36		0.36		0.36		0.31		0.31		N/A
2000	1.000	6.40		457,912	6.19		0.31		0.31		0.31		0.26		0.26		N/A

(a)	Including reimbursements, waivers, and reductions.
(b)	Excluding reductions. Certain Portfolios have entered into varying arrangements with brokers who reduced a portion of the Portfolio’s expenses.
(c)	Excluding reimbursements, waivers, and reductions.
(d)	Certain prior year amounts have been reclassified to conform to current year presentation.
(1)	Effective January 1, 2001 the predecessor Select Investment Grade Income Fund and predecessor Government Bond Fund adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and are amortizing premium and discount on debt securities using the daily effective yield method. The effect of this change for the year ended December 31, 2001 was a decrease in net investment income per share by $0.003 for predecessor Select Investment Grade Income Fund and a decrease in net investment income per share by $0.007 for predecessor Government Bond Fund, an increase in net realized and unrealized gains and losses per share by $0.003 for predecessor Select Investment Grade Income Fund and an increase in net realized and unrealized gains and losses per share by $0.007 for predecessor Government Bond Fund and a decrease in the ratio of net investment income to average net assets from 6.04% to 5.79% for predecessor Select Investment Grade Income Fund and a decrease in the ratio of net investment income to average net assets from 5.16% to 4.52% for the predecessor Government Bond Fund. Per share data and ratio/supplemental data for periods prior to January 1, 2001 have not been restated to reflect this change in presentation.
(2)	Net investment income (loss) per share before reimbursement of fees by the investment advisor was $0.028 in 2003 and $0.029 in 2001 for predecessor Equity Index Fund.
(3)	Investment income per share reflects a special dividend which amounted to $0.008 per share for predecessor Equity Index Fund.
(4)	The amount shown for a share outstanding does not correspond with the aggregate net gain on investments for the period due to the timing of sales and repurchases of Portfolio shares in relation to the fluctuating market values of the investments of the Portfolio.
(5)	Computed using average shares outstanding throughout the period.
(6)	Distributions from net realized gains are less than $.0005.
(7)	Not Annualized.
(8)	Annualized.
(9)	Amount is less than $0.0005 or $(.0005).

Appendix C Prior Performance of the Investment Adviser

The Investment Adviser manages investment portfolios of the Goldman Sachs Trust, an affiliated registered investment company, that have investment objectives, policies and strategies which are identical to the Trust’s Growth Opportunities Fund, Government Income Fund and Core Fixed Income Fund. In addition, with respect to the Growth Opportunities Fund and Core Fixed Income Fund, the Investment Adviser manages separate accounts that also have investment objectives, policies and strategies which are substantially similar to those Funds. Below are performance tables which include the performance of the Goldman Sachs Trust’s Growth Opportunities Fund, Core Fixed Income Fund and Government Income Fund. In addition, the Growth Opportunities Composite and Core Fixed Income Composite performance table includes the performance of separate accounts that have investment objectives, policies and strategies which are substantially similar to the Goldman Sachs Trust Growth Opportunities Fund and Core Fixed Income Fund, respectively. Although the performance shown below is no substitute for the performance of the Trust’s Growth Opportunities Fund, Government Income Fund and Core Fixed Income Fund, it does provide a historical track record of the Investment Adviser in managing substantially similar mutual funds and accounts.

Investors should not consider this performance data as a substitute for the performance of any Fund nor should investors consider this data as an indication of the future performance of any Fund or of the Investment Adviser. The Russell Midcap Growth Index, Lehman Brothers Government/Mortgage Index and Lehman Brothers Aggregate Bond Index are unmanaged indices, and investors cannot invest directly in them.

	Growth Opportunities Composite

	Average Annual Total Return
	for the Periods Ended August 31, 2005

				Since
				Inception
				(June 1,
	1 Year	3 Years	5 Years	1999)

Growth Opportunities Composite
Before Waivers	19.78%	16.45%	3.42%	14.57%
After Waivers	20.04%	16.70%	3.65%	14.82%
Russell Midcap Growth Index	26.45%	20.98%	(5.69)%	4.00%

	Goldman Sachs Trust
	Government Income Fund

	Average Annual Total Return
	for the Periods Ended August 31, 2005

	1 Year	3 Years	5 Years	10 Years

GST Government Income Fund
Before Waivers	3.12%	3.73%	6.23%	6.04%
After Waivers	3.48%	4.10%	6.60%	6.41%
Lehman Brothers Government/ Mortgage Index	3.96%	4.10%	6.51%	6.57%

	Core Fixed Income Composite

	Average Annual Total Return
	for the Periods Ended August 31, 2005

	1 Year	3 Years	5 Years	10 Years

Core Fixed Income Composite
Before Waivers	3.98%	5.31%	6.75%	6.36%
After Waivers	4.21%	5.55%	6.99%	6.60%
Lehman Brothers Aggregate Bond Index	4.15%	4.87%	6.98%	6.75%

The performance information has been adjusted to reflect the annual fund operating expenses (before and after waivers and expense limitations) of the Service Class of the Growth Opportunities Fund, Government Income Fund and Core Fixed Income Fund that have been estimated for the current fiscal year and total 1.36% and 1.14%, 1.03% and 0.68% and 0.77% and 0.54% of each respective Fund’s average daily net assets.

All returns include the reinvestment of earnings. Certain separate accounts in the Growth Opportunities and Core Fixed Income composites are not subject to the same diversification requirements, specific tax restrictions and investment limitations imposed on the Growth Opportunities Fund and Core Fixed Income Fund by the Investment Company Act and Subchapter M of the Code. Consequently, the performance results of the Investment Adviser’s separate accounts could have been adversely affected if the separate accounts had been regulated as an investment company under the federal securities laws. In addition, the securities held by the Growth Opportunities Fund, Government Income Fund and Core Fixed Income Fund will not be identical to the securities held by the mutual funds and separate accounts included in the above performance for the periods shown above. Accordingly, the future performance of the Growth Opportunities Fund, Government Income Fund and Core Fixed Income Fund will differ from the above performance.

Goldman Sachs Variable Insurance Trust Prospectus

FOR MORE INFORMATION

Annual/ Semi-annual Report
Additional information about the Funds’ investments is available in the Funds’ annual and semi-annual reports to shareholders. In the Funds’ annual reports, you will find a discussion of the market conditions and investment strategies that significantly affected the Funds’ performance during its last fiscal year.

Your insurance company will provide you with annual and semi-annual reports if the Funds serve as the investment vehicle for your variable annuity contract or variable life insurance policy.

A discussion regarding the basis for the Board of Trustees’ approval of the Management Agreements for the CORE U.S. Equity, CORE Small Cap Equity, Capital Growth, Growth and Income, Mid Cap Value and International Equity Funds is available in the respective Fund’s semiannual reports dated June 30, 2005.

Statement of Additional Information
Additional information about the Funds and their policies is also available in the Funds’ Additional Statement. The Additional Statement is incorporated by reference into this Prospectus (is legally considered part of this Prospectus).

The Funds’ annual and semi-annual reports, and the Additional Statement, are available free upon request by calling Goldman Sachs at 1-800-621-2550. You can also access and download the annual and semi-annual reports and the Additional Statement at the Funds’ website: http://www.gs.com/funds.

To obtain other information and for shareholder inquiries:

■	By telephone – 1-800-621-2550
■	By mail – Goldman Sachs Funds P.O. Box 06050 Chicago, IL 60606-6306
■	By e-mail – gs-funds@gs.com
■	On the Internet – SEC EDGAR database – http://www.sec.gov Goldman Sachs – http://www.gs.com/funds

You may review and obtain copies of Trust documents by visiting the SEC’s public reference room in Washington, D.C. You may also obtain copies of Trust documents, after paying a duplicating fee, by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102 or by electronic request to: publicinfo@sec.gov. Information on the operation of the public reference room may be obtained by calling the SEC at (202) 942-8090.

The Trust’s investment company registration number is 811-08361.

CORESM is a service mark of Goldman, Sachs & Co.
GSAM® is a registered service mark of Goldman, Sachs & Co.

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